AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 12, 2007

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 AMENDMENT NO. 1
                                       TO
                                    FORM SB-2


             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                      PERFORMANCE HEALTH TECHNOLOGIES, INC.
                 (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)


   Delaware                           3845                        841474432
(State or Other                 (Primary Standard               (IRS Employer
Jurisdiction of             Industrial Classification        Identification No.)
 Incorporation                    Code Number)
or Organization)


                               427 Riverview Plaza
                            Trenton, New Jersey 08611
          (Address and Telephone Number of Principal Executive Offices)

                               427 Riverview Plaza
                            Trenton, New Jersey 08611
                   (Address of Principal Place of Business or
                      Intended Principal Place of Business)


                                   COPIES TO:

                                                       THOMAS P. GALLAGHER, ESQ.
ROBERT PRUNETTI                                           BARBARA J. COMLY, ESQ.
PRESIDENT & CHIEF EXECUTIVE OFFICER                   GALLAGHER, BRIODY & BUTLER
PERFORMANCE HEALTH TECHNOLOGIES, INC.                      155 VILLAGE BOULEVARD
427 RIVERVIEW PLAZA                                          PRINCETON, NJ 08540
TRENTON, NEW JERSEY 08611                              TELEPHONE: (609) 452-6000
TELEPHONE:  609-656-0800                                     FAX: (609) 452-0090
(Name, Address and Telephone Number of Agent for Service)


                                   ----------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------------
                                                                  PROPOSED
            TITLE OF EACH                                         MAXIMUM           PROPOSED MAXIMUM        AMOUNT OF
         CLASS OF SECURITIES                AMOUNT TO          OFFERING PRICE      AGGREGATE OFFERING     REGISTRATION
          TO BE REGISTERED              BE REGISTERED (1)      PER SHARE (5)             PRICE                 FEE
-------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01 per share    2,040,000(2)            $0.25              $510,000.00            $54.57
-------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01 per          7,271,922(3)            $0.25             $1,817,980.50           $194.53
share issuable upon conversion of
convertible notes
-------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01 per         10,488,950(4)            $0.25             $2,622,237.50           $280.58
share issuable upon exercise of
warrants
-------------------------------------------------------------------------------------------------------------------------
Total                                       19,800,872             $0.25             $4,950,218.00         $529.68 (6)
-------------------------------------------------------------------------------------------------------------------------

(1) Includes shares of our common stock, which may be offered pursuant to this registration statement, which shares are outstanding and held by the selling stockholders, issuable upon conversion of convertible notes held by the selling stockholders and issuable upon exercise of warrants held by the selling stockholders. In addition to the shares set forth in the table, the amount to be registered includes an indeterminate number of shares issuable upon conversion of the convertible notes and warrants, as such number may be adjusted as a result of stock splits, stock dividends and similar transactions in accordance with Rule 416. For purposes of estimating the number of shares of common stock to be included in this registration statement, we calculated a good faith estimate of the number of shares of our common stock that we believe will be issuable upon conversion of the convertible notes and upon exercise of the warrants to account for market fluctuations, and anti-dilution and price protection adjustments. Should the conversion ratio result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary.
(2)   Outstanding shares.
(3)   Shares underlying convertible notes.
(4)   Shares underlying warrants.
(5) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended. For the purposes of this table, we have used $0.25.
(6)   Fee previously paid.


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                  SUBJECT TO COMPLETION DATED FEBRUARY 12, 2007

                                   PROSPECTUS

                      PERFORMANCE HEALTH TECHNOLOGIES, INC.

                        19,800,872 Shares of Common Stock

This prospectus relates to the resale of up to 19,800,872 shares of our common stock by the selling stockholders. Please refer to "Selling Stockholders" beginning on page 15.

Our common stock is not currently traded on any public market or securities exchange. We will apply for quotation of our common stock on the Over-the-Counter Bulletin Board as soon as the Securities and Exchange Commission has declared the registration statement accompanying this prospectus effective, although no assurances can be given that such application will be approved.


The shares of common stock are being offered for sale by the selling stockholders at $0.25 per share until such time as a market for our common stock develops. Once a market for our common stock develops, we intend to supplement this prospectus to reflect that the shares will be offered for sale by the selling stockholders at prices established on the Over-the-Counter Bulletin Board during the term of the offering. There are no minimum purchase requirements.


THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 4.

Neither securities and exchange commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                 THE DATE OF THIS PROSPECTUS IS __________, 2007

                                TABLE OF CONTENTS


                                                                            PAGE
                                                                            ----

Prospectus Summary                                                             1
Risk Factors                                                                   4
Selling Stockholders                                                          15
Use of Proceeds                                                               27
Determination of Offering Price                                               27
Dilution                                                                      27
Plan of Distribution                                                          28
Market Price of and Dividends on the Registrant's Common Equity and
  Other Shareholder Matters                                                   30
Description of Business                                                       32
Management's Discussion and Analysis of Financial Condition and
  Results of Operations                                                       39
Security Ownership of Certain Beneficial Owners and Management                55
Directors, Executive Officers and Advisory Board                              57
Executive Compensation                                                        61
Certain Relationships and Related Transactions                                70
Description of Capital Stock                                                  71
Legal Matters                                                                 76
Experts                                                                       76
How to Get More Information                                                   76
Index to Financial Statements                                                F-1

                              ABOUT THIS PROSPECTUS

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different or additional information. This prospectus is not an offer to sell or a solicitation of an offer to buy our common stock in any jurisdiction where it is unlawful to do so. The information contained in this prospectus is accurate only as of its date, regardless of the date of delivery of this prospectus or of any sale of our common stock.

                                   TRADEMARKS


The following terms used in this prospectus are our trademarks: MotionTrack(TM), Core:Tx(R) and SportsRAC(R).

                           FORWARD LOOKING STATEMENTS

Information included in this prospectus may contain forward-looking statements. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology.

This prospectus contains forward-looking statements, including statements regarding, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our future financing plans and (e) our anticipated needs for working capital. These statements may be found under "Management's Discussion and Analysis or Plan of Operation" and "Description of Business," as well as in this prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will in fact occur.

                               PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus and does not contain all of the information you should consider in making your investment decision. You should read the following summary together with the more detailed information regarding us and our common stock being sold in this offering, including our financial statements and the related notes, appearing elsewhere in this prospectus. Except as otherwise indicated by the context, in this prospectus "PHT," "we," "us," and "our" refer to Performance Health Technologies, Inc.

                      PERFORMANCE HEALTH TECHNOLOGIES, INC.


We develop and market performance evaluation and rehabilitation products that monitor and guide exercise and give real-time motivational feedback. Over the past nine years, our medical and computer experts have brought together advanced software and medical technology in order to create MotionTrack, our versatile proprietary technology platform. Our goal is to transform the way individuals exercise, train, and rehab from injuries by creating innovative products using MotionTrack that merges technology with exercise for more accurate and controlled therapy, injury recovery, and personal training and fitness.


Our principal executive office is located at 427 Riverview Plaza, Trenton, New Jersey 08611. Our telephone number is 609-656-0181 and our web site address is www.performancehealth.com. The information contained on our web site is not a part of this prospectus.

                                  THE OFFERING

This offering relates to the sale of common stock by certain persons who are our stockholders. The selling stockholders consist of:


      o Cornell Capital Partners, L.P., which intends to sell up to 2,000,000 shares issued as a commitment fee pursuant to a standby equity distribution agreement. The shares of common stock issuable pursuant to the standby equity distribution agreement are not included in this prospectus;

      o Newbridge Securities Corporation, an unaffiliated broker-dealer retained by us in connection with the standby equity distribution agreement, which intends to sell up to 40,000 shares of common stock issued as a placement agent fee pursuant to the standby equity distribution agreement with Cornell Capital;

      o First Allied Securities, Inc., who intends to sell up to 24,441 shares of common stock underlying warrants issued as a fee for serving as our placement agent in the private placement of our securities closed in 2001;

      o Six selling stockholders who were brokers of First Allied or entities controlled by such brokers, who intend to sell up to 138,320 shares of common stock underlying warrants which were issued to First Allied as a fee for serving as our placement agent in the private placement of our securities closed in 2001 and transferred to such selling stockholders;

      o Other selling stockholders who intend to sell up to 7,271,922 shares of common stock issuable upon conversion of $1,403,854 of convertible notes and related interest payable in shares; and

      o Other selling stockholders who intend to sell up to 10,326,189 shares of common stock issuable upon the exercise of warrants sold in private placements of our securities conducted from August 2001 through February 2002.

COMMON STOCK OFFERED                19,800,872 shares by selling stockholders.

OFFERING PRICE                      $0.25 per share. Once a market for our
                                    common stock develops, the shares will be offered for sale by the selling stockholders at prices established on the
                                    Over-the-Counter Bulletin Board during the term of the offering.

COMMON STOCK OUTSTANDING            Our Certificate of Incorporation authorizes
BEFORE THE OFFERING                 70,000,000 shares of our common stock, $0.01
                                    par value per share and 1,000,000 shares of our preferred stock, $0.01 par value per share. As of February 1, 2007, we have 48,527,727 shares of common stock outstanding and no shares of preferred stock outstanding.

                                    Our Board of Directors has approved an
                                    amendment of our Certificate of
                                    Incorporation to increase our authorized shares of common stock to 500,000,000 shares and increase our authorized shares of preferred stock to 100,000,000. We are in the process of seeking approval of this amendment by our stockholders.

USE OF PROCEEDS                     We will not receive any proceeds of the
                                    shares offered by the selling stockholders.
                                    Any proceeds we receive from the exercise of warrants will be used for general working capital purposes. See "Use of Proceeds."

RISK FACTORS                        The securities offered hereby involve a high
                                    degree of risk and immediate substantial dilution. See "Risk Factors."

TRADING MARKET                      None. Our common stock is not currently
                                    traded on any public market or securities exchange. We will apply for quotation of our common stock on the Over-the-Counter
                                    Bulletin Board as soon as the Securities and Exchange Commission has declared the registration statement accompanying this prospectus effective, although no assurances can be given that such application will be approved.

                          SUMMARY FINANCIAL INFORMATION


We are providing the following summary financial information to aid you in your analysis of the financial aspects of an investment in us. The table includes summary historical financial data for us for the years ended December 31, 2005 and 2004 and for the nine months ended September 30, 2006 and 2005. The following financial information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and related notes appearing elsewhere in this prospectus.

SUMMARY STATEMENT OF OPERATION DATA:

                                NINE MONTHS ENDED
                                  SEPTEMBER 30,         YEAR ENDED DECEMBER 31,
                                2006         2005          2005        2004
                                ----         ----          ----        ----
Sales, net                     $  4,849     $ 24,605    $  26,810   $  106,350
Cost of sales                       465       25,171       28,595       82,000
Gross profit                      4,384        (566)        1,785       24,350
Operating expenses              871,411    1,136,563    1,492,040    2,255,998
Loss from operations            867,027    1,137,129   (1,493,825)  (2,231,648)
Other income (expenses)      (1,660,929)    (882,375)  (1,337,637)    (693,501)
Net loss                     (2,528,756)  (2,020,304)  (2,832,262)  (2,926,724)
Net loss per share - basic     $  (0.06)    $  (0.06)   $   (0.08)   $   (0.08)

SUMMARY BALANCE SHEET DATA:

                                                              SEPTEMBER 30, 2006
      Working capital (deficit)                                   (2,052,326)
      Current assets                                                  128,730
      Total assets                                                  1,514,776
      Current liabilities                                           2,181,056
      Convertible notes payable                                     4,900,000
      Stockholders' (deficit)                                     (5,556,280)

                                  RISK FACTORS

You should carefully consider the risks and uncertainties described below and the other information in this prospectus before deciding to purchase our common stock.


                          BUSINESS AND OPERATING RISKS

WE HAVE HAD LIMITED PRODUCT SALES, A HISTORY OF OPERATING LOSSES AND HAVE BEEN UNPROFITABLE SINCE INCEPTION.

We have had limited sales of our products to date. We incurred net losses of approximately $2.5 million during the nine months ended September 30, 2006. We expect to incur substantial additional operating losses in the future. During the nine months ended September 30, 2006 and 2005, we generated revenues from product sales in the amounts of approximately $4,849 and $24,605, respectively. We cannot assure you that we will continue to generate revenues from operations or achieve profitability in the near future or at all.

WE HAVE A WORKING CAPITAL LOSS, WHICH MEANS THAT OUR CURRENT ASSETS ON SEPTEMBER 30, 2006 WERE NOT SUFFICIENT TO SATISFY OUR CURRENT LIABILITIES.

We had a working capital deficit of $2,052,326 at September 30, 2006, which means that our current liabilities exceeded our current assets on September 30, 2006 by $2,052,326. Current assets are assets that are expected to be converted to cash or otherwise utilized within one year and, therefore, may be used to pay current liabilities as they become due. Our working capital deficit means that our current assets on September 30, 2006 were not sufficient to satisfy all of our current liabilities on that date.

THE REPORT OF OUR INDEPENDENT AUDITORS CONTAINS AN EXPLANATORY PARAGRAPH RELATING TO OUR ABILITY TO CONTINUE AS A GOING CONCERN.

In its report dated March 9, 2006 our auditors, Moore Stephens, P.C., expressed an opinion that there is substantial doubt about our ability to continue as a going concern. Our accompanying financial statements have been prepared on a going concern basis, which contemplates our continuation of operations, realization of assets and liquidation of liabilities in the ordinary course of business. Since inception, we have incurred substantial operating losses and expect to incur additional operating losses over the next several years. As of September 30, 2006, we had an accumulated deficit of approximately $17.2 million. Our accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

We have financed our operations since inception primarily through equity financings and we will continue to depend on external financing to fund our operations over the next several years. No assurances can be given that the additional capital necessary to meet our working capital needs or to sustain or expand our operations will be available in sufficient amounts or at all under the standby equity distribution agreement described below or otherwise. Continuing our operations over the next twelve months is dependent upon obtaining such further financing. These conditions raise substantial doubt about our ability to continue as a going concern.

WE MAY NOT BE ABLE TO OBTAIN THE SIGNIFICANT FINANCING THAT WE NEED TO CONTINUE TO OPERATE.

We may not be able to obtain sufficient funds to continue to operate or implement our business plan. We estimate that we will need approximately $1.25 million to continue to operate over the next 12 months in order to implement our business plan in addition to the remaining proceeds provided from privately placed bridge loans of $1.5 million that closed from April 2006 to January 2007. These remaining bridge loan proceeds may not be sufficient to meet our needs until the standby equity distribution agreement is available for us to draw on.

Our long-term financing needs are expected to be provided from the standby equity distribution agreement we entered into in January 2006 with Cornell Capital. Pursuant to the standby equity distribution agreement we may, at our discretion, periodically sell to Cornell Capital shares of our common stock for a total purchase price of up to $10 million. The shares of common stock issuable pursuant to the standby equity distribution agreement are not included in this prospectus. We will need to register the shares to be issued under the standby equity distribution agreement before such shares can be issued to Cornell Capital in the future.

In addition, we will not be in a position to access the capital under the standby equity distribution agreement until our securities are quoted on the Over-the-Counter Bulletin Board and sufficient demand exists for our equity securities. Our common stock is presently not traded on any public market or securities exchange. There can be no assurance that we will successfully list our securities for a quotation on the Over-the-Counter Bulletin Board, or that a market for our securities will develop in a manner that will allow us to receive financing under the standby equity distribution agreement. Furthermore, the amount of financing available under the standby equity distribution agreement will fluctuate with the price of our common stock. As the price declines, the number of shares Cornell Capital must purchase to satisfy an advance request from us will increase, resulting in additional dilution to existing stockholders.

RESTRICTIONS UNDER THE STANDBY EQUITY DISTRIBUTION AGREEMENT COULD SIGNIFICANTLY LIMIT OUR ABILITY TO ACCESS FUNDS UNDER THE STANDBY EQUITY DISTRIBUTION AGREEMENT.

We may not request advances under the standby equity distribution agreement if the shares to be issued in connection with such advances would result in Cornell Capital owning more than 9.9% of our then outstanding common stock. As of February 1, 2007, we had 48,527,727 shares outstanding so Cornell Capital could not own in excess of 4,804,245 shares. Giving effect to the 2,000,000 shares of our common stock currently held by Cornell Capital it could purchase 2,804,245 additional shares for approximately $666,000 under the standby equity distribution agreement (at an assumed purchase price of $0.2375 per share based upon 95% of an assumed lowest trading price of $0.25). We will be unable to sell additional shares of our common stock under the standby equity distribution agreement if Cornell Capital is unable to reduce its holdings so as to remain below the 9.9% threshold.

CORNELL CAPITAL WILL PAY FIVE PERCENT LESS THAN THE THEN-PREVAILING MARKET PRICE OF OUR COMMON STOCK WHICH MAY CAUSE IMMEDIATE AND SUBSTANTIAL DILUTION TO OUR EXISTING STOCKHOLDERS, DOWNWARD PRESSURE ON OUR STOCK AND A DECREASE IN OUR STOCK PRICE.

For each share of common stock purchased under the standby equity distribution agreement, Cornell Capital will pay us 95% of the lowest volume weighted average price of our common stock as quoted by on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the five days immediately following the date we deliver a notice requiring Cornell Capital to purchase our shares under the standby equity distribution agreement. There is no minimum price for shares to be issued pursuant to the standby equity distribution agreement. Cornell Capital will retain a cash fee of 5% from the proceeds received by us for each advance under the standby equity distribution agreement for an effective total discount to the market price of our common stock of 10%. This 10% discount is an underwriting discount. $500 must also be paid to Yorkville Advisors, LLC, an affiliate of Cornell Capital, as a structuring fee upon each cash advance.

These discounted sales could cause the price of our common stock to decline. The sale of shares sold pursuant to the standby equity distribution agreement will have a dilutive impact on our stockholders. As a result, our net income per share could decrease in future periods, and the market price of our common stock could decline. In addition, the lower our stock price is, the more shares of common stock we will have to issue under the standby equity distribution agreement to draw down the full amount. If our stock price is lower, then our existing stockholders would experience greater dilution.

THE SALE OF OUR STOCK UNDER OUR STANDBY EQUITY DISTRIBUTION AGREEMENT COULD ENCOURAGE SHORT SALES BY THIRD PARTIES, WHICH COULD CONTRIBUTE TO THE FUTURE DECLINE OF OUR STOCK PRICE.

The significant downward pressure on the price of our common stock caused by the sale of material amounts of common stock under the standby equity distribution agreement could encourage short sales by third parties. In a short sale, a prospective seller borrows stock from a shareholder or broker and sells the borrowed stock. The prospective seller hopes that the stock price will decline, at which time the seller can purchase shares at a lower price to repay the lender. The seller profits when the stock price declines because it is purchasing shares at a price lower than the sale price of the borrowed stock. Such sales could place further downward pressure on the price of our common stock by increasing the number of shares being sold.

THE STANDBY EQUITY DISTRIBUTION AGREEMENT CONTAINS CERTAIN COVENANTS PROHIBITING US FROM RAISING CAPITAL AT LESS THAN THE MARKET PRICE.

The standby equity distribution agreement contains a covenant that restricts us from raising capital from the sale of stock or other securities convertible into stock at a price less than the market price of our common stock on the date of issuance. The existence of this covenant may limit our ability to borrow money or raise capital from the sale of stock or convertible securities because purchasers of our stock or convertible securities may want to pay a discount to the market price of our stock.

WE CURRENTLY MARKET ONLY A LIMITED LINE OF PRODUCTS IN AN EMERGING MARKET.

We currently market only our Core:Tx system. We ceased marketing our SportsRAC System in 2004. To date we have had only limited sales of our SportsRAC System. If the Core:Tx system fails to achieve market acceptance and significant sales, we will not be able to generate revenue from the sale of this or other products and may not continue in business.

IF THE MARKET DOES NOT ACCEPT THE CORE:TX SYSTEM, WE WILL NOT GENERATE REVENUES NECESSARY TO CONTINUE IN BUSINESS.

The Core:Tx system is being offered in an emerging market. Under our current marketing plan, the Core:Tx system is being marketed to physicians and physical therapists. We believe acceptance by physicians and physical therapists will benefit our marketing in the health and fitness club market and the fitness and recreation consumer market. To date, there is no widespread market acceptance by physicians and physical therapists or in any other market. We intend to redirect our marketing efforts and are currently developing a marketing plan for the health and fitness club market and the fitness and recreation consumer market. Once finalized, the marketing plan will be our first attempt to sell products in the consumer market with the inherent risks in any first time entry into a new market. We may be unable to produce or adapt our products to other uses, and even if we are able to successfully adapt Core:Tx (Motion Track) to other formats, the adaptations might not achieve market acceptance. Absent adequate sales of these products, we may not be able to continue in business.

THERE IS CURRENTLY LIMITED COMPETITION FOR OUR PRODUCTS, BUT FUTURE COMPETITION MAY IMPACT SALES OF OUR PRODUCTS.

At present, the competition for our products is limited. In the future and if markets develop, competition may also develop. Potential competitors may have greater financial, marketing, and technical resources than we will have. To the extent that competitors achieve a performance or price advantage, we will be at a competitive disadvantage and our sales may decline.

THERE IS NO LONG TERM TESTING OF THE CORE:TX SYSTEM AND THE ABSENCE OF TESTING MAY ADVERSELY IMPACT SALES.

There is no long term testing of the Core:Tx system. Although we have initiated studies of the Core:Tx system, at this time there are no studies or tests relating to the Core:Tx system for use in neuromuscular rehabilitation. The final results will not be available in the near future. The absence of any testing may adversely impact sales of the Core:Tx system.

OUR PRODUCTS ARE BASED UPON OUR NON-PATENTED PROPRIETARY TECHNOLOGY AND OUR BUSINESS COULD BE ADVERSELY AFFECTED IF WE LOSE OUR INTELLECTUAL PROPERTY RIGHTS.


Our products utilize non-patented proprietary hardware, software and data, and other proprietary technology and information which we developed over several years. We employ various methods to protect our proprietary technology and information, including confidentiality and proprietary information agreements with vendors, employees, consultants and others. Despite these precautions, our or substantially equivalent technology or information may become known to, or be independently developed by, our competitors, or our proprietary rights in intellectual property may be challenged. Any of the foregoing could have a material adverse effect on our business, financial condition and results of operations.

We have three patents applications pending covering our MotionTrack motion sensing and position system technology, and our Core:Tx device and modes of operation. Patents based on these applications may not be granted and, even if granted, such patents may not effectively protect us from competitive products or otherwise give us a competitive advantage. Further, it is possible that our patent applications or any patents granted could become the subject of interference proceedings (i.e. proceedings declared by the U.S. Patent and Trademark Office, or USPTO, to determine the priority of inventions) that result in the loss of the associated patent rights or that any patents granted could be circumvented or invalidated. We may apply for additional patents in the course of our business as we deem appropriate. Although we generally seek patent protection when possible, we do not consider patent protection to be a significant competitive advantage in the marketplace for our products.


OUR OPERATING RESULTS AND FINANCIAL CONDITION COULD BE ADVERSELY AFFECTED IF WE BECOME INVOLVED IN LITIGATION REGARDING OUR INTELLECTUAL PROPERTY RIGHTS.


We, our products, our patent applications or any patents ultimately granted may become subject to infringement claims, litigation or interference proceedings declared by the U.S. Patent and Trademark Office, or USPTO, to determine the priority of inventions, either with or without merit. The defense and prosecution of intellectual property suits or USPTO interference proceedings can be both costly and time consuming. An adverse determination in any litigation or interference proceeding to which we may become a party could:


      o subject us to significant liabilities to third parties in the case of litigation;


      o require us to license disputed intellectual property rights from a third party for royalties that may be substantial; or

      o     require us to cease using such intellectual property.

Any of these outcomes could have a material adverse effect on us. We are currently not aware of any intellectual property infringement claims that may be brought against us.


PRODUCT LIABILITY CLAIMS MAY HARM OUR BUSINESS.


We face an inherent business risk of exposure to product liability claims in the event that the use of our products is alleged to have resulted in adverse effects. We currently do not carry product liability insurance and have no plans to purchase such insurance. In the event of any products liability claim, we would have to pay any amount awarded by a court which could have a material adverse effect on us. Even a meritless or unsuccessful product liability claim would be time consuming and expensive to defend and could result in the diversion of management's attention from business. In addition, if we ever elect to purchase product liability insurance, any product liability claim brought, with or without merit, could result in the increase of product liability insurance rates or the inability to secure coverage in the future.

REGULATION OF OUR PRODUCTS COULD INCREASE THE COST AND ADVERSELY AFFECT SALES.


Our products and operations are subject to regulation by the Food and Drug Administration, or FDA, and state authorities. The FDA regulates the research, testing, manufacturing, safety, labeling, storage, recordkeeping, premarket clearance or approval, promotion, distribution and production of medical devices in the United States to ensure that medical products distributed domestically are safe and effective for their intended and indicated uses. In addition, the FDA regulates the export of medical devices manufactured in the United States to international markets.

Under the Federal Food, Drug, and Cosmetic Act, or FFDCA, medical devices are classified into one of three classes--Class I, Class II or Class III--depending on the degree of risk associated with each medical device and the extent of control needed to ensure safety and effectiveness. Classification of a device is important because the class to which a device is assigned determines, among other things, the type of premarketing submission and application process required for FDA clearance to market the device. Class I includes devices with the lowest risk to the patient (and subject to the least regulatory control), while Class III includes devices with the greatest risk to the patient (and strictest regulatory control).

Our currently marketed products are Class I medical devices. Class I devices are low-risk devices subject to the least regulatory control. In general, a company can market a Class I device as long as it adheres to a set of guidelines called "General Controls," which sufficiently assure the safety and effectiveness of the device. General Control are the baseline requirements of the Food, Drug and Cosmetic Act, or FD&C, that apply to all classes of medical devices and include compliance with the applicable portions of the FDA's Quality System Regulation, or QSR, establishment registration, product listing, reporting of adverse medical events and certain product malfunctions, and appropriate, truthful and non-misleading labeling, advertising, and promotional materials. Some Class I devices also require premarket clearance by the FDA through the 510(k) premarket notification process, although we believe that our products do not.

The FDA may disagree with our classification of our products, change its policies, adopt additional regulations, or revise existing regulations, any of which could impact our ability to market our products.

The FDA has broad regulatory and enforcement powers. If the FDA determines that we have failed to comply with applicable regulatory requirements, it can impose a variety of enforcement actions from public warning letters, fines, injunctions, consent decrees and civil penalties to suspension or delayed issuance of approvals, seizure or recall of our products, total or partial shutdown of production, withdrawal of approvals or clearances already granted, and criminal prosecution. The FDA can also require us to repair, replace or refund the cost of devices that we manufactured or distributed. If any of these events were to occur, it could materially adversely affect our business, financial condition and results of operations.


WE MAY BE UNABLE TO MANAGE GROWTH AND HIRE AND RETAIN EMPLOYEES AS CONTEMPLATED IN OUR BUSINESS PLAN.

It is anticipated that our business plan will require us to expand services, hire additional employees, and expand our operational systems. We may not be able to effectively and cost-efficiently control our planned expansion. We may not be able to attract and retain qualified personnel required under our business plan.

THE INABILITY OF OUR CHIEF FINANCIAL OFFICER TO DEVOTE SUFFICIENT TIME TO THE OPERATION OF THE BUSINESS MAY LIMIT OUR COMPANY'S SUCCESS

Our chief financial officer allocates only a portion of his time to the operation of our business. If the business requires more time for operations than anticipated, the chief financial officer may not be able to devote sufficient time to the operation of the business to ensure that it continues as a going concern. Even if this lack of sufficient time of our chief financial officer is not fatal to our existence, it may result in limited growth and success of the business.


                         RISKS RELATED TO THIS OFFERING


WE HAVE NOT BEEN SUBJECT TO THE PERIODIC FILING AND REPORTING REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934.

Prior to the date of this prospectus, we have not been subject to the periodic filing and reporting requirements of the Securities Exchange Act of 1934, as amended. We do not have experience as a reporting company and may encounter difficulty meeting the various obligations imposed on us by the public reporting system.

OUR COMMON STOCK MAY BE AFFECTED BY LIMITED TRADING VOLUME AND MAY FLUCTUATE SIGNIFICANTLY.

We intend to file, through a market maker, an information statement pursuant to
Section 15c-211 with the National Association of Securities Dealers, Inc. for quotation of our common stock on the Over-the-Counter Bulletin Board once the registration statement accompanying this prospectus is declared effective. Once a trading market is established, there can be no assurance that it will be active. An absence of an active trading market could adversely affect our stockholders' ability to sell our common stock in short time periods, or possibly at all. Our common stock is likely to experience in the future, significant price and volume fluctuations that could adversely affect the market price of our common stock without regard to our operating performance. In addition, we believe that factors such as fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially.

OUR COMMON STOCK IS SUBJECT TO THE "PENNY STOCK" RULES OF THE SEC AND THE TRADING MARKET IN OUR SECURITIES IS LIMITED, WHICH MAKES TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

      o that a broker or dealer approve a person's account for transactions in penny stocks; and

      o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

      o obtain financial information and investment experience objectives of the person; and

      o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Securities and Exchange Commission relating to the penny stock market, which, in highlight form:

      o sets forth the basis on which the broker or dealer made the suitability determination; and

      o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

THE MARKET PRICE OF OUR COMMON STOCK MAY BE VOLATILE, WHICH COULD CAUSE THE VALUE OF YOUR INVESTMENT TO DECLINE.


The market price of shares of our common stock is likely to be highly volatile. Factors that may have a significant effect on the market price of our common stock include the following:


      o sales of large numbers of shares of our common stocks in the open market, including shares issuable at a fluctuating conversion price at a discount to the market price of our common stock;


      o     our operating results;

      o     our need for additional financing;

      o announcements of technological innovations or new commercial products by us or our competitors;

      o developments in our patent or other proprietary rights or our competitors' developments;

      o     governmental regulation; and

      o     other factors and events beyond our control.

In addition, the stock market in general has experienced extreme volatility that often has been unrelated to the operating performance of particular companies. These broad market and industry fluctuations may adversely affect the trading price of our common stock, regardless of our actual operating performance.


As a result of potential stock price volatility, investors may be unable to resell their shares of our common stock at or above the cost of their purchase prices. In addition, companies that have experienced volatility in the market price of their stock have been the subject of securities class action litigation. If we were to become the subject of securities class action litigation, this could result in substantial costs, a diversion of our management's attention and resources and harm to our business and financial condition.

FUTURE SALES OF SHARES OF OUR COMMON STOCK BY EXISTING SECURITY HOLDERS IN THE PUBLIC MARKET, OR THE POSSIBILITY OR PERCEPTION OF SUCH FUTURE SALES, COULD ADVERSELY AFFECT THE MARKET PRICE OF OUR STOCK AND OUR ABILITY TO RAISE FUNDS IN NEW STOCK OFFERS.

To date there has not been any public market for our common stock, and we cannot predict what effect, if any, market sales of shares of common stock or the availability of shares of common stock for sale will have on the market price of our common stock. Nevertheless, sales of substantial amounts of common stock, including shares issued upon the exercise of outstanding convertible notes, warrants and options, in the public market, or the perception that these sales could occur, could materially and adversely affect the market price of our common stock and could impair our future ability to raise capital through the sale of our equity or equity-related securities at a time and price that we deem appropriate.

As of February 1, 2007, there were 48,527,727 shares of our common stock outstanding of which 35,927,469 shares have been outstanding for more than two years and are eligible for sale under Rule 144k under the Securities Act of 1933, as amended, or the Securities Act, in the public market without restriction or registration (other than shares held by affiliates) and 12,600,258 shares have been outstanding for more than one year but less than two years and will be eligible for sale in the public market for sale 90 days after the effective date of this offering under Rule 144. This prospectus relates to 2,040,000 outstanding restricted shares of common stock which are being offered for the accounts of selling stockholders.

In addition, as of February 1, 2007, 27,359,500 shares issuable upon conversion of $6,840,000 in principal and interest of convertible notes sold in 2003 and 2004 are eligible for sale under Rule 144k in the public market without restriction or registration (other than shares held by affiliates). This prospectus relates to 7,271,922 shares of common stock issuable upon conversion of $1,403,854 of principal and interest of our outstanding convertible notes which are restricted as of February 1, 2007, all of which are being offered for the accounts of selling stockholders.

In addition, as of February 1, 2007, we had warrants outstanding to purchase up to 25,089,063 shares of our common stock. Of such warrants, shares issuable upon the cashless exercise of 2,275,763 warrants are eligible for sale under Rule 144k in the public market without restriction or registration (other than shares held by affiliates) and shares issuable upon the cashless exercise of 2,049,350 warrants will be eligible in the public market for sale 90 days after the effective date of this offering under Rule 144. This prospectus relates to shares of common stock issuable upon exercise of 10,488,950 of our outstanding warrants. In addition, we have outstanding warrants to purchase up to an additional 10,275,000 shares of our common stock which are not being registered in this offering.

If all of the shares underlying the convertible notes and warrants included in this prospectus were issued there would be an additional 17,760,872 shares of common stock outstanding. At the time of effectiveness of the accompanying registration statement, all of the shares included in this prospectus and all of the shares available for sale under Rule 144k may be immediately resold in the public market, except that any shares held by our "affiliates," as that term is defined under Rule 144 of the Securities Act, may be sold only in compliance with the limitations of Rule 144k. Shares eligible for sale under Rule 144 may be sold commencing 90 days after the effective date of this offering.

After this offering and upon vesting, 11,258,667 shares will also be issuable upon the exercise of presently outstanding stock options and 9,741,333 additional shares have been reserved for future issuance under our existing stock option plans. Pursuant to Rule 701 of the Securities Act, as currently in effect, any of our employees, directors, consultants or advisors who purchase shares of our common stock from us pursuant to options granted prior to the completion of this offering under our existing stock option plans or other written agreement is eligible to resell those shares 90 days after the effective date of this offering in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144. Additionally, following the consummation of this offering, we intend to file one or more registration statements on Form S-8 under the Securities Act to register the sale of shares issued or issuable upon the exercise of all these stock options.

In the future, we may issue our securities in connection with financings, acquisitions or other investments. The amount of our common stock issued in connection with any financing, acquisition or other investment could constitute a material portion of our then outstanding common stock. Such issuances could result in dilution of our common shareholders.

THE HOLDERS OF OUR OUTSTANDING CONVERTIBLE NOTES HAVE THE OPTION OF CONVERTING THE CONVERTIBLE NOTES INTO SHARES OF OUR COMMON STOCK. THE HOLDERS OF OUR WARRANTS MAY ALSO EXERCISE THEIR COMMON SHARE PURCHASE WARRANTS. IF THE CONVERTIBLE NOTES ARE CONVERTED OR THE SHARE PURCHASE WARRANTS ARE EXERCISED, THERE WILL BE DILUTION OF YOUR SHARES OF OUR COMMON STOCK.

There are a large number of shares underlying our convertible debentures and warrants that may be available for future sale and the sale of these shares may depress the market price of our common stock.

As of February 1, 2007, we had 48,527,727 shares of common stock issued and outstanding, principal and interest already under convertible notes that may be converted into an estimated 34,631,420 shares of common stock and outstanding warrants to purchase 25,089,063 shares of common stock. The issuance of shares upon conversion of the convertible notes and exercise of warrants may result in substantial dilution to the interests of other stockholders since the holders may ultimately convert and sell the full amount issuable on conversion.

Of our outstanding convertible notes and warrants, $6,840,000 in principal and interest of our 2003 convertible notes which currently have a conversion price of $0.25 per share and 8,325,113 of our outstanding warrants which currently have an exercise price of $0.25, are subject to anti-dilution protection upon the occurrence of certain events. If, among other things, we offer, sell or otherwise dispose of or issue any of our common stock (or any equity, debt or other instrument that is at any time over its life convertible into or exchangeable for our common stock) at an effective price per share that is less than the conversion price of the convertible note or the exercise price of the warrant, the conversion price of the convertible note or the exercise price of the warrants will be reduced, depending on the number of shares of common stock that we issue at that lower price, to a price which is less than the current conversion price or the exercise price.

THE CONTINUOUSLY ADJUSTABLE CONVERSION PRICE FEATURE OF OUR CERTAIN OF OUR CONVERTIBLE NOTES MAY ENCOURAGE INVESTORS TO MAKE SHORT SALES IN OUR COMMON STOCK, WHICH COULD HAVE A DEPRESSIVE EFFECT ON THE PRICE OF OUR COMMON STOCK.

We have outstanding $1,088,811 of convertible notes that are convertible into shares of our common stock at the lesser of fixed prices ranging from $0.30 to $0.75 and a 30% discount to the trading price of the common stock prior to the conversion. The downward pressure on the price of the common stock as these selling stockholders convert and sell material amounts of common stock could encourage short sales by investors. Short sales by investors could place further downward pressure on the price of the common stock. The selling stockholders could sell common stock into the market in anticipation of covering the short sale by converting their securities, which could cause the further downward pressure on the stock price. In addition, not only the sale of shares issued upon conversion of these convertible notes, but also the mere perception that these sales could occur, may adversely affect the market price of the common stock.

THE CONTINUOUSLY ADJUSTABLE CONVERSION PRICE FEATURE OF CERTAIN OF OUR CONVERTIBLE NOTES COULD REQUIRE US TO ISSUE A SUBSTANTIALLY GREATER NUMBER OF SHARES, WHICH WILL CAUSE DILUTION TO OUR EXISTING STOCKHOLDERS.

Our obligation to issue shares upon conversion of $1,088,811 of principal and interest of our outstanding convertible notes is essentially limitless. These notes are convertible at the lesser of fixed prices ranging from $0.30 to $0.75 and 70% of the closing price of our common stock prior to the conversion. We have assumed throughout this prospectus a trading price of our common stock $0.25, which means these notes would convert into 6,221,777 shares of common stock at an assumed conversion price of $0.175 (70% of $0.25). The number of shares of common stock issuable upon conversion of these notes will be substantially higher if the market price of our stock is below $0.25, which will cause dilution to our existing stockholders.

The following is an example of the amount of shares of our common stock that are issuable upon conversion of $1,088,811 of these notes (including accrued interest), based on 70% of assumed market prices of $0.25, $0.15 and $0.10.

                       MARKET PRICE $0.25       MARKET PRICE $0.15        MARKET PRICE $0.10
                    CONVERSION PRICE $0.175   CONVERSION PRICE $0.105   CONVERSION PRICE $0.07
                    -----------------------   -----------------------   ----------------------
NUMBER OF SHARES:          6,221,778                10,369,629                15,554,443

OUR 2003 CONVERTIBLE NOTE HOLDERS HAVE A VETO RIGHT OVER CERTAIN ACTIONS WHETHER OR NOT SUCH ACTIONS WOULD BE ADVANTAGEOUS FOR OUR STOCKHOLDERS AND THE RIGHT TO ACQUIRE PREFERRED SHARES OFFERED BY US.

Pursuant to the terms of our 2003 convertible notes, before we may amend our Certificate of Incorporation (other than a certificate setting forth designations and preferences with respect to any preferred stock) or bylaws or we may merge or consolidate with any other company where following such merger or consolidation we will be the survivor, we must give notice of such action to each holder of an 2003 convertible note, containing, among other things, a summary of the action to be taken, the date on which the action will be taken, which will not be sooner than 30 days following the date the notice is given and a statement that the proposed action will be taken unless there is a convertible note veto. If, prior to the effective date, we receive a convertible note veto, we may not take the action described in the notice. A convertible note veto is deemed to occur if, prior to the effective date of the action, we receive in writing an objection to the action from holders of 2003 convertible notes representing 66-2/3% of the principal of all 2003 convertible notes then outstanding. This provision may significantly impact our ability to take certain actions whether or not such actions would be advantageous for our stockholders.

Pursuant to the terms of our 2003 convertible notes, each holder of such convertible note has the right to purchase a pro rata portion of any preferred stock issued by us at any time while any portion of the principal of the 2003 convertible note is outstanding. This provision may impact our ability to enter into a preferred stock financing or may reduce the price that investors might be willing to pay for shares of our preferred stock in the future.

OUR CERTIFICATE OF INCORPORATION AND DELAWARE LAW MAY INHIBIT A TAKEOVER THAT STOCKHOLDERS CONSIDER FAVORABLE AND COULD ALSO LIMIT THE MARKET PRICE OF YOUR STOCK.

Our Certificate of Incorporation permits us to issue shares of preferred stock, from time to time, in one or more series and with such designation and preferences for each series as are stated in the resolutions providing for the designation and issue of each such series adopted by our board of directors. Our Certificate of Incorporation authorizes our board of directors to determine the voting, dividend, redemption and liquidation preferences and limitations pertaining to such series. The board of directors, without shareholder approval, may create and issue a series of shares with voting rights and other rights that could adversely affect the voting power of the holders of our common stock and could have anti-takeover effects. These additional shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

One of the effects of the existence of unissued and unreserved preferred stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the shareholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.

In addition, we are governed by the provisions of Section 203 of Delaware General Corporate Law. These provisions may prohibit large stockholders, in particular those owning 15% or more of our outstanding voting stock, from merging or combining with us. These provisions in our Certificate of Incorporation and under Delaware law could reduce the price that investors might be willing to pay for shares of our common stock in the future and result in the market price being lower than it would be without these provisions.

BECAUSE WE DO NOT INTEND TO PAY DIVIDENDS, SHAREHOLDERS WILL BENEFIT FROM AN INVESTMENT IN OUR COMMON STOCK ONLY IF IT APPRECIATES IN VALUE.

We currently intend to retain our future earnings, if any, to finance the further expansion and continued growth of our business and do not expect to pay any cash dividends in the foreseeable future. As a result, the success of an investment in our common stock will depend upon any future appreciation in its value. There is no guarantee that our common stock will appreciate in value or even maintain the price at which shareholders have purchased their shares.

OUR COMMON STOCK HAS NEVER TRADED, AND WE CANNOT PREDICT THE EXTENT TO WHICH A TRADING MARKET WILL DEVELOP.

We intend to file, through a market maker, an information statement pursuant to
Section 15c-211 with the National Association of Securities Dealers, Inc. in order to obtain approval for quotation of our common stock on the Over-the-Counter Bulletin Board once this registration statement accompanying this prospectus is declared effective. There is no assurance that the National Association of Securities Dealers, Inc. will approve our application. Since our common stock has not traded on any public market before, we cannot predict the extent to which an active public market for the common stock will develop or be sustained after this offering.

NASD SALES PRACTICE REQUIREMENT MAY ALSO LIMIT A STOCKHOLDER'S ABILITY TO BUY AND SELL OUR STOCK.

In addition to the "penny stock" rules described above, the National Association of Securities Dealers, Inc. has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, the National Association of Securities Dealers, Inc. believes that there is a high probability that speculative, low-priced securities will not be suitable for at least some customers. The National Association of Securities Dealers, Inc. requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

                              SELLING STOCKHOLDERS


A total of 19,800,872 shares of our common stock are being registered in this offering for resale by the selling shareholders. The selling shareholders are listed in the table below. Throughout this prospectus, we may refer to the selling shareholders and their transferees, pledgees, donees or other successors in interest who receive shares in non-sale transactions, as the "selling shareholders." The following table provides information regarding the selling shareholders, the number of shares of common stock beneficially owned by the selling shareholders before the offering and the number of shares of common stock they are offering. Except as otherwise indicated, we believe the selling shareholders have sole voting and investment power with respect to all shares of common stock they beneficially own other than shares held jointly in which case the selling shareholders have shared voting and investment power.

The selling stockholders may offer and sell, from time to time, any or all of the common stock being registered in this offering. Because the selling stockholders may offer all or only some portion of the 19,800,872 shares of common stock being offered in this prospectus, no precise estimate can be given as to the amount or percentage of these shares of common stock that will be held by the selling stockholders upon termination of this offering. For the purposes of the following table, we have assumed that the selling stockholders will sell all of the common shares registered in this offering.

The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholders has sole or shares voting power or investment power and also any shares which the selling stockholders has the right to acquire within 60 days. The actual number of shares of common stock issuable upon the conversion of the certain convertible notes is subject to the future market price of the common stock and could be materially less or more than the number estimated in the table.

No underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering. None of the proceeds from the sale of stock by the selling stockholders will be placed in escrow, trust or any similar account.

Brokers or dealers effecting transactions in these shares should confirm that the shares are registered under applicable state law or that an exemption from registration is available.

Unless otherwise described below, each of the selling stockholders acquired or will acquire the shares to be sold in this offering in private placements of our securities. Other than the relationships described below, none of the selling stockholders had or have, within the last three years, any material relationship with our Company. Other than Newbridge Securities Corporation and First Allied Securities, Inc., none of the selling stockholders is a broker-dealer or an affiliate of a broker-dealer. Newbridge Securities Corporation and First Allied Securities, Inc. are considered "underwriters" within the meaning of the Securities Act in connection with the sales of securities by such entities in this offering.

--------------------------------------------------------------------------------------------------------------------------------
                                                                                         TOTAL
                                                                        WARRANT       OUTSTANDING
                                                          NOTE          /OPTION         NOTE AND                       % OF
                                                         SHARES         OR SEDA          WARRANT                      SHARES
                                        OUTSTANDING    BENEFICIALLY      SHARES          SHARES                     BENEFICIALLY
                                          SHARES          OWNED       BENEFICIALLY    BENEFICIALLY                     OWNED
                                       BENEFICIALLY      BEFORE          OWNED        OWNED BEFORE   SHARES TO BE    AFTER THE
                                       OWNED BEFORE     OFFERING         BEFORE         OFFERING      SOLD IN THE    OFFERING
        SELLING STOCKHOLDER              OFFERING          (A)        OFFERING (B)         (C)         OFFERING         (D)
--------------------------------------------------------------------------------------------------------------------------------
Alfarraj, Kassim                            69,390                        69,390         138,780        69,390           *
--------------------------------------------------------------------------------------------------------------------------------
Andalora, Michael J. and Janet C.
JTWRS                                       21,250                        21,250          42,500        21,250           *
--------------------------------------------------------------------------------------------------------------------------------
Angelo, Michael                             42,500                        42,500          85,000        42,500           *
--------------------------------------------------------------------------------------------------------------------------------
Arena, Mario J.                            265,625                       265,625         531,250       265,625           *
--------------------------------------------------------------------------------------------------------------------------------
Atwal, Diane Lynn                            5,737                         5,737          11,474         5,737           *
--------------------------------------------------------------------------------------------------------------------------------
B.B. & R.G. Inc.                            24,060                        42,500          66,560        42,500           *
--------------------------------------------------------------------------------------------------------------------------------
Bailey, John D.                             34,000                        34,000          68,000        34,000           *
--------------------------------------------------------------------------------------------------------------------------------
Barnes, Rex D.                              57,000                        57,000         114,000        57,000           *
--------------------------------------------------------------------------------------------------------------------------------
Barr, Thomas A. (a-1)(a-3)(e)              646,530      1,462,272        921,201       3,030,003       930,973          4.20%
--------------------------------------------------------------------------------------------------------------------------------
Beck, John & Lauren JTWRS                   85,000                        85,000         170,000        85,000           *
--------------------------------------------------------------------------------------------------------------------------------
Bedenbaugh, David R.                         8,500                         8,500          17,000         8,500           *
--------------------------------------------------------------------------------------------------------------------------------
Bennett, Bruce W. & Julie A.
(a-1)(a-4)(a-5)(e)(1)                      617,975      1,048,009      1,112,500       2,778,484       634,366          3.57%
--------------------------------------------------------------------------------------------------------------------------------
Bennett, Bruce Ward
(e)(a-1)(a-4)(a-5)(e)(1)                   617,975      1,048,009      1,112,500       2,778,484       212,500          3.57%
--------------------------------------------------------------------------------------------------------------------------------
Bennett, Bruce W. & Bennett, Wayne
(a-5)(e)                                                  157,143        300,000         457,143       157,143           *
--------------------------------------------------------------------------------------------------------------------------------
Bernitt, Wayne
(a-1)(a-3)(a-5)(e)(2)                    1,337,625      1,044,529        400,000       2,782,154       475,029          4.66%
--------------------------------------------------------------------------------------------------------------------------------
Booth, Robert A.                            21,250                        21,250          42,500        21,250           *
--------------------------------------------------------------------------------------------------------------------------------
Braswell, Curtis E.                        255,000                       255,000         510,000       255,000           *
--------------------------------------------------------------------------------------------------------------------------------
Braswell, Keith E.                         161,500                       161,500         323,000       161,500           *
--------------------------------------------------------------------------------------------------------------------------------
Brown, Franklin L. (a-1)                    68,612        342,000         20,000         430,612        20,000           *
--------------------------------------------------------------------------------------------------------------------------------
Brown, Ronald A.                            10,625                        10,625          21,250        10,625           *
--------------------------------------------------------------------------------------------------------------------------------
Burger, William H.                         544,274                       132,826         677,100       132,826          1.12%
--------------------------------------------------------------------------------------------------------------------------------
Burr, John (a-1)                            20,963         85,500         15,938         122,401        15,938           *
--------------------------------------------------------------------------------------------------------------------------------
Capital Investing, LLC (e)(3)                                          1,923,400       1,923,400        20,000          3.77%
--------------------------------------------------------------------------------------------------------------------------------
Capital Partners, LLC (e)(4)                                             220,600         220,600        20,000           *
--------------------------------------------------------------------------------------------------------------------------------
Carithers, Pearl                            99,278                        77,278         176,556        77,278           *
--------------------------------------------------------------------------------------------------------------------------------
Carpenter, Kim A. & Herring, H.
Dale JTWRS                                  10,625                        10,625          21,250        10,625           *
--------------------------------------------------------------------------------------------------------------------------------
Cartmell, Paul
(e)(a-1)(a-3)(a-7)                       2,441,025      1,121,419      1,576,750       5,139,194     1,126,669          8.01%
--------------------------------------------------------------------------------------------------------------------------------
Cauley, Terry J. & William C.
JTWROS                                      21,250                        21,250          42,500        21,250           *
--------------------------------------------------------------------------------------------------------------------------------
Chaney, Teresa                               5,313                         5,313          10,626         5,313           *
--------------------------------------------------------------------------------------------------------------------------------
Chapman, Alvin D.                           10,625                        10,625          21,250        10,625           *
--------------------------------------------------------------------------------------------------------------------------------
Chapman, Darryl IRA (a-1)                    5,000        114,000         42,500         161,500        42,500           *
--------------------------------------------------------------------------------------------------------------------------------
Clark, Michael D.                            8,250                         4,250          12,500         4,250           *
--------------------------------------------------------------------------------------------------------------------------------
Cobb, Carrell E. & Dorothy L.
JTWROS                                                                    10,625          10,625        10,625          0%
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
                                                                                         TOTAL
                                                                        WARRANT       OUTSTANDING
                                                          NOTE          /OPTION         NOTE AND                       % OF
                                                         SHARES         OR SEDA          WARRANT                      SHARES
                                        OUTSTANDING    BENEFICIALLY      SHARES          SHARES                     BENEFICIALLY
                                          SHARES          OWNED       BENEFICIALLY    BENEFICIALLY                     OWNED
                                       BENEFICIALLY      BEFORE          OWNED        OWNED BEFORE   SHARES TO BE    AFTER THE
                                       OWNED BEFORE     OFFERING         BEFORE         OFFERING      SOLD IN THE    OFFERING
        SELLING STOCKHOLDER              OFFERING          (A)        OFFERING (B)         (C)         OFFERING         (D)
--------------------------------------------------------------------------------------------------------------------------------
Coltman, Brett                              10,625                        10,625          21,250        10,625           *
--------------------------------------------------------------------------------------------------------------------------------
Cornell Capital Partners, L.P.
(5)                                      2,000,000                    42,105,263      44,105,263     2,000,000          48.66%
--------------------------------------------------------------------------------------------------------------------------------
Creel, Marion J. & Patricia                 82,653                        68,903         151,556        68,903           *
--------------------------------------------------------------------------------------------------------------------------------
CustomTech Sales Inc.                                                     53,125          53,125        53,125          0%
--------------------------------------------------------------------------------------------------------------------------------
Davis, Sandra H. (a-1)(e)                  322,922      1,516,200         32,500       1,871,622        12,500          3.71%
--------------------------------------------------------------------------------------------------------------------------------
Deer Lakes Bowl                             53,125                        53,125         106,250        53,125           *
--------------------------------------------------------------------------------------------------------------------------------
Dell, Frederick E. and Marcy E.
JTWRS                                       63,750                        63,750         127,500        63,750           *
--------------------------------------------------------------------------------------------------------------------------------
Dew, James H. Jr., M.D.                     77,420                        34,000         111,420        34,000           *
--------------------------------------------------------------------------------------------------------------------------------
Diment, Richard  (a-4)(a-5)                275,000        631,469        700,000       1,606,469       631,469          1.98%
--------------------------------------------------------------------------------------------------------------------------------
Dixie Precast, Inc.                        106,000                        15,900         121,900        15,900           *
--------------------------------------------------------------------------------------------------------------------------------
Duggan, Ralph W. (a-1)                     252,045        239,400        242,250         733,695       242,250          1.01%
--------------------------------------------------------------------------------------------------------------------------------
Ellison, Ronald S.                           8,500                         8,500          17,000         8,500           *
--------------------------------------------------------------------------------------------------------------------------------
Featherston, Roger A., Trustee-Wes
K. Assoc. Pension                                                         53,125          53,125        53,125          0%
--------------------------------------------------------------------------------------------------------------------------------
Ferguson, Eugene G.                        107,313                       107,313         214,626       107,313           *
--------------------------------------------------------------------------------------------------------------------------------
First Allied Securities, Inc. (6)                                        316,394         316,394        24,441           *
--------------------------------------------------------------------------------------------------------------------------------
Free, Anthony                               15,937                        15,937          31,874        15,937           *
--------------------------------------------------------------------------------------------------------------------------------
Free, Hank and Cynthia S., JTWROS           47,813                        47,813          95,626        47,813           *
--------------------------------------------------------------------------------------------------------------------------------
Futch, Daryll W.                            29,750                        29,750          59,500        29,750           *
--------------------------------------------------------------------------------------------------------------------------------
Gardner, Kelvyn (a-1)(a-7)(7)              342,467        212,046        390,420         944,933       172,148          1.30%
--------------------------------------------------------------------------------------------------------------------------------
Gardner, Kelvyn & Michelle
(a-1)(a-7)(7)                              342,467         212046        390,420         944,933       140,420           *
--------------------------------------------------------------------------------------------------------------------------------
Garson, Gregory S. and Despina K.
(e)(8)                                                                 2,471,000       2,471,000        40,000          4.77%
--------------------------------------------------------------------------------------------------------------------------------
Gestewitz, Gary D.                          21,250                        21,250          42,500        21,250           *
--------------------------------------------------------------------------------------------------------------------------------
Godwin, Jerry                              478,125                       478,125         956,250       478,125           *
--------------------------------------------------------------------------------------------------------------------------------
Gordon, Kenneth & Susan                    118,175      6,213,000         44,350       6,375,525        44,350          11.57%
(e)(a-1)(9)
--------------------------------------------------------------------------------------------------------------------------------
Gowen, James D. Jr.                         12,750                        12,750          25,500        12,750           *
--------------------------------------------------------------------------------------------------------------------------------
Gresham, Gary D. & Karen S. JTWROS          12,750                        12,750          25,500        12,750           *
--------------------------------------------------------------------------------------------------------------------------------
Hampton, David & Peggy Living
Trust (a-4)                                137,500        317,183        350,000         804,683       317,183          1.00%
--------------------------------------------------------------------------------------------------------------------------------
Harkins, Gerry (a-1)(a-4)                   14,624        443,592        150,000         608,216       158,592           *
--------------------------------------------------------------------------------------------------------------------------------
Hatfield, Joseph (e) (a-1)(a-5)(e)       1,468,874      1,198,572        916,000       3,583,446       628,572          5.90%
--------------------------------------------------------------------------------------------------------------------------------
Hauser, David G. & Maria A. JTWROS          10,625                        10,625          21,250        10,625           *
--------------------------------------------------------------------------------------------------------------------------------
Hawthorne, Kevin E. & Tracy A.
JTWRS (a-1)                                 24,175         57,000         21,250         102,425        21,250           *
--------------------------------------------------------------------------------------------------------------------------------
Hoch, Walter K. (a-1)(a-5)                 485,292        516,086        270,888       1,272,266       231,174          2.12%
--------------------------------------------------------------------------------------------------------------------------------
Hopkins, Donald F. (a-1)                   247,725        114,000        184,875         546,600       184,875           *
--------------------------------------------------------------------------------------------------------------------------------
Hopkins, William                            85,266                                        85,266       198,906           *
--------------------------------------------------------------------------------------------------------------------------------
Hulion, Cubie V. (a-1)                      19,925         57,000         17,000          93,925        17,000           *
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
                                                                                         TOTAL
                                                                        WARRANT       OUTSTANDING
                                                          NOTE          /OPTION         NOTE AND                       % OF
                                                         SHARES         OR SEDA          WARRANT                      SHARES
                                        OUTSTANDING    BENEFICIALLY      SHARES          SHARES                     BENEFICIALLY
                                          SHARES          OWNED       BENEFICIALLY    BENEFICIALLY                     OWNED
                                       BENEFICIALLY      BEFORE          OWNED        OWNED BEFORE   SHARES TO BE    AFTER THE
                                       OWNED BEFORE     OFFERING         BEFORE         OFFERING      SOLD IN THE    OFFERING
        SELLING STOCKHOLDER              OFFERING          (A)        OFFERING (B)         (C)         OFFERING         (D)
--------------------------------------------------------------------------------------------------------------------------------
Ireland, Lock W. & Anne F. Tenants
by the Entirety                             10,625                        10,625          21,250        10,625           *
--------------------------------------------------------------------------------------------------------------------------------
Kight, David                                53,125                        53,125         106,250        53,125           *
--------------------------------------------------------------------------------------------------------------------------------
Kingsley, Charles A. and Sharon K.
(a-1)                                      215,425         57,000        212,500         484,925       212,500           *
--------------------------------------------------------------------------------------------------------------------------------
Kohler, Michael S.                          21,250                        21,250          42,500        21,250           *
--------------------------------------------------------------------------------------------------------------------------------
Kotos, Paul and Denise (10)(e)                                         2,574,630       2,574,630        33,820          4.97%
--------------------------------------------------------------------------------------------------------------------------------
Kristofak, John                             53,125                        53,125         106,250        53,125           *
--------------------------------------------------------------------------------------------------------------------------------
Lee, James M. and Deborah K. JTWRS         221,250                        21,250         242,500        21,250           *
--------------------------------------------------------------------------------------------------------------------------------
Lee, John J. & Shannon D. JTWROS            14,875                        14,875          29,750        14,875           *
--------------------------------------------------------------------------------------------------------------------------------
Lenihan, David (a-2)                                      189,410        150,000         339,410       189,410           *
--------------------------------------------------------------------------------------------------------------------------------
Litwin, Carl S. (a-1)                       30,920         22,800         29,750          83,470        29,750           *
--------------------------------------------------------------------------------------------------------------------------------
Lock, Robert A. (a-7)                      396,000        344,293        730,000       1,470,293       674,294          1.63%
--------------------------------------------------------------------------------------------------------------------------------
Long, Jacson T. (e)(a-1)(a-4)
(a-5)(11)                                1,008,593      2,413,492      1,040,153       4,462,238       776,642          6.78%
--------------------------------------------------------------------------------------------------------------------------------
Long, Jacson T. & Camille JTWRS
(e)(a-1)(a-4)(a-5)(11)                   1,008,593      2,413,492      1,040,153       4,462,238       228,103          6.78%
--------------------------------------------------------------------------------------------------------------------------------
Long, Joseph Scott                          20,000                        17,000          37,000        17,000           *
--------------------------------------------------------------------------------------------------------------------------------
Lubow, Nathan E. & Tina (e)(12)                                          285,500         285,500        12,000           *
--------------------------------------------------------------------------------------------------------------------------------
Luna, Angela J.                             21,250                        21,250          42,500        21,250           *
--------------------------------------------------------------------------------------------------------------------------------
Marable Dental Center                       25,500                        25,500          51,000        25,500           *
--------------------------------------------------------------------------------------------------------------------------------
Marable, Lawrence (e)(a-1)(13)             469,750      2,280,000        352,750       3,102,500       246,500          5.41%
--------------------------------------------------------------------------------------------------------------------------------
Marable, Lawrence IRA, BSSC
(a-1)(e)                                    21,955        262,200        106,250         390,405       106,250           *
--------------------------------------------------------------------------------------------------------------------------------
Marable, Stanley B. (a-1)(14)               38,387         85,500         34,000         157,887         8,500           *
--------------------------------------------------------------------------------------------------------------------------------
Markham, Grady D. & Carroll C.
JTWRS                                       21,250                        21,250          42,500        21,250           *
--------------------------------------------------------------------------------------------------------------------------------
McCullers, Charles E.                       12,111                         8,673          20,784         8,673           *
--------------------------------------------------------------------------------------------------------------------------------
Meyer, Fred and Phyllis                     78,125                        53,125         131,250        53,125           *
--------------------------------------------------------------------------------------------------------------------------------
Michael, Alexander IRA, BSSC
(a-1)                                       11,115        216,600         45,503         273,218        45,503           *
--------------------------------------------------------------------------------------------------------------------------------
Middlebrooks, Joe F.                        12,750                        12,750          25,500        12,750           *
--------------------------------------------------------------------------------------------------------------------------------
Miles, David J.                             59,500                        59,500         119,000        59,500           *
--------------------------------------------------------------------------------------------------------------------------------
Montgomery, Wayne & Linda JTWRS
(a-1)(15)                                  593,550         57,000        212,500         863,050       212,500          1.34%
--------------------------------------------------------------------------------------------------------------------------------
Munden, Simon James (a-7)                  265,028        172,147        443,028         880,203       415,175           *
--------------------------------------------------------------------------------------------------------------------------------
Nanton, Areatha & Ogden, Ervin
JTWRS                                       17,000                        17,000          34,000        17,000           *
--------------------------------------------------------------------------------------------------------------------------------
Nassos, Tassos                             212,500                                       212,500       212,500          0%
--------------------------------------------------------------------------------------------------------------------------------
Newbridge Securities Corporation            40,000                                        40,000        40,000          0%
(16)
--------------------------------------------------------------------------------------------------------------------------------
North Louisiana Surgery Center              20,000                         7,500          27,500         7,500           *
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
                                                                                         TOTAL
                                                                        WARRANT       OUTSTANDING
                                                          NOTE          /OPTION         NOTE AND                       % OF
                                                         SHARES         OR SEDA          WARRANT                      SHARES
                                        OUTSTANDING    BENEFICIALLY      SHARES          SHARES                     BENEFICIALLY
                                          SHARES          OWNED       BENEFICIALLY    BENEFICIALLY                     OWNED
                                       BENEFICIALLY      BEFORE          OWNED        OWNED BEFORE   SHARES TO BE    AFTER THE
                                       OWNED BEFORE     OFFERING         BEFORE         OFFERING      SOLD IN THE    OFFERING
        SELLING STOCKHOLDER              OFFERING          (A)        OFFERING (B)         (C)         OFFERING         (D)
--------------------------------------------------------------------------------------------------------------------------------
Norton, James H. & Alisha C. JTWRS          16,150                        16,150          32,300        16,150           *
--------------------------------------------------------------------------------------------------------------------------------
Norton, James H. & Janice D. JTWRS           8,500                         8,500          17,000         8,500           *
--------------------------------------------------------------------------------------------------------------------------------
O'Brien, Matthew D. (17)                   335,854                       269,024         604,878       118,150           *
--------------------------------------------------------------------------------------------------------------------------------
O'Brien, Matthew D. P/S Plan               187,212                       150,874         338,086       150,874           *
--------------------------------------------------------------------------------------------------------------------------------
O'Brien, Shane F.                           42,500                        42,500          85,000        42,500           *
--------------------------------------------------------------------------------------------------------------------------------
Patrick, Garin J. (a-1)                     97,923         68,400         56,153         222,476        56,153           *
--------------------------------------------------------------------------------------------------------------------------------
Patrick, Gerald SEP IRA, BSSC
(a-1)                                        9,360        182,400         34,948         226,708        34,948           *
--------------------------------------------------------------------------------------------------------------------------------
Powell, James III                          147,555                       209,805         357,360       209,805           *
--------------------------------------------------------------------------------------------------------------------------------
Prewett, Gerald (a-1)                      359,913        342,000        195,364         897,277       195,364          1.44%
--------------------------------------------------------------------------------------------------------------------------------
Prewett, Hubert B.                         376,748                       432,315         809,063       432,315           *
--------------------------------------------------------------------------------------------------------------------------------
Pruitt, James C.                           677,953                       609,003       1,286,956       609,003          1.40%
--------------------------------------------------------------------------------------------------------------------------------
Qudsi, Mustafa                              21,250                        21,250          42,500        21,250           *
--------------------------------------------------------------------------------------------------------------------------------
San Juan, David                             12,750                        12,750          25,500        12,750           *
--------------------------------------------------------------------------------------------------------------------------------
Scheel, William B.                         510,625                       163,750         674,375        63,750          1.26%
--------------------------------------------------------------------------------------------------------------------------------
Setina, Joe Don                             96,050                        10,000         106,050        10,000           *
--------------------------------------------------------------------------------------------------------------------------------
Seufert, Bernard T.                         21,250                        21,250          42,500        21,250           *
--------------------------------------------------------------------------------------------------------------------------------
St. Claire Capital Management,
Inc. (a-6)(6)(e)                                        1,475,000        625,000       2,100,000     1,475,000          1.27%
--------------------------------------------------------------------------------------------------------------------------------
Stebbins, John                             538,295                       548,420       1,086,715       548,420          1.11%
--------------------------------------------------------------------------------------------------------------------------------
Stephens, Todd A.                           13,500                         8,500          22,000         8,500           *
--------------------------------------------------------------------------------------------------------------------------------
Stewart, Jack C.                            53,125                        53,125         106,250        53,125           *
--------------------------------------------------------------------------------------------------------------------------------
Strickland, Mark                            12,750                        12,750          25,500        12,750           *
--------------------------------------------------------------------------------------------------------------------------------
Structured Holdings, Inc. (e)(18)                                         73,500          73,500        12,500           *
--------------------------------------------------------------------------------------------------------------------------------
Swofford, Marlin L.,
Trustee-Swofford Family Trust              221,040                       212,790         433,830       212,790           *
--------------------------------------------------------------------------------------------------------------------------------
Tharp, Tommy C. and Linda L. JTWRS         159,375                       159,375         318,750       159,375           *
--------------------------------------------------------------------------------------------------------------------------------
Torres, Roy                                 24,223                        17,348          41,571        17,348           *
--------------------------------------------------------------------------------------------------------------------------------
Vaccaro, Ralph A. Jr.                      126,000                        95,063         221,063        95,063           *
--------------------------------------------------------------------------------------------------------------------------------
Walters, Terry L. and Tia M. JTWRS          21,250                        21,250          42,500        21,250           *
--------------------------------------------------------------------------------------------------------------------------------
Weaver's Lumber Sales Inc.                  14,875                        14,875          29,750        14,875           *
--------------------------------------------------------------------------------------------------------------------------------
Williams, Terry O. and Yvonne
JTWRS (a-1)                                192,661        114,000        135,586         442,247       135,586           *
--------------------------------------------------------------------------------------------------------------------------------
Total                                   24,063,839     28,846,209     70,603,767     123,513,815    19,800,872

*     Less than 1%

(a) This column represents the number of shares of common stock issuable upon conversion of convertible notes beneficially owned by the selling stockholder. The conversion prices of the convertible notes are set forth in footnotes (a-1), (a-2), (a-3), (a-4), (a-5), (a-6) and (a-7).

(a-1) Represents shares of common stock issuable upon the conversion of 2003
      Notes. The 2003 Notes are convertible at $0.25 per share.

(a-2) Represents shares of common stock issuable upon the conversion of April
      2006 Notes. The April 2006 Notes are convertible at $0.30 per share.

(a-3) Represents shares of common stock issuable upon conversion of 2006 A Notes at an assumed conversion price of $0.175 per share. The 2006 A Notes are convertible at the lower of (i) $0.30 or (ii) 70% of the average closing price of our common stock on the exchange on which our stock is trading for the 20 trading days immediately preceding the day upon which we receive a conversion notice from the noteholder. We have assumed throughout the prospectus a closing price of $0.25 per share and have assumed the conversion price of these notes would be $0.175 per share (70% of the assumed $0.25 closing price). As our shares do not yet trade on any exchange, we cannot know what the actual trading price will be.

(a-4) Represents shares of common stock issuable upon conversion of 2006 B Notes at an assumed conversion price of $0.175 per share. The 2006 B Notes are convertible at the lower of (i) $0.50 or (ii) 70% of the average closing price of our common stock on the exchange on which our stock is trading for the 20 trading days immediately preceding the day upon which we receive a conversion notice from the noteholder. We have assumed throughout the prospectus a closing price of $0.25 per share and we have assumed the conversion price of these notes would be $0.175 per share (70% of the assumed $0.25 closing price). As our shares do not yet trade on any exchange, we cannot know what the actual trading price will be.

(a-5) Represents shares of common stock issuable upon conversion of 2006 C Notes at an assumed conversion price of $0.175 per share. The 2006 C Notes are convertible at the lower of (i) $0.60 or (ii) 70% of the closing price of our common stock on the exchange on which our stock is trading for the 20 trading days immediately preceding the day upon which we receive a conversion notice from the noteholder. We have assumed throughout the prospectus a closing price of $0.25 per share and we have assumed the conversion price of these notes would be $0.175 per share (70% of the assumed $0.25 closing price). As our shares do not yet trade on any exchange, we cannot know what the actual trading price will be.

(a-6) Represents shares of common stock issuable upon conversion of 2006 D Notes at an assumed conversion price of $0.175 per share. The 2006 D Notes are convertible at the lower of (i) $0.50 or (ii) 70% of the closing price of our common stock on the exchange on which our stock is trading for the 20 trading days immediately preceding the day upon which we receive a conversion notice from the noteholder. We have assumed throughout the prospectus a closing price of $0.25 per share and we have assumed the conversion price of these notes would be $0.175 per share (70% of the assumed $0.25 closing price). As our shares do not yet trade on any exchange, we cannot know what the actual trading price will be.

(a-7) Represents shares of common stock issuable upon conversion of 2006 G Notes at a conversion price of $0.30 per share. The 2006 G Notes are convertible at the lower of (i) $0.75 or (ii) 70% of the closing price of our common stock on the exchange on which our stock is trading for the 20 trading days immediately preceding the day upon which we receive a conversion notice from the noteholder, but in any event not less than $0.30. We have assumed throughout the prospectus a closing price of $0.25 per share and we have assumed the conversion price of these notes would be $0.30 per share (70% of the assumed $0.25 closing price but not less than $0.30). As our shares do not yet trade on any exchange, we cannot know what the actual trading price will be.

(b) This column represents the number of shares of common stock issuable upon exercise of warrants beneficially owned by the selling stockholder. Unless otherwise set forth below in notes (b-1) - (b-5), the warrants were issued to the selling stockholder in connection with the purchase of securities in a private placement of our notes.

(b-1) First Allied Securities, Inc., an unaffiliated registered broker-dealer, served as placement agent for us in our private placements of our securities. As partial consideration for services rendered as placement agent in the following transaction, we paid First Allied a fee of warrants consisting of the following. First Allied transferred a portion of the warrants to brokers of First Allied or entities controlled by such brokers. Warrants to purchase up to 686,375 shares of common stock were issued to First Allied in connection with a private placement which closed in August 2001. Of such warrants, 103,275 are currently held by First Allied and 583,100 are held by six transferees including persons who are selling stockholders. In July 2002, these transferees received as compensation warrants originally issued to First Allied. The foregoing warrants are not included in this prospectus. These warrants may be exercised at $0.25 per share and expire on December 31, 2010.

(b-2) First Allied Securities, Inc., an unaffiliated registered broker-dealer, served as placement agent for us in our private placements of our securities. As partial consideration for services rendered as placement agent in the following transaction, we paid First Allied a fee of warrants consisting of the following. First Allied transferred a portion of the warrants to brokers of First Allied or entities controlled by such brokers. Warrants to purchase up to 200,000 shares of common stock were issued to First Allied in connection with a consulting agreement. Of such warrants, 30,000 are currently held by First Allied and 170,000 are held by the Company and six transferees including persons who are selling stockholders. In February 2002, these transferees received as compensation warrants originally issued to First Allied. The foregoing warrants are not included in this prospectus. The warrants may be exercised at $0.25 per share and have no expiration date.

(b-3) First Allied Securities, Inc., an unaffiliated registered broker-dealer, served as placement agent for us in our private placements of our securities. As partial consideration for services rendered as placement agent in the following transaction, we paid First Allied a fee of warrants consisting of the following. First Allied transferred a portion of the warrants to brokers of First Allied or entities controlled by such brokers. Warrants to purchase up to 162,731 shares of common stock were issued to First Allied for services rendered in connection with the solicitation of the conversion of certain loans in September 2001. Of such warrants, 24,441 are held by First Allied and 138,320 are held by six transferees who are selling stockholders. In July 2002 these transferees received as compensation warrants originally issued to First Allied. All of the foregoing warrants are including in this prospectus. The warrants may be exercised at $0.25 per share and have no expiration date.

(b-4) First Allied Securities, Inc., an unaffiliated registered broker-dealer, served as placement agent for us in our private placements of our securities. As partial consideration for services rendered as placement agent in the following transaction, we paid First Allied a fee of warrants consisting of the following. First Allied transferred a portion of the warrants to brokers of First Allied or entities controlled by such brokers. Warrants to purchase up to 61,964 units were issued to First Allied in connection with a private placement which closed from October 2001 to February 2002. First Allied currently holds warrants to purchase an aggregate of 9,334 units and 52,630 are held by six transferees including persons who are selling stockholders. Each unit consists of 8.5 shares of common stock and warrants to purchase an additional 8.5 shares of common stock. Each unit warrant may be exercised at $2.125 per unit. Each unit warrant expires on December 31, 2010. If the unit warrant is exercised, the warrant to purchase an additional 8.5 shares of common stock may be exercised at $0.25 per share within three years after the warrant is issued. Of the total number of warrants, 158,678 are held by First Allied and 894,710 are held by transferees who are selling stockholders. In July 2002, these transferees received as compensation warrants originally issued to First Allied. The foregoing warrants are not included in this prospectus.

(b-5) Warrants to purchase up to 4,000,000 shares of common stock were issued to North Coast under a financial advisory agreement dated July 1, 2006. Of such warrants, none are held by North Coast and 4,000,000 are held by transferees who are brokers of North Coast or entities controlled by such brokers, including one transferee who is a selling stockholder. The foregoing warrants are not including in this prospectus. These warrants may be exercised at $0.25 per share and expire on July 1, 2011.

(c) This column represents the total number of outstanding shares, shares issuable upon convertible notes and shares issuable upon the exercise of warrants beneficially owned by the selling stockholder.

(d) This column assumes that all shares offered will be sold. Applicable percentage of ownership is based on 48,527,707 shares of common stock outstanding as of February 1, 2007, together with securities exercisable or convertible into shares of common stock within 60 days of February 1, 2007. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of February 1, 2007 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(e) This stockholder is prohibited from converting any convertible security held if such conversion would result in it holding in excess of 4.99% of our outstanding common stock, which provisions may be waived by the stockholder upon 65 days' notice. The figure in this row assumes that this provision does not apply.

(1) Shares beneficially owned before the offering include the following held by Bruce & Julie Bennett as Trustees of the Bruce Bennett Trust U/A dated 6/29/04: 56,250 shares; the following held by Bruce & Julie Bennett: shares issuable upon exercise of 559,600 shares, 114,000 shares issuable upon conversion of 2003 Notes, 634,366 shares issuable upon conversion of 2006 B Notes and 600,000 shares issuable upon conversion of warrants; the following held by Bruce Bennett: 2,125 shares, 142,500 shares issuable upon conversion of 2003 Notes and 212,500 shares issuable upon exercise of warrants; and the following held by Bruce and Wayne Bennett: 157,143 shares issuable upon conversion of 2006 C Notes and 300,000 shares issuable upon exercise of warrants.

(2) Shares beneficially owned before the offering include the following held by Wayne & Elisabeth Bernitt as Trustees of the Elisabeth A. Bernitt Revocable Living Trust U/A dated 11/23/04: 9,437 shares; the following held by Wayne Bernitt: 137,500 shares, 317,886 shares issuable upon conversion of 2006 A Notes, 157,143 shares issuable upon conversion of 2006 C Notes and 350,000 shares issuable upon exercise of warrants; the following held by Wayne & Elisabeth Bernitt: 1,043,750 shares, 569,500 issuable upon conversion of 2003 Notes; and the following held by Elisabeth and Wayne Bernitt, Trustees of the Wayne Bernitt Revocable Living Trust U/A dated 11/23/04: 146,938 shares and 50,000 shares issuable upon exercise of warrants.

(3) Shares beneficially owned before the offering include shares issuable pursuant to warrants to purchase shares of common stock issued to First Allied and transferred to Capital Investing, LLC described in footnote (b-1) with respect to 198,900 warrants, (b-2) with respect to 60,000 warrants, (b-3) with respect to 20,000 warrants and (b-4) with respect to 144,500 warrants, in each case held by Capital Investing, LLC. Also includes warrants to purchase shares of common stock issued to North Coast and transferred to Capital Investing, LLC described in footnote (b-5) with respect to 1,500,000 warrants, in each case held by Capital Investing, LLC. Paul Kotos has voting and investment control over the securities held by Capital Investing, LLC. Mr. Kotos disclaims beneficial ownership of shares held by Capital Investing, LLC.

(4) Shares beneficially owned before the offering include shares issuable pursuant to warrants to purchase shares of common stock issued to First Allied and transferred to Capital Partners, LLC described in footnote (b-3) with respect to 20,000 warrants and (b-4) with respect to 200,600 warrants, in each case held by Capital Partners, LLC. Paul Kotos has voting and investment control over the securities held by Capital Partners, LLC. Mr. Kotos disclaims beneficial ownership of shares held by Capital Partners, LLC.

(5) Cornell Capital holds 2,000,000 outstanding shares of common stock issued as a placement fee pursuant to the standby equity distribution agreement. Cornell Capital may purchase up to $10.0 million worth of our common stock pursuant to the standby equity distribution agreement at a price equal to 95% of the lowest volume weighted average price of our common stock as quoted by Bloomberg, L.P. for the five consecutive trading days after the notice date. The SEDA shares beneficially owned assumes $10 million shares of common stock are sold to Cornell Capital at $0.2375, for a total of 42,105,263 shares. We are not registering shares of common stock issuable pursuant to the standby equity distribution agreement. The terms of the standby equity distribution agreement prohibit Cornell Capital from acquiring such number of shares that would result in its holding in excess of 9.9% of our outstanding common stock. The figures in this column assume that this provision does not apply. Cornell Capital is the investor under the standby equity distribution agreement. Cornell Capital is a private equity fund. All investment decisions of Cornell Capital are made by its general partner, Yorkville Advisors, LLC. Mark Angelo, the managing member of Yorkville Advisors, makes the investment decisions on behalf of Yorkville Advisors and has voting control over the securities beneficially owned by Yorkville Advisors, LLC and Cornell Capital Partners. Mr. Angelo disclaims beneficial ownership of the shares held by Cornell Capital. Cornell Capital acquired the 2,000,000 shares being registered in this offering in a financing transaction with us described below. The shares of common stock issuable pursuant to the standby equity distribution agreement are not included in this prospectus.

(6) Shares beneficially owned before the offering include shares issuable pursuant to warrants to purchase common stock issued to First Allied Securities, Inc. and described in (b-1) with respect to 103,275 warrants, footnote (b-2) with respect to 30,000 warrants, footnote (b-3) with respect to 24,441 warrants; and footnote (b-4) with respect to 158,678 warrants. First Allied Securities, Inc., an unaffiliated registered broker-dealer, served as placement agent for us in our private placements of our securities. As partial consideration for services rendered as placement agent in these placements, we paid First Allied a fee of warrants (see footnotes (b-1) - (b-4)). Gregg Glaser is the Chief Financial Officer of First Allied and has voting and investment control over the securities held by First Allied. Mr. Glaser disclaims beneficial ownership over the securities held by First Allied. First Allied is an "underwriter" within the meaning of the Securities Act in connection with the sale of these securities.

(7) Shares beneficially owned before the offering include the following held by Kelvyn Gardner: 200,000 shares, 172,146 shares issuable upon conversion of 2006 G Notes and 250,000 shares issuable upon exercise of warrants; and the following held by Kelvyn and Michelle Gardner: 142,467 shares, 39,900 shares issuable upon conversion of 2003 Notes and 140,420 shares issuable upon exercise of warrants.

(8) Shares beneficially owned before the offering include shares issuable pursuant to warrants to purchase shares of common stock issued to First Allied and transferred to Gregory Garson described in footnote (b-1) with respect to 85,000 warrants, footnote (b-2) with respect to 10,000 warrants, footnote (b-3) with respect to 40,000 warrants, and footnote (b-4) with respect to 136,000 warrants, in each case held by Gregory Garson. Also includes 2,000,000 shares issuable pursuant to warrants to purchase shares of common stock issued to North Coast and transferred to Gregory Garson described in footnote (b-5). Also includes 200,000 options held by Eagle Consulting. Despina Garson, the wife of Gregory Garson, controls Eagle Consulting. Mr. Garson disclaims beneficial ownership over the securities held by Eagle Consulting.

(9) Shares beneficially owned before the offering include the following held by Kenneth & Susan Gordon: 63,925 shares, 5,187,000 shares issuable upon conversion of 2003 Notes and 44,350 shares issuable upon exercise of warrants; the following held by Kenneth Gordon: 54,250 shares and 570,000 shares issuable upon conversion of 2003 A Notes; and the following held by Susan Gordon: 456,000 shares issuable upon conversion of 2003 Notes.

(10) Shares beneficially owned include shares issuable pursuant to warrants to purchase shares of common stock issued to First Allied and transferred to Paul Kotos described in footnote (b-1) with respect to 137,700 warrants, footnote (b-2) with respect to 75,000 warrants, footnote (b-3) with respect to 33,820 warrants, and footnote (b-4) with respect to 184,110 warrants in each case held by Paul Kotos. Also includes the 1,923,400 warrants held by Capital Investing, LLC (footnote (3)) and the 220,600 warrants held by Capital Partners, LLC (footnote (4)).

(11) Shares beneficially owned before the offering include the following held by Jacson T. Long: 939,998 shares, 1,898,100 shares issuable upon conversion of 2003 Notes, 158,592 shares issuable upon conversion of 2006 B Notes, 220,000 shares issuable upon conversion of 2006 C Notes and 812,050 shares issuable upon exercise of warrants; the following held by Jacson T. and Camille Long: 61,575 shares, and 228,103 shares issuable upon exercise of warrants; and the following held by Camille Long: 7,020 shares and 136,800 shares issuable upon conversion of 2003 Notes.

(12) Shares beneficially owned before the offering include shares issuable pursuant to warrants to purchase shares of common stock issued to First Allied and transferred to Nathan Lubow described in footnote (b-1) with respect to 110,500 warrants, footnote (b-2) with respect to 10,000 warrants, footnote (b-3) with respect to 12,000 warrants, and footnote (b-4) with respect to 153,000 warrants, in each case held by Nathan Lubow.

(13) Shares beneficially owned before the offering include the following held by Lawrence Marable: 447,795 shares, 2,017,800 shares issuable upon conversion of 2003 Notes and 246,500 shares issuable upon exercise of warrants; and the following held by Lawrence Marable, IRA BSSC: 21,955 shares, 262,200 shares issuable upon conversion of 2003 Notes and 106,250 shares issuable upon exercise of warrants.

(14) Shares beneficially owned before the offering include the following held by Stanley B. Marable: 8,500 shares and 8,500 shares issuable upon exercise of warrants; the following held by Stanley Marable IRA, BSSC:
      4,387 shares and 85,500 shares issuable upon conversion of 2003 Notes; and the following held by Marable Dental Center: 25,500 shares and 25,500 shares issuable upon exercise of warrants.

(15) Shares beneficially owned before the offering include the following held by Montgomery Trust 4/22/02 Wayne & Linda Montgomery TTEES: 271,050 shares, 57,000 shares issuable upon conversion of 2003 Notes; the following held by Linda Montgomery IRA: 110,000 shares; and the following held by Wayne and Linda Montgomery, JTWRS: 212,500 shares, and 212,500 shares issuable upon exercise of warrants.

(16) Newbridge Securities Corporation is an unaffiliated registered broker-dealer that we engaged to advise us in connection with the standby equity distribution agreement. Guy Amico, Newbridge Securities Corporation's President, makes the investment decisions and controls Newbridge Securities Corporation. For its services in connection with the standby equity distribution, we paid Newbridge Securities Corporation a fee of $160,000 by the issuance of 40,000 shares of common stock on January 20, 2006. We are registering these shares in this offering.

(17) Shares beneficially owned before the offering include the following held by Matthew D. O'Brien: 148,642 shares and 118,150 shares issuable upon exercise of warrants; and the following held by Matthew O'Brien P/S Plan:
      187,212 shares and 150,874 shares issuable upon exercise of warrants.

(18) Shares beneficially owned before the offering include shares issuable pursuant to warrants to purchase shares of common stock issued to First Allied and transferred to Structured Holdings described in footnote (b-1) with respect to 51,000 warrants, footnote (b-2) with respect to 10,000 warrants, and footnote (b-3) with respect to 12,500 warrants, in each case held by Structured Holdings. Brent and Antonia Brown have voting and investment control over the securities held by Structured Holdings.

CORNELL CAPITAL PARTNERS, LP. Cornell Capital is the investor under the standby equity distribution agreement. Cornell Capital is a private equity fund. All investment decisions of Cornell Capital are made by its general partner, Yorkville Advisors, LLC. Mark Angelo, the managing member of Yorkville Advisors, makes the investment decisions on behalf of Yorkville Advisors and has voting control over the securities beneficially owned by Yorkville Advisors, LLC and Cornell Capital Partners. Cornell Capital acquired the shares being registered in this offering in a financing transaction with us. That transaction is explained below:

On January 23, 2006, we entered into a standby equity distribution agreement with Cornell Capital pursuant to which we may, at our discretion, periodically sell to Cornell Capital shares of our common stock for a total purchase price of up to $10 million.

For each share of common stock purchased under the standby equity distribution agreement, Cornell Capital will pay us 95% of the lowest volume weighted average price of our common stock as quoted by on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the five days immediately following the date we deliver a notice requiring Cornell Capital to purchase our shares under the standby equity distribution agreement. The volume weighted average price is calculated automatically by Bloomberg L.P., a reporting service, and is calculated by multiplying the number of our shares sold on a given day by the actual sales prices and adding up the totals. There is no minimum price for shares to be issued pursuant to the standby equity distribution agreement.

Cornell Capital will retain a fee of 5% of each advance under the standby equity distribution agreement for a total effective discount to the market price of our common stock of 10%. This 10% discount is an underwriting discount. $500 must also be paid to Yorkville Advisors, LLC, an affiliate of Cornell Capital, as a structuring fee upon each cash advance. The fees may be deducted by Cornell Capital from the proceeds of each cash advance.

Pursuant to the standby equity distribution agreement, we may periodically sell shares of common stock to Cornell Capital to raise capital to fund our working capital needs. The periodic sale of shares is known as an advance. We may request an advance every five trading days. A closing will be held one trading day after the end of each pricing period at which time we will deliver shares of common stock and Cornell Capital will pay the advance amount requested by us. The amount of each advance is limited to a maximum draw down of $500,000 every five trading days. The amount available under the standby equity distribution agreement is not dependent on the price or volume of our common stock.

We may request advances under the standby equity distribution agreement once the underlying shares are registered with the Securities and Exchange Commission. The shares of common stock issuable pursuant to the standby equity distribution agreement are not included in this prospectus. We may continue to request advances until Cornell Capital has advanced $10 million or 24 months after the effective date of the registration statement, whichever occurs first.

In addition, we will not be in a position to access the capital under the standby equity distribution agreement until our securities are quoted on the Over-the-Counter Bulletin Board and sufficient demand exists for our equity securities. Our common stock is presently not traded on any public market or securities exchange. There can be no assurance that we will successfully list our securities for a quotation on the Over-the-Counter Bulletin Board, or that a market for our securities will develop in a manner that will allow us to receive financing under the standby equity distribution agreement.

We will consider a number of factors in requesting a draw down under the standby equity distribution agreement including our cash flow needs, the use of the funds, the estimated return on the investment and whether alternative sources of capital are available to meet our needs. We currently plan to use these funds for projects that have a reasonably good opportunity for successful return, such as software development projects, marketing initiatives or inventory.

There are substantial risks to investors as a result of the issuance of shares of common stock under the standby equity distribution agreement. These risks include dilution of stockholders, significant decline in our stock price and our inability to draw sufficient funds when needed. See "Risk Factors".

We may not request advances under the standby equity distribution agreement if the shares to be issued in connection with such advances would result in Cornell Capital owning more than 9.9% of our then outstanding common stock. As of February 1, 2007, we had 48,527,727 shares outstanding so Cornell Capital could not own in excess of 4,804,245 shares. Giving effect to the 2,000,000 shares of our common stock currently held by Cornell Capital it could purchase 2,804,245 additional shares for approximately $666,000 under the standby equity distribution agreement (at an assumed purchase price of $0.2375 per share based upon 95% of an assumed lowest trading price of $0.25). We will be unable to sell additional shares of our common stock under the standby equity distribution agreement if Cornell Capital is unable to reduce its holdings so as to remain below the 9.9% threshold.

The standby equity distribution agreement contains a covenant that restricts us from raising capital from the sale of stock or other securities convertible into stock at a price less than the market price of our common stock on the date of issuance. The existence of this covenant may limit our ability to borrow money or raise capital from the sale of stock or convertible securities because purchasers of our stock or convertible securities may want to pay a discount to the market price of our stock.

In connection with our execution of the standby equity distribution agreement with Cornell Capital, in order to limit the number of shares that may be sold in the public market, certain of our current and former executive officers and directors have entered into lock-up agreements under which they agreed not to transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for shares of our common stock for the period commencing on January 19, 2006 and ending on the termination of the standby equity distribution agreement without the prior written consent of Cornell Capital except in accordance with the volume limitations set forth in Rule 144(e) of the Securities Act. See "Description of Capital Stock - Lock Up Agreements."

In consideration of the commitment of Cornell Capital to purchase up to $10 million of our shares of common stock pursuant to the standby equity distribution agreement as described herein Cornell Capital received a one-time commitment fee in the form of 2,000,000 shares of our common stock equaling approximately $500,000, which shares are included in this prospectus. In addition, we engaged Newbridge Securities Corporation, a registered broker-dealer, to advise us in connection with the standby equity distribution agreement. For its services, Newbridge received a fee of $160,000 by the issuance of 40,000 shares of our common stock which shares are included in this prospectus.

Cornell Capital is an "underwriter" within the meaning of the Securities Act of 1933 in connection with the sale of common stock issuable under the standby equity distribution agreement. The shares of common stock issuable pursuant to the standby equity distribution agreement are not included in this prospectus. We will need to register the shares to be issued under the standby equity distribution agreement before such shares can be issued to Cornell Capital in the future.

NEWBRIDGE SECURITIES CORPORATION. Newbridge Securities Corporation is an unaffiliated registered broker-dealer that we engaged to advise us in connection with the standby equity distribution agreement. Guy Amico, Newbridge Securities Corporation's President, makes the investment decisions and controls Newbridge Securities Corporation. For its services in connection with the standby equity distribution, we paid Newbridge Securities Corporation a fee of $160,000 by the issuance of 40,000 shares of common stock on January 20, 2006. We are registering these shares in this offering.

FIRST ALLIED SECURITIES, INC. First Allied Securities, Inc., an unaffiliated registered broker-dealer, served as placement agent for us in our private placements of our securities. As partial consideration for services rendered as placement agent in these placements, we paid First Allied a fee of warrants consisting of the following. As described below, First Allied transferred a portion of the warrants to brokers of First Allied or entities controlled by such brokers.

      o Warrants to purchase up to 686,375 shares of common stock were issued to First Allied in connection with a private placement which closed in August 2001. Of such warrants, 103,275 are currently held by First Allied and 583,100 are held by six transferees including persons who are selling stockholders. In July 2002, these transferees received as compensation warrants originally issued to First Allied. The foregoing warrants are not included in this prospectus. These warrants may be exercised at $0.25 per share and expire on December 31, 2010.

      o Warrants to purchase up to 200,000 shares of common stock were issued pursuant to warrants issued to First Allied in connection with a consulting agreement. Of such warrants, 30,000 are currently held by First Allied and 170,000 are held by the Company and six transferees including persons who are selling stockholders. In February 2002, these transferees received as compensation warrants originally issued to First Allied. The foregoing warrants are not included in this prospectus. The warrants may be exercised at $0.25 per share and have no expiration date.

      o Warrants to purchase up to 162,731 shares of common stock were issued to First Allied for services rendered in connection with the solicitation of the conversion of certain loans in September 2001. Of such warrants, 24,441 are held by First Allied and 138,320 are held by six transferees who are selling stockholders. In July 2002 these transferees received as compensation warrants originally issued to First Allied. All of the foregoing warrants are including in this prospectus. The warrants may be exercised at $0.25 per share and have no expiration date.

      o Warrants to purchase up to 61,964 units were issued to First Allied in connection with a private placement which closed from October 2001 to February 2002. First Allied currently holds warrants to purchase an aggregate of 9,334 units and 52,630 are held by six transferees including persons who are selling stockholders. Each unit consists of 8.5 shares of common stock and warrants to purchase an additional 8.5 shares of common stock. Each unit warrant may be exercised at $2.125 per unit. Each unit warrant expires on December 31, 2010. If the unit warrant is exercised, the warrant to purchase an additional 8.5 shares of common stock may be exercised at $0.25 per share within three years after the warrant is issued. Of the total number of warrants, 158,678 are held by First Allied and 894,710 are held by transferees who are selling stockholders. In July 2002, these transferees received as compensation warrants originally issued to First Allied. The foregoing warrants are not included in this prospectus.

OTHER SELLING STOCKHOLDERS. All other selling stockholders included in the registration statement of which this prospectus forms a part were subscribers in private placements of our securities.

                                 USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by certain selling stockholders. There will be no proceeds to us from the sale of shares of common stock in this offering. We may receive proceeds upon the exercise of outstanding warrants covered by this prospectus, which will be used for working capital purposes.

                         DETERMINATION OF OFFERING PRICE

The shares of common stock are being offered for sale by the selling stockholders at $0.25 per share until such time as a market for our common stock develops. Once a market for our common stock develops, we intend to supplement this prospectus to reflect that the shares will be offered for sale by the selling stockholders at prices established on the Over-the-Counter Bulletin Board during the term of the offering. There are no minimum purchase requirements.

                                    DILUTION

The net tangible book value of the Company as of September 30, 2006 was $(6,952,326) or $(0.16) per share of common stock. Net tangible book value per share is determined by dividing the tangible book value of the Company (total assets less total liabilities and intangible assets) by the number of outstanding shares of our common stock. Since this offering is being made solely by the selling stockholders and none of the proceeds will be paid to the Company, our net tangible book value will be unaffected by this offering.

                              PLAN OF DISTRIBUTION

The shares of common stock are being offered for sale by the selling stockholders at $0.25 per share until such time as a market for our common stock develops. Once a market for our common stock develops, we intend to supplement this prospectus to reflect that the shares will be offered for sale by the selling stockholders at prices established on the Over-the-Counter Bulletin Board during the term of the offering. There are no minimum purchase requirements. The selling stockholders may use any one or more of the following methods when selling shares:

      o ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;

      o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

      o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

      o an exchange distribution in accordance with the rules of the applicable exchange;

      o     privately-negotiated transactions;

      o broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

      o     through the writing of options on the shares;

      o     a combination of any such methods of sale; and

      o     any other method permitted pursuant to applicable law.

The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholders defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

The selling stockholders or their respective pledgees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholders will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholders.

Newbridge Securities Corporation and First Allied Securities, Inc., and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, are deemed "underwriters" as that term is defined under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholders has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

If a selling stockholder notifies us that they have a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholder and the broker-dealer.

INDEMNIFICATION. We have agreed to indemnify the selling stockholder, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the selling stockholder or their respective pledgees, transferees or other successors in interest, may be required to make in respect of such liabilities. The selling stockholders have agreed to indemnify us against certain losses, claims, damages and liabilities, including liabilities under the Securities Act, including any untrue statement of a material fact contained in this prospectus or an omission to state any material fact necessary to make the statements in this prospectus not misleading.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

BLUE SKY LAWS. Under the securities laws of certain states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. The selling stockholders are advised to ensure that any underwriters, brokers, dealers or agents effecting transactions on behalf of the selling stockholders are registered to sell securities in all fifty states. In addition, in certain states the shares of common stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

COSTS OF REGISTRATION. We will pay all the expenses incident to the registration, offering and sale of the shares of common stock to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents. If any of these other expenses exists, we expect the selling stockholders to pay these expenses. We have agreed to indemnify Cornell Capital and its controlling persons against certain liabilities, including liabilities under the Securities Act. We estimate that the expenses of the offering to be borne by us will be approximately $300,000. In addition, we engaged Newbridge Securities Corporation, a registered broker-dealer, to advise us in connection with the standby equity distribution agreement. For its services, Newbridge Securities Corporation received 40,000 shares of the Company's common stock under the Standby Distribution Equity Agreement. The offering expenses consist of: a Securities and Exchange Commission registration fee of $2,212, printing expenses of approximately $40,000, accounting fees of approximately $100,000.00, legal fees of approximately $150,000 and miscellaneous expenses of approximately $7,788. We will not receive any proceeds from the sale of any of the shares of common stock by the selling stockholders. We may receive proceeds upon the exercise of outstanding warrants covered by this prospectus.

REGULATION M. The selling stockholders should be aware that the anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of shares of common stock by the selling stockholders, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Registration M, the selling stockholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while such selling stockholders are distributing shares covered by this prospectus. The selling stockholders are advised that if a particular offer of common stock is to be made on terms constituting a material change from the information set forth above with respect to the Plan of Distribution, then, to the extent required, a post-effective amendment to the accompanying registration statement must be filed with the Securities and Exchange Commission.

                MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S
                   COMMON EQUITY AND OTHER SHAREHOLDER MATTERS

MARKET

Our common stock is not currently traded on any public market. We will apply for quotation of our common stock on the Over-the-Counter Bulletin Board as soon as the Securities and Exchange Commission has declared the registration statement accompanying this prospectus effective, although no assurances can be given that such application will be approved. As of February 1, 2007, there were 326 holders of record of our common stock.


DIVIDENDS

We have not paid dividends in the past on any class of stock and we do not anticipate paying dividends in the foreseeable future. It is anticipated that earnings, if any, will be retained for use in our business for an indefinite period. Payments of dividends in the future, if any, will depend on, among other things, our ability to generate earnings, our need for capital, and our financial condition. Our ability to pay dividends is limited by applicable state law. Declaration of dividends in the future will remain within the discretion of our Board of Directors, which will review the dividend policy from time to time.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLAN.


The following table sets forth the securities that have been authorized under equity compensation plans as of December 31, 2006.

                                                                                                   NUMBER OF SECURITIES
                                                                                                  REMAINING AVAILABLE FOR
                                        NUMBER OF SECURITIES TO BE       WEIGHTED AVERAGE      FUTURE ISSUANCE UNDER EQUITY
                                          ISSUED UPON EXERCISE OF       EXERCISE PRICE OF           COMPENSATION PLANS
                                           OUTSTANDING OPTIONS,        OUTSTANDING OPTIONS,        (EXCLUDING SECURITIES
                                          WARRANTS AND RIGHTS(A)      WARRANTS AND RIGHTS(B)    REFLECTED IN COLUMN (A))(C)
Equity compensation plans               Options Under 1999
approved by security holders            Plan:  6,393,667                      $0.25                     2,606,333

Equity compensation plans not           Warrants:
approved by security holders                          686,375                 $0.25
                                                      200,000                 $0.25
                                                      162,731                 $0.25
                                                    1,053,388                 $0.25
                                                      336,000                 $0.25
                                                       87,500                 $0.25
                                                       47,850                 $0.25
                                                    4,000,000                 $0.25                             0
                                                    ---------
                                                    6,573,844
                                        Options under
                                        2006 plan:
                                                    4,865,000                 $0.25                     7,135,000

TOTAL:                                             17,232,511                 $0.25                    10,341,333

WARRANTS

Warrants issued under equity compensation plans, which were outstanding as of December 31, 2006, include the following.

FIRST ALLIED. First Allied Securities, Inc., an unaffiliated registered broker-dealer, served as placement agent for us in our private placements of our securities. As partial consideration for services rendered as placement agent in these placements, we paid First Allied a fee of warrants consisting of the following. As described below, First Allied transferred a portion of the warrants to brokers of First Allied or entities controlled by such brokers.

      o Warrants to purchase up to 686,375 shares of common stock were issued to First Allied in connection with a private placement which closed in August 2001. Of such warrants, 103,275 are currently held by First Allied and 583,100 are held by six transferees including persons who are selling stockholders. In July 2002, these transferees received as compensation warrants originally issued to First Allied. The foregoing warrants are not included in this prospectus. These warrants may be exercised at $0.25 per share and expire on December 31, 2010.

      o Warrants to purchase up to 200,000 shares of common stock were issued pursuant to warrants issued to First Allied in connection with a consulting agreement. Of such warrants, 30,000 are currently held by First Allied and 170,000 are held by the Company and six transferees including persons who are selling stockholders. In February 2002, these transferees received as compensation warrants originally issued to First Allied. The foregoing warrants are not included in this prospectus. The warrants may be exercised at $0.25 per share and have no expiration date.

      o Warrants to purchase up to 162,731 shares of common stock were issued to First Allied for services rendered in connection with the solicitation of the conversion of certain loans in September 2001. Of such warrants, 24,441 are held by First Allied and 138,320 are held by six transferees who are selling stockholders. In July 2002 these transferees received as compensation warrants originally issued to First Allied. All of the foregoing warrants are including in this prospectus. The warrants may be exercised at $0.25 per share and have no expiration date.

      o Warrants to purchase up to 61,964 units were issued to First Allied in connection with a private placement which closed from October 2001 to February 2002. First Allied currently holds warrants to purchase an aggregate of 9,334 units and 52,630 are held by six transferees including persons who are selling stockholders. Each unit consists of 8.5 shares of common stock and warrants to purchase an additional 8.5 shares of common stock. Each unit warrant may be exercised at $2.125 per unit. Each unit warrant expires on December 31, 2010. If the unit warrant is exercised, the warrant to purchase an additional 8.5 shares of common stock may be exercised at $0.25 per share within three years after the warrant is issued. Of the total number of warrants, 158,678 are held by First Allied and 894,710 are held by transferees who are selling stockholders. In July 2002, these transferees received as compensation warrants originally issued to First Allied. The foregoing warrants are not included in this prospectus.

NORTH COAST. North Coast Securities Corporation, an unaffiliated registered broker-dealer, served as placement agent for us in our private placements of our securities. As partial consideration for services rendered as placement agent in these placements, we paid North Coast a fee of warrants consisting of the following. As described below, North Coast transferred a portion of the warrants to brokers of North Coast or entities controlled by such brokers.

      o Warrants to purchase up to 336,000 shares of common stock were issued to North Coast in connection with a private placement which closed from December 2003 to July 2004. Of such warrants, 36,000 are currently held by North Coast and 300,000 are held by transferees. The foregoing warrants are not included in this prospectus. These warrants may be exercised at $0.25 per share and expire on December 31, 2010.

      o Warrants to purchase up to 87,500 shares of common stock were issued to North Coast in connection with a private placement which closed from March 2005 to May 2005. Of such warrants, 12,500 are currently held by North Coast and 75,000 are held by transferees. The foregoing warrants are not included in this prospectus. These warrants may be exercised at $0.25 per share and expire on December 31, 2010.

      o Warrants to purchase up to 47,850 shares of common stock were issued to North Coast in connection with a private placement which closed from August 2005 to January 2006. Of such warrants, 22,850 are currently held by North Coast and 25,000 are held by transferees. The foregoing warrants are not included in this prospectus. These warrants may be exercised at $0.25 per share and expire on January 11, 2013.

      o Warrants to purchase up to 4,000,000 shares of common stock were issued to North Coast under a financial advisory agreement dated July 1, 2006. Of such warrants, none are held by North Coast and 4,000,000 are held by transferees. The foregoing warrants are not including in this prospectus. These warrants may be exercised at $0.25 per share and expire on July 1, 2011.

                             DESCRIPTION OF BUSINESS

OVERVIEW

We develop and market performance evaluation and rehabilitation products that monitor and guide exercise and give real-time motivational feedback. Over the past nine years, our medical and computer experts have brought together advanced software and medical technology in order to create MotionTrack, our versatile proprietary technology platform. Our goal is to transform the way individuals exercise, train, and rehab from injuries by creating innovative products using MotionTrack that merges technology with exercise for more accurate and controlled therapy, injury recovery, and personal training and fitness.

Our products have been tested, accepted, and endorsed by leaders in the medical, rehabilitation and athletic communities. Our SportsRAC Shoulder, Knee and Forearm systems are installed in physical therapy clinics, and university athletic departments and with professional sports teams throughout the United States and Canada.

In January 2005, we released Core:Tx for Physical Therapists, the first product to incorporate MotionTrack technology, a wireless motion and position sensing system. This system is the culmination of several years of development effort, including three new patent applications. Core:Tx PT is being sold to the clinical physical therapy market. An enhanced and targeted version for stroke survivors was released directly to consumers in the fourth quarter of 2005. Since the launch of the Core:Tx for Stroke Survivors product, we have been evaluating other rehabilitation markets, as well as potential new market segments and plan to begin an intensive effort of marketing Core:Tx products to athletes, health and fitness enthusiasts, fitness centers, rehabilitation patients and rehabilitation clinics. We expect to use a broad range of distribution networks designed to target specific categories of sports at differing skill levels and differing rehabilitation needs.

The inherent versatility designed into the MotionTrack technology affords the opportunity to explore numerous additional markets, including personal fitness, athletic training, and occupational health and safety. Accordingly, we intend to develop and market additional PC-based products that will function with an upgraded MotionTrack technology system and communicate with a higher performing Core:Tx device. This new family of Core:Tx products will focus on training for the health & fitness consumer market, designed to be especially easy to understand and use, and will be manufactured at a lower price point. These products will be Internet ready, and include the ability to collect and distribute human motion data among multiple users.

Future development and successful brand identity will be linked to our ability to create high-performance exercise evaluation and monitoring products based on our MotionTrack technology platform. We intend to produce and market rehabilitation and fitness aids for both a clinical (rehabilitation or therapy) setting as well as for use in the home and gym. Additionally, we seek to license and distribute our MotionTrack technology in pre-existing fitness and rehabilitation products that currently lack the ability to track and monitor motion and position in real-time.

We ceased selling our SportsRAC systems in 2005, since the SportsRAC device did not reach as wide of a market as we expected. The design and size of the device made it difficult to sell since the unit was a large apparatus with various attachments, as well as a computer stand which interfaced with a laptop. The product was discontinued in order to create a demand for the Company's new product, Core:Tx. The main difference between SportsRAC and Core:Tx is the size of the device and the functionality with the computer. Core:Tx is smaller and streamlined and is also wireless, enabling a user to wear the device on any extremity with human motion data being sent wirelessly to the computer. SportsRAC was less versatile and required users to place their arm or leg into a piece of equipment, with the motion data being sent via a hard-wired connection to the computer.


The Company was incorporated as a Delaware corporation in 1998 under the name Applied Sports Technologies, Inc. In December 1998 its name was changed to Sportstrac.com, Inc.; in May 1999 its name was changed to SportsTrac Systems, Inc.; and in September 2002 its name was changed to Performance Health Technologies, Inc. In March 1999 the Company acquired all of the assets of SportsTrac, Inc.

PRODUCTS

We design systems that are intuitive, stimulating, and gratifying. Our products provide varied exercise modes and assessment tools. Our clinical products allow clinicians to print reports for record keeping and compliance. Our systems encourage a user's active participation and do not provide resistance, but may be used in conjunction with resistive elements such as weights or resistive exercise bands. Our policy is to build systems compatible with existing equipment, protocols, and exercise patterns.

O     CORE:TX FOR PHYSICAL THERAPISTS


Core:Tx PT is being sold to the clinical physical therapy market. An enhanced and targeted version for stroke survivors was released directly to consumers in the fourth quarter of 2005. The key hardware in the Core:Tx family of products is a small soap bar-sized device that can be attached anywhere on the body with adjustable straps. This device, utilizing MotionTrack technology, senses limb motion relative to the joint and continuously transmits that information wirelessly to personal computer software. The software provides motivating and informational feedback to the user by providing an entertaining and game-like interface. At the end of each session, the user is provided with a score. The system is particularly aimed at neuromuscular reeducation while strengthening muscles throughout an adjustable range of motion. Core:Tx PT is a versatile tool that is compatible with and enhances existing rehabilitative, preventative fitness and strengthening protocols and equipment.


O     CORE:TX FOR STROKE SURVIVORS


Core:Tx PT is being sold to the clinical physical therapy market. An enhanced and targeted version for stroke survivors was released directly to consumers in the fourth quarter of 2005. The Core:Tx for Stroke Survivors product is an enhanced and targeted version of Core:Tx PT focused on a specific type of user and intended for home use. It was launched in the fourth quarter of 2005. For stroke survivors, the benefits are:

      o Provides guidance for exercises specifically designed for stroke survivors
      o     Tracks progress and helps users recognize improvements

      o Can be used at home, making beneficial exercise more convenient, less expensive, and more time-efficient

      o Helps users feel empowered to continue making progress, even without direct clinical guidance

      o Encourages users to continue therapy at home well beyond prescribed sessions and insurance limitations

      o Assists at-home caregivers by providing the tools necessary to easily continue therapeutic sessions

O     OTHER CORE:TX DERIVATIVES: FOR ATHLETES, REHABILITATION, AND HEALTH &
      FITNESS

Our broader product rollout to select consumers groups will evolve from the latest Core:Tx for Stroke Survivors product. These products will be marketed to athletes and health & fitness enthusiasts that will benefit from a customized rehabilitation program. The benefits of these products are:

      o Provides guidance for exercises specifically designed for rehabilitation, strength, etc.
      o     Tracks progress and provides immediate feedback
      o     Can be used in training rooms or at home without direct guidance
      o Can be used at home, making beneficial exercise more convenient, less expensive, and more time-efficient
      o Helps users feel empowered to continue making progress, even without direct guidance
      o Encourages users to continue rehabilitation well beyond prescribed sessions and insurance limitations


Our computer software is built on a platform that allows for easy upgrades, updates, and additional applications. In this case, development is simply adding a layer to the existing framework that adds a new application to the product. These applications are born from market need. Currently, we are re-developing our Core:Tx PT software to respond more accurately to human movement and interface more cleanly with the computer. Currently no hurdles remain for this development.

Additional product development includes the creation of Core:Tx FiT, which would be used in a fitness center such as a gym or health club. The vision for this product is for users to interface at the gym or at home, and regardless of where they interface to be able to access this software via the web. Certain diagnostics can be collected, including the users range-of-motion. If certain deficiencies exist, a health club trainer can then prescribe a program or routine that will help this member increase their range-of-motion. Internet enabling allows for the health club to monitor the exercise of their member, and for club trainers to "train" the member by adjusting the routine being performed with the device. Because of the systems capability to record results over time, the trainer can decide when the user should move to more advanced movements. The main hurdle to this development is financial. Once we have the finances to perform these enhancements, we can assemble the proper team and move toward a time and cost effective product launch schedule.


MARKET OPPORTUNITY

Our strategy for accessing the consumer market is built on a foundation of credibility established within clinical, medical, and professional sports environments. We first penetrated the professional sports market, selling SportsRAC to professional sports teams, university athletic departments, and physical therapy clinics throughout the United States and Canada. Building on the credibility that our success with professional teams afforded us in the clinical market, we followed with Core:Tx PT, for physical therapists, shipping our first systems in January of 2005.

Core:Tx for Stroke Survivors will further establish us in the clinical market while helping us reach the at-home consumer market. The product represents the creation of a new business opportunity for us. This product is an enhanced and targeted Core:Tx PT product. It was launched on schedule in December of 2005. This innovative product guides stroke survivors through a rehabilitation program for hemiplegia (one sided muscular weakness) in the comfort of their own home.

Many stroke survivors continue to suffer from neuromuscular deficits after their formal therapy has ended. This product is targeted at stroke survivors who want to proactively continue to do things that will improve their quality of daily life even after their formal rehabilitation has been discontinued.


In 2007 we seek to launch several new products. We will seek partnerships that will include our MotionTrack technology in products launched by reputable companies, which will aid both; rehabilitation and general fitness. These products will likely include the upgraded technology and devices allowing users a more rewarding experience through internet-enabling, advanced data-mining, and the ability to model pre-programmed movements and exercises. Potential new markets include occupational health and safety, and fitness training, both at the gym and in the home. We will also penetrate further into existing markets such as neuromuscular rehabilitation, and physical and occupational safety with upgraded products that also include the previously mentioned key features.

Our vision is to leverage our MotionTrack platform and transform the way individuals exercise, train, and rehab from injuries. Our ability to use gyro-technology that wirelessly tracks and monitors motion and position in real-time is unique and can serve multiple industries, but will first greatly impact the physical health and fitness market. Current and future development will all work toward this goal.


MARKETING STRATEGY


Our core brand is built upon our ability to use gyro-technology to wirelessly monitor and track motion and position in real-time. Our strategy was initially built upon our success in the athletic training and rehabilitation market with our SportsRAC product. We will continue to build relationships in this area, and utilize the expertise of our Board of Directors and Advisory Board members to forge partnerships with key doctors, athletic and personal trainers, physical and occupational therapists, chiropractors and other clinicians and professionals to serve as our knowledge network. This network will help us establish our Company among the key influencers for the purchase and distribution of our products. We have begun with a clinical market, and while we will continue to penetrate and build our brand in this market, we will concurrently seek entry opportunities for the consumer market. We have entered into distribution arrangements with StayHealthy, a distributor of diagnostic health and wellness products, to market and introduce two of our products, Core:Tx for Stroke Survivors and Core:Tx for Physical Therapists, to their line of health/wellness products. These arrangements will give our products exposure to a very large and growing network of health conscious-consumers.


RESEARCH AND DEVELOPMENT


Development of Core:Tx PT began with a need to create a versatile platform technology (MotionTrack) that would carry us beyond the clinical market, and an evaluation of SportsRAC sales [objections] experienced by our sales partners. (SportsRAC is our flagship system for precise evaluation and exercise of neuromuscular reeducation.) Based on the voice of the customer, we developed a concept for a product that built upon the benefits of SportsRAC while also avoiding those identified objections. We mocked-up our concept and created illustrations of our vision for the finished product. Armed with these tools, we interviewed several representative potential customers, including clinicians, coaches, trainers, athletes, and parents of young athletes. We also engaged researchers from Colorado State University as an objective third party to verify our basic market research.

Based on feedback from these sources, functional prototypes were built. Using these Core:Tx prototypes, we demonstrated to and interviewed representative potential customers. We also placed a Core:Tx prototype with a physical therapist at the Santa Monica Orthopedic and Sports Medicine Research Foundation, a prestigious clinic engaged in knee injury prevention research and clinical practice. After further refinement, we specified and built pre-production samples--functional and aesthetic prototypes based on a design ready for manufacturing. Beta testing of these samples in clinics began in July 2004. Initial manufacturing began in December 2004, with product launch following in January 2005.

Future product development is following much the same process. In addition to understanding SportsRAC and Core:Tx sales objections, we have conducted - and will continue to conduct - quantitative and qualitative market research initiatives that use industry standard methodologies. This research will help us understand the voice of the customer, which will be a key force in identifying market needs and delivering product benefits.

MANUFACTURE OF PRODUCTS

Our Core:Tx products are manufactured by a Colorado based company. We entered into a non-exclusive manufacturing contract with this company in November 2006. This manufacturer is an ISO 9001:2000 certified and FDA registered contract manufacturing and services company. We are not dependent on this manufacturer and may in the future have our products by another manufacturer.

Our inventory consisting of units and their accessories is currently stored at our headquarters in Trenton, New Jersey. The inventory will continue to be stored in house until we reach our maximum capacity.


PROPRIETARY TECHNOLOGY


THE CORE:TX. Core:Tx is a patent-pending wireless system built on our innovative MotionTrack platform. It combines hardware and software operating on a personal computer (PC). Its key hardware is a small soap bar-sized device that can be attached anywhere on a user's body with adjustable straps. This device, based on MotionTrack technology, uses a gyroscope to sense the user's limb motion relative to the user's joint and continuously transmits that information wirelessly to the PC software. The software provides motivating and informational feedback to the user utilizing an entertaining and game-like interface. At the end of each session, the user is provided with a score. The system is particularly aimed at aiding neuromuscular reeducation while strengthening muscles throughout an adjustable range of motion. Core:Tx is a versatile tool that is compatible with and enhances existing rehabilitative, preventative, and strengthening protocols and equipment.

THE MOTIONTRACK PLATFORM. MotionTrack technology is the platform technology designed to leverage the unique features of our proprietary software and algorithms. MotionTrack combines these algorithms with wireless inertial sensor technology to capture and output human motion data creating a broad spectrum of potential applications.


INTELLECTUAL PROPERTY

Our Core:Tx system, which uses MotionTrack technology, utilizes patent-pending innovative hardware and software products designed to leverage the unique features of our proprietary algorithms. In an effort to protect the market for the Core:Tx system and MotionTrack technology, we have filed three patent applications covering various features of these technologies. These patent applications cover, among other concepts, the idea of using wireless inertial sensor technology to monitor user movement, process information about that movement and provide feedback to the user in order to enhance exercise and rehabilitation. Although we generally seek patent protection when possible, we do not consider patent protection to be a significant competitive advantage in the marketplace for our products.

Patents based on these patent applications may not be granted, however, and even if granted, such patents may not effectively protect us from competitive products or otherwise give us a competitive advantage. Further, it is possible that our patent applications or any patents granted could become the subject of interference proceedings that result in the loss of the associated patent rights or that any patents granted could be circumvented or invalidated. In addition, our non-patented proprietary technology and information or substantially equivalent technology or information may become known to, or be independently developed by, our competitors, or our proprietary rights in intellectual property may be challenged. Any of the foregoing could have a material adverse effect on our business, financial condition and results of operations.

We own the registered trademark Core:Tx in the U.S. and have filed an application to register the trademark in Canada. We have also filed applications to register the MotionTrack trademark with the USPTO and in Canada.


COMPETITION

Our industry consists of major domestic and international companies, many of which have financial, technical, marketing, sales, manufacturing, distribution and other resources substantially greater than ours. We believe that we compete based upon the effectiveness of our products and upon price. We minimize our product prices by minimizing our expenses. We intend to operate with minimal overhead costs by outsourcing our shipping, receiving, purchasing, and production functions.


The products described below constitute the closest known competitors to the Company's Core:Tx product. Management believes, however, that these products do not provide the innovation or benefits offered by the Core:Tx system.


FlexMonitor is sold by CDM Sport. FlexMonitor senses a patient's single-plane angular motion and transmits information over a cable connection to a personal computer. It is aimed at stretching exercises, which have not historically contained what the Company calls a "Fun Factor." The Company believes a Fun Factor is essential to progressing towards consumer sales. FlexMonitor also has a "techy" PC display and hardware that looks like a prototype rather than a finished product.

Monitored Rehab Systems are also sold by CDM Sport. The systems available are Functional Squat, Back Extension, Leg Extension, and Cable Column equipment. They are weight machines integrated with sensors and PCs that provide a game-like interface for NMR, strengthening exercises and evaluation. They are very expensive (the Functional Squat system retails for about $17,000). They are not portable or wireless. And in spite of their user interface complexity, they are not versatile--for example, the Leg Extension machine is for leg extensions only.

Balance System is made and sold by Biodex Medical Systems. It "evaluates neuromuscular control by quantifying the ability to maintain dynamic postural stability on an unstable surface." It is neither versatile nor portable.

Mentor is made by Kinetic Muscles Inc. It is Kinetic Muscles' first device and is aimed at hand rehabilitation for stroke patients and similar users. Mentor is an active range of motion device that engages a pneumatic actuator at the patient's maximum self extension, thereafter assisting the patient's motion to full extension. Described as a "very rigorous regimen", the Mentor does not appear to have a Fun Factor. It is quite clinical in appearance, lacks versatility, and is not wireless.

GOVERNMENT REGULATION

Our products and operations are subject to regulation by the Food and Drug Administration, or FDA, and state authorities. The FDA regulates the research, testing, manufacturing, safety, labeling, storage, recordkeeping, premarket clearance or approval, promotion, distribution and production of medical devices in the United States to ensure that medical products distributed domestically are safe and effective for their intended and indicated uses. In addition, the FDA regulates the export of medical devices manufactured in the United States to international markets.

Under the Federal Food, Drug, and Cosmetic Act, or FFDCA, medical devices are classified into one of three classes--Class I, Class II or Class III--depending on the degree of risk associated with each medical device and the extent of control needed to ensure safety and effectiveness. Classification of a device is important because the class to which a device is assigned determines, among other things, the type of premarketing submission and application process required for FDA clearance to market the device. Class I includes devices with the lowest risk to the patient (and subject to the least regulatory control), while Class III includes devices with the greatest risk to the patient (and strictest regulatory control).

Our currently marketed products are Class I medical devices. Class I devices are low-risk devices subject to the least regulatory control. In general, a company can market a Class I device as long as it adheres to a set of guidelines called "General Controls," which sufficiently assure the safety and effectiveness of the device. General Control are the baseline requirements of the Food, Drug and Cosmetic Act, or FD&C, that apply to all classes of medical devices and include compliance with the applicable portions of the FDA's Quality System Regulation, or QSR, establishment registration, product listing, reporting of adverse medical events and certain product malfunctions, and appropriate, truthful and non-misleading labeling, advertising, and promotional materials. Some Class I devices also require premarket clearance by the FDA through the 510(k) premarket notification process, although we believe that our products do not.

The FDA may disagree with our classification of our products, change its policies, adopt additional regulations, or revise existing regulations, any of which could impact our ability to market our products.

The FDA has broad regulatory and enforcement powers. If the FDA determines that we have failed to comply with applicable regulatory requirements, it can impose a variety of enforcement actions from public warning letters, fines, injunctions, consent decrees and civil penalties to suspension or delayed issuance of approvals, seizure or recall of our products, total or partial shutdown of production, withdrawal of approvals or clearances already granted, and criminal prosecution. The FDA can also require us to repair, replace or refund the cost of devices that we manufactured or distributed. If any of these events were to occur, it could materially adversely affect our business, financial condition and results of operations.

EMPLOYEES

We currently employ two full-time employees and one part-time employee. We contract with consultants to assist in certain areas of our operations. Additionally, we outsource key functions to control costs and keep our overhead low. We intend to hire additional full-time employees on an as needed basis. This will depend upon our receiving additional capital funding pursuant to the standby equity distribution agreement or otherwise.

FACILITIES


We lease a 1,909 square foot facility located at 427 Riverview Plaza, Trenton, New Jersey. The facility lease ends in December 2007. The base monthly rent under the lease is $3,989. While our current space accommodates our current operations and business activities, it is expected that expansion of the business will eventually necessitate a move to a larger facility.


LEGAL PROCEEDINGS


We are currently not a party to any litigation or other judicial or arbitration proceeding and are not aware of any threatened litigation or judicial or arbitration proceeding that we believe will have a material adverse affect on our business or results of operations.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read together with the financial statements and the accompanying notes thereto included elsewhere in this prospectus.

                                     GENERAL

We develop and market performance evaluation and rehabilitation products that monitor and guide exercise and give real-time motivational feedback. Over the past nine years, our medical and computer experts have brought together advanced software and medical technology in order to create MotionTrack, our versatile proprietary technology platform. Our goal is to enter into an emerging category of electronic personal training and therapeutic products using MotionTrack technology, developed initially for injury prevention and rehabilitation products.

                              RESULTS OF OPERATIONS

                NINE MONTHS ENDED SEPTEMBER 30, 2006 COMPARED TO
                      NINE MONTHS ENDED SEPTEMBER 30, 2005

REVENUES during the nine months ended September 30, 2006 of $4,884 decreased by $19,721, or 80%, from $24,605 during the corresponding nine months ended September 30, 2005 as a result of management's effort to reconfigure the Core:
TX PT product while continuing to sell the Core: TX Stroke product. Both products were previously brought to market during 2005. The Company ceased shipping this product in the first quarter of 2006. During 2006 management determined that the Core: TX PT product needed additional programming enhancements. Management expects to complete the Core: TX PT enhancements and re-commence sales in the second quarter of 2007. The SportsRAC product was discontinued during the first quarter of 2005, but the Company continued to receive rental payments under existing contracts throughout 2005 and during the first quarter of 2006. The $19,721 decrease is primarily comprised of a decrease in SportsRAC revenue by $10,800, and a decrease in Core: TX PT sales by approximately $8,900.

COST OF GOODS SOLD during the nine months ended September 30, 2006 of $500 decreased by $24,671, or 98%, from $25,171 during the corresponding nine months ended September 30, 2005. During management's transition in 2006, the Company moved primary locations from Colorado to New Jersey. During this process, management was unable to account for products that the previous management team provided to potential sales distribution channels as demonstration products (the costs of which were expensed). Products sold during the nine months ended September 30, 2006 were assembled from pieces of recovered demo units. Accordingly, the cost of goods sold for the nine months ended September 30, 2006 is significantly lower than it would be had the units sold been manufactured under normal circumstances.

RESEARCH AND DEVELOPMENT EXPENSES during the nine months ended September 30, 2006 of $70,039 decreased by $277,656, or 80%, from $347,695 during the corresponding nine months ended September 30, 2005. The decrease in research and development expenses is primarily attributable to a decline (during 2006) in efforts required to bring two products (Core: TX Stroke and Core: TX PT) to market. Core: TX PT was introduced to the market in March of 2005 and Core: TX PT was introduced to the market in December of 2005. Fewer resources were needed in 2006 for research and development since the products were being sold in the market place. Research and development efforts were redirected in 2006 with a focus on product enhancement as opposed to product development. The $70,039 expense for the nine months ended September 30, 2006 was primarily related to enhancing the Core: TX Stroke product. After management's transition in 2006, management only maintained two computer programmers while the previous management team employed several. Additional research and development spending relates to the continued investment in the development of products that respond to real-time human motion.

GENERAL AND ADMINISTRATIVE EXPENSES during the nine months ended September 30, 2006 of $690,202 increased by $75,756, or 12%, from $614,446 during the corresponding nine months ended September 30, 2005. These increase was primarily attributable to the adoption of FASB 123(R) which requires stock based payments to be valued at fair market and recorded in operations. Compensation expense in the form of stock options was $117,879 for the nine months ended September 30, 2006. The increase is also attributable to expenses for consulting and outside services relating to the registration of the companies securities with the Securities Exchange Commission. The increases were offset by a decrease in general and administrative expenses primarily attributable to management conserving resources and eliminating various expenses. The Company decreased supplies expenses by approximately $20,720 and the Company decreased travel expenses by approximately $30,745 from September 30, 2006 as compared to September 30, 2005.

SALES AND MARKETING EXPENSES during the nine months ended September 30, 2006 of $111,170 decreased by $63,252, or 36%, from $174,422 during the corresponding nine months ended September 30, 2005. The Company had brought two products to the market during the corresponding period in 2005 which accounted for elevated costs in this area. However, later in 2005, the Company paused sales on the
Core: TX PT product in order to enhance specific product features. As expected, this decision had a direct impact on the spending in the sales and marketing area which continued into 2006. During the nine months ended 2006, the Company spent approximately $23,914 less on marketing consulting, $4,762 less on direct mail, $4,997 less on market research, and $6,820 less on public relations as compared to the correspo0nding nine months ended September 30, 2005. The Company also conserved approximately $13,248 on sales payroll and related expenses from September 30, 2006 as compared to the corresponding nine months ended September 30, 2005.

AMORTIZATION during the nine months ended September 30, 2006 of $641,682 increased by $243,364, or 61%, from $398,318 during the corresponding nine months ended September 30, 2005. The increase is primarily attributable to amortization expense on the debt issuance costs associated with private placement offerings which occurred during the fourth quarter 2005 along with the first three quarters of 2006.

INTEREST EXPENSE, NET OF INTEREST INCOME AND INTEREST EXPENSE RELATED TO BENEFICIAL CONVERSION during the nine months ended September 30, 2006 of $1,019,247 increased by $535,190, or 111%, from $484,057 during the corresponding nine months ended September 30, 2005. The increase is primarily related to an increase in interest expense on the 2005 private placement offerings of approximately $513,000 and the interest expense on the beneficial conversion feature embedded in the Company's 2005 private placement offerings, and the interest expense associated with the debt discount on the beneficial conversion feature embedded in the 2006 private placement offerings.

NET LOSS TO COMMON SHAREHOLDERS was $(2,528,756) or $(0.06) per share for the nine months ended September 30, 2006 as compared to a net loss of $(2,019,504) or $(0.06) per share for the nine months ended September 30, 2005. The increase in net loss is primarily attributable to an increase in interest expense and amortization expense associated with the Company's convertible debt outstanding.

ACCUMULATED DEFICIT. Since inception, we have incurred substantial operating losses and expect to incur substantial additional operating losses over the next few years unless the sales from our products and licensing efforts yield a sustainable income stream. As of September 30, 2006 our accumulated deficit was $(17,204,630).

                THREE MONTHS ENDED SEPTEMBER 30, 2006 COMPARED TO
                      THREE MONTHS ENDED SEPTEMBER 30, 2005

REVENUES during the three months ended September 30, 2006 of $949 decreased by $1,679, or 64%, from $2,628 during the corresponding three months ended September 30, 2005 as a result of management's decision to discontinue the SportsRAC product while selling the Core: TX Stroke product and enhancing the
Core: TX PT product. The Company had sales of $914 of the Core: TX Stroke product during the three months ended September 30, 2006 as compared to $2,628 in leasing income from the SportsRAC product in the corresponding three month period in 2005.

COST OF GOODS SOLD during the three months ended September 30, 2006 of $0 decreased by $11,882, or 100%, from $11,882 during the corresponding three months ended September 30, 2005 as a result of the management transition which occurred in the first quarter of 2006. The Company had written off sales demonstration products and parts during 2004. The cost of sales for the products sold during this period had previously been written off. Products sold during the three months ended September 30, 2006 were assembled from pieces of recovered demo units.

RESEARCH AND DEVELOPMENT EXPENSES during the three months ended September 30, 2006 of $0 decreased by $90,793, or 100%, from $90,793 during the corresponding three months ended September 30, 2005. The majority of the third quarter 2005 research and development costs related to payroll and payroll related expenses to the Company's programmers. During the third quarter 2006, the Company focused on the registration statement to be filed with the Securities Exchange Commission and continued marking and networking of the technology. No research and development expenses were incurred.

GENERAL AND ADMINISTRATIVE EXPENSES during the three months ended September 30, 2006 of $349,820 increased by $145,270, or 71%, from $204,550 during the corresponding three months ended September 30, 2005. These increase was primarily attributable to the adoption of FASB 123(R) which requires stock based payments to be valued at fair market and recorded in operations. Compensation expense in the form of stock options was $117,879 for the three months ended September 30, 2006. The increase in general and administrative expenses is also a result of management's efforts to file a securities registration statement with the Securities Exchange Commission.

SALES AND MARKETING EXPENSES during the three months ended September 30, 2006 of $42,776 increased by $14,039, or 49%, from $28,737 during the corresponding three months ended September 30, 2005. The increase in sales and marketing expense is primarily attributable to Management incurring $17,150 in market research in the third quarter of 2006 as compared to approximately $5,400 in the corresponding period of 2005. The Company also attended and presented at trade shows incurring $7,290 in expenses during the third quarter 2006 as compared to $0 in the corresponding period in 2005. These increases were offset by decreases in general advertising and public relation expenses.

AMORTIZATION during the three months ended September 30, 2006 of $247,317 increased by $83,556, or 51%, from $163,761 during the corresponding three months ended September 30, 2005. The increase is primarily attributable to amortization expense on the debt issuance costs associated with three 2006 private placement offerings along with the 2005 private placement offering that closed during the fourth quarter 2005.

INTEREST EXPENSE, NET OF INTEREST INCOME AND INTEREST EXPENSE RELATED TO BENEFICIAL CONVERSION during the three months ended September 30, 2006 of $330,618 increased by $117,344, or 55%, from $213,270 during the corresponding three months ended September 30, 2005. The increase is a result of interest expense associated with the beneficial conversion feature embedded in the Company's 2005 private placement offering along with interest accrued on the 2005 private placement that was closed during the fourth quarter of 2005 and the three 2006 private placement offerings.

NET LOSS TO COMMON SHAREHOLDERS was $(969,578) or $(0.02) per share for the three months ended September 30, 2006 as compared to a net loss of $(710,365) or $(0.02) per share for the three months ended September 30, 2005. The increase in net loss in the period was primarily attributable to the increased interest expense and amortization expense associated with the Company's convertible debt outstanding.

ACCUMULATED DEFICIT. Since inception, we have incurred substantial operating losses and expect to incur substantial additional operating losses over the next few years unless the sales from our products and licensing efforts yield a sustainable income stream. As of September 30, 2006 our accumulated deficit was $(17,204,630).

                    YEAR ENDED DECEMBER 31, 2005 COMPARED TO
                          YEAR ENDED DECEMBER 31, 2004


REVENUES during the year ended in 2005 of $26,810 decreased by $79,540, or 75%, from $106,350 in 2004 as a result of management's effort to bring the Core:Tx PT product to the market in March of 2005 and the Core:Tx Stroke product to the market in December of 2005. Management also discontinued the SportsRAC product during the first quarter of 2005. SportsRAC sales and leasing revenue decreased by approximately $91,040. This decrease was offset by an increase in Core:Tx PT and Core:Tx Stoke sales of $11,500.

During 2004, the Company sold approximately 21 SportsRAC units and entered into leasing agreements for an additional 18 of these units. Some of these leasing agreements extended into 2005.

COST OF GOODS SOLD in 2005 of $28,595 decreased by $149,925, or 84%, from $178,520 in 2004; the difference primarily comprised of a decrease in SportsRAC costs of approximately $176,000 offset by increased Core:TX PT and Core:TX Stroke costs of approximately $26,800.

RESEARCH AND DEVELOPMENT EXPENSES during the year ended December 31, 2005 of $443,252 decreased by $191,645, or 30%, from $634,897 in 2004. The decrease in research and development expense is primarily attributable to the Company utilizing fewer outside contractors and programmers in the development of the Core:Tx family of products. During 2005, the programming needs were scaled down since the Company launched the Core:Tx PT product in March 2005. The Company continued to incur research and develop costs associated with the Core:Tx Stroke product which was launched in December of 2005.

GENERAL AND ADMINISTRATIVE EXPENSES during the year ended December 31, 2005 of $835,722 decreased by $365,068, or 30%, from $1,200,790 in 2004. The decrease in general and administrative expenses is comprised of a decrease in payroll and payroll related expenses of approximately $119,000, a decrease in consulting and outside service fees paid to advisors and consultants of approximately $191,000.

SALES AND MARKETING EXPENSES during the year ending December 31, 2005 of $213,066 decreased by $229,472, or 52%, from $442,538 in 2004. The decrease in sales and marketing expense is primarily attributable to the Company reducing selling salaries and related costs by approximately $217,000 in conjunction with the discontinuation of the SportsRAC product. The marketing expenses incurred during 2005 consisted of advertising, consultants and market research associated with bringing two products to the market during 2005.

AMORTIZATION during the year ended December 31, 2005 of $592,719 increased by $350,411, or 145%, from $242,308 in 2004. The increase is primarily attributable to amortization expense on the debt issuance costs associated with private placement offerings.

INTEREST EXPENSE, NET OF INTEREST INCOME AND INTEREST EXPENSE RELATED TO BENEFICIAL CONVERSION during the year ended December 31, 2005 of $744,918 increased by $412,472, or 124%, from $332,446 in 2004. The increase is a result of interest expense associated with the beneficial conversion feature embedded in the Company's 2005 private placement offering.

NET LOSS TO COMMON SHAREHOLDERS was $(2,832,262) or $(0.08) per share for the year ended December 31, 2005 as compared to a net loss of $(2,926,724) or $(0.08) per share for the year ended December 31, 2004. The decrease in net loss in the period was principally due to management's strategy to bring the Core:Tx family of products to market during 2005. The Company utilized an abundance of internal and outside resources during 2004 to develop these products. The Company also wrote-off considerable inventory during 2004.

ACCUMULATED DEFICIT. Since inception, we have incurred substantial operating losses and expect to incur substantial additional operating losses over the next few years unless the sales from our products and licensing efforts yield a sustainable income stream. As of December 31, 2005, our accumulated deficit was $(14,675,874).


                        LIQUIDITY AND FINANCIAL CONDITION


GENERAL

At September 30, 2006, cash and cash equivalents were $128,730. Total liabilities at September 30, 2006 were $7,081,056, consisting of current liabilities in the aggregate amount of $2,181,056 and long-term liabilities in the amount of $4,900,000. At September 30, 2006, assets included $12,694 in furniture and equipment, net of depreciation; $1,354,909 in debt issuance costs, net of amortization; and prepaid expenses and other assets of $18,443. As of September 30, 2006, our working capital deficit was $(2,052,326) as compared to $(1,982,143) at December 31, 2005. We expect to incur substantial operating losses as we continue our commercialization efforts.

Our debt at September 30, 2006 was as follows:

                                                 SEPTEMBER 30, 2006
      Short-term bridge loans                        $1,287,000
      Convertible notes                               4,900,000


For more detailed information on long-term liabilities, see Note 5 to our financial statements contained herein.

FINANCING TRANSACTIONS


We have financed our operations since inception primarily through equity and debt financings and, loans from shareholders and other related parties. In January 2006, we entered into a $10 million standby equity distribution agreement with Cornell Capital. The shares of common stock issuable pursuant to the standby equity distribution agreement are not included in this prospectus. We will need to register the shares to be issued under the standby equity distribution agreement before such shares can be issued to Cornell Capital in the future.


We have recently entered into a number of financing transactions and are continuing to seek other financing initiatives. We will need to raise additional capital to meet our working capital needs and to complete our product commercialization process. Such capital is expected to come from the sale of securities, including the sale of common stock under the standby equity distribution agreement described below. No assurances can be given that such financing will be available in sufficient amounts or at all.


The Company used the proceeds from the 2005 and 2006 private placement offerings to fund continued research and development of the Core:Tx Stroke and Core:Tx PT products which were introduced to the market during 2005. The Company used approximately $420 thousand on the continued development of the products. The Company also used approximately $286 thousand on selling and marketing campaigns during 2005 and 2006. The remaining proceeds from the 2005 and 2006 issuances have been used to fund the Company's general operating costs and expenses associated with this registration. Currently, the Company is burning approximately $60,000 per month on recurring expenses. Of the $60,000 monthly burn rate, 80% is comprised of general & administrative costs, and 20% is comprised of continued product enhancement costs. In addition to the monthly burn rate discussed above, the Company expects to spend $50,000 on a marketing campaign, $200,000 on professional services in conjunction with this registration filing and $30,000 on new inventory during the first two quarters of 2007. Short term private financing is being negotiated to satisfy these obligations.

The following is a general description of our most recent financing transactions. See also the Notes to Consolidated Financial Statements included with this Report.

PRIVATE PLACEMENTS

2003 - 2004 OFFERING. From December 2003 to July 2004, we sold $4,900,000 of equity units (the "2003 - 2004 Units") in a private placement including $3,976,000 for cash and $924,000 for the exchange of outstanding debt. Of such 2003 - 2004 Units, we issued $2,029,000 ($1,108,000 for cash and $921,000 for the exchange of outstanding debt) during the year ended December 31, 2003 and $2,871,000 for cash during the year ended December 31, 2004. Each 2003 - 2004 Unit, with a purchase price of $1,000 per unit consists of an 8.5% unsecured convertible note in the principal amount of $1,000 and 250 shares of our common stock. The principal balance of each convertible note, along with accrued and unpaid interest, is payable on the earlier of the fifth anniversary of the issuance of the convertible note or the occurrence of a Fundamental Change (as defined below).

The holder of each convertible note may elect to convert the principal balance of the convertible note into shares of our Common Stock at any time. The convertible notes were originally convertible at a price equal to $2.00, subject to an anti-dilution adjustment (the "Conversion Price"). Upon the issuance of 2,000,000 compensation shares to Cornell Capital and 40,000 shares to Yorkville Advisors at a purchase price of $0.25 per share pursuant to the Standby Equity Distribution Agreement described below, the Conversion Price of the convertible notes was reduced to $0.25 per share as an anti-dilution adjustment. Each convertible note bears interest at 8.5% per annum payable at maturity in arrears, at our option, in cash, or Common Stock (at the Conversion Price, subject to adjustment), or a combination of cash and Common Stock.

2005 OFFERING A. From March 2005 to May 2005, we sold $750,000 of unsecured convertible notes in a private placement (the "10% A Notes"). The principal balance of each 10% A Note, along with accrued and unpaid interest, is payable on the earlier of the first anniversary of the issuance of the 10% A Note or the occurrence of a Fundamental Change.

The principal balance of the 10% A Notes was convertible into shares of our common stock on or after August 5, 2005, at a price equal to 80% of the price of common stock in the next equity offering conducted by us which closed by December 11, 2005 or, if no such offering occurred by December 11, 2005, at the rate of one share per $2.00 converted, subject to adjustment (the "Conversion Price"). We conducted an equity offering prior to December 11, 2005 of equity units including 10% B Notes described below in "2005 Offering B". Accordingly, the Conversion Price of the 10% A Notes was 80% of the price of the 10% B Notes. Upon the issuance of 2,000,000 compensation shares to Cornell Capital and 40,000 shares to Yorkville Advisors at a purchase price of $0.25 per share pursuant to the standby equity distribution agreement described below, the Conversion Price of the 10% B Notes issued in the 2005 Offering B was set at $0.20 per share and the Conversion Price of the 10% A Notes was set at $0.16 per share. Each 10% A Note had an interest rate of 10% per annum payable at maturity in arrears, at our option, in cash, or common stock (at the Conversion Price, subject to adjustment), or a combination of cash and common stock. As of February 1, 2007, all of the 10% A Notes and accrued interest were converted by the holders of such notes into an aggregate of 5,156,250 shares of our common stock.

2005 OFFERING B. From August 2005 to January 2006, we sold $957,000 of equity units (the "2005 B Units") in a private placement. Of such 2005 B Units, we issued $852,000 in 2005 and $105,000 in 2006. Each 2005 B Unit, with a purchase price of $1,000 per unit consists of a 10% convertible note in the principal amount of $1,000 and 2,000 warrants to purchase our common stock. The principal balance of each 10% B Note, along with accrued and unpaid interest, is payable on the earlier of the first anniversary of the issuance of the 10% B Note or the occurrence of a Fundamental Change.

The principal balance of the 10% B Notes was convertible into shares of our common stock on or after January 26, 2006, at a price equal to 80% of the price of common stock in the next equity offering conducted by us which closed by May 5, 2006 or, if no such offering occurred prior to May 5, 2006, at the rate of one share per $2.00 converted, subject to adjustment (the "Conversion Price"). We conducted an equity offering of shares to Cornell Capital in January 2006 in connection with the execution of the standby equity distribution agreement. Upon the issuance of the standby equity distribution agreement compensation shares, the Conversion Price of the 10% B Notes was set at $0.20 per share. Each 10% B Note had an interest rate of 10% per annum payable at maturity in arrears, at our option, in cash, or common stock (at the Conversion Price, subject to adjustment), or a combination of cash and common stock. As of February 1, 2007, all of the 10% B Notes and accrued interest were converted by the holders of such notes into an aggregate of 5,263,500 shares of our common stock.


Each 2005 B Unit included a Warrant to purchase two shares of Common Stock for every $1 invested. The Warrants included in the 2005 B Units are exercisable commencing upon the first anniversary of the date of the issuance of the 10% B Note, and for a period of six years thereafter. The Warrants had an exercise price equal to the lesser of $2.20 per share or 110% of the Conversion Rate of the 10% B Note subject to adjustment for anti-dilution purposes. As of January 26, 2006, the Warrant Exercise Price was $.25.


PROVISIONS APPLICABLE TO THE NOTES ISSUED IN THE 2003 - 2004 OFFERING, THE 2005 OFFERING A AND 2005 OFFERING B (EACH, A "CONVERTIBLE NOTE").

A Fundamental Change is defined as (i) a sale or transfer of all or substantially all of our assets in any transaction or series of transactions (other than sales in the ordinary course of business); (ii) a merger or consolidation in which we are not the survivor; or (iii) the sale or exchange of all or substantially all of our outstanding shares of the Common Stock (including by way of merger, consolidation, or other business combination); or
(iv) the consummation by us of a public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of our Common Stock under the Securities Act of 1933, as amended, with minimum gross proceeds to us of $7,500,000.


We may prepay all or a portion of any Convertible Note at any time without premium or penalty. Any prepayment must be accompanied by payment of any interest, which payment of interest may be in cash, Common Stock, or a combination of cash and Common Stock.


We may not grant a security interest in, pledge, or mortgage any of our assets except we may grant or incur liens, security interests, pledges, mortgages, and other encumbrances, voluntary or involuntary, covering our assets so long as the loans, borrowings, or other obligations secured thereby do not exceed $500,000 in the aggregate.

Pursuant to the terms of the Convertible Note, before we may amend our Certificate of Incorporation (other than a certificate setting forth designations and preferences with respect to any Preferred Stock) or Bylaws or may merge or consolidate with any other company and following such merger or consolidation we will be the survivor, must give notice of such action to each holder of a Convertible Note. The notice must contain a summary of the action to be taken, the date on which the action will be taken (the "Effective Date"), which will not be sooner than 30 days following the date the notice is given, a statement that the proposed action will be taken unless there is a Convertible
Note Veto), the United States address where a Convertible Note Veto must be sent, and such other information as we deem appropriate. If, prior to the Effective Date, we receive a Convertible Note Veto, we may not take the action described in the notice. A Convertible Note Veto shall be deemed to occur if, prior to the Effective Date of the action, we receive in writing an objection to the action from holders of Eligible Convertible Notes representing 66-2/3% of the principal of all Eligible Convertible Notes then outstanding. Eligible Convertible Notes are the Convertible Notes issued by us once a minimum of $450,000 in principal of Convertible Notes was sold in the Offering, other than Convertible Notes held by any officer or director of Performance Health or any person or entity whom an officer or director of Performance Health possesses, directly or indirectly, the power to direct, or cause the direction of, the management or policy of the person or entity, whether through the ownership of voting securities, by contract, or otherwise.

In the Convertible Notes, we granted to each holder of a Convertible Note the right to purchase a pro rata portion of any Preferred Stock issued by us at any time while any portion of the principal of the Convertible Note is outstanding.


MARCH 2006 NOTE. On March 10, 2006, we sold $50,000 of unsecured convertible notes (the "15% March 2006 Notes") in a private placement. The principal balance of the 15% March 2006 Note, along with accrued and unpaid interest at 15% per annum, was payable on the earlier of September 10, 2006 and the closing of a debt or equity financing having net proceeds of at least $250,000. We repaid the 15% March 2006 Note in May 2006.

APRIL 2006 NOTE. On April 4, 2006, we sold $50,000 of equity units (the "April 2006 Units") in a private placement. Each April 2006 Unit, with a purchase price of $1,000 per unit consists of a 15% convertible note in the principal amount of $1,000 (the "15% April 2006 Notes") and 3,000 warrants to purchase our common stock. The original maturity date of the 15% April 2006 Note has been extended to June 30, 2007, at which time the principal and accrued interest is due. The holder of the 15% April 2006 Note may elect to convert the principal balance of the 15% April 2006 Note into shares of our common stock at a price equal to $0.30 per share (the "Conversion Rate"). Each 15% April 2006 Note bears interest at 15% per annum payable at maturity in arrears, at our option, in cash, or common stock (at the Conversion Rate, subject to adjustment), or a combination of cash and common stock. As of February 1, 2007, there were $50,000 in principal of 15% April 2006 Notes outstanding.

The investor received a warrant to purchase a total of 150,000 shares of common stock having an exercise price of $0.30 per share. The warrants are exercisable for a period of five years from the date of issuance.

2006 OFFERING A. On May 15, 2006, we sold $250,000 of equity unit (the "2006 A Units") in a private placement. Each 2006 A Unit, with a purchase price of $1,000 per unit consists of a 10% convertible note (the "2006 A Notes") in the principal amount of $1,000 and 6,000 warrants to purchase our common stock. The principal balance of each 2006 A Note, along with accrued and unpaid interest, is payable 6 months after the date of issuance. The holder of each 2006 A Note may elect to convert the principal balance of the 2006 A Note into shares of our Common Stock. The 2006 A Notes are convertible at a price equal to the lower of
(i) 70% of the average closing price of our common stock on the exchange on which the Company's stock is trading for the 20 trading days immediately preceding the day upon which we receive a conversion notice from the Noteholder or (ii) $.30 per share (the "Conversion Rate"). Each 2006 A Note bears interest at 10% per annum payable at maturity in arrears, at the option of Performance Health, in cash, or Common Stock (at the Conversion Rate, subject to adjustment), or a combination of cash and Common Stock.

Each investor participating in the Offering received a Warrant to purchase 6,000 shares of Common Stock for every $1,000 invested. The exercise price of the warrants is $.50 per share. The warrants are exercisable for a period of five years from the date of issuance.

The Notes will be secured by a pledge of Put Notices under the Standby Equity Distribution Agreement with Cornell Capital (described below) in a principal amount equal to the principal amount of Notes issued.

2006 OFFERING B. On May 24, 2006, we sold $250,000 of equity unit (the "2006 B Units") in a private placement. Each 2006 B Unit, with a purchase price of $1,000 per unit consists of a 10% convertible note (the "2006 B Notes") in the principal amount of $1,000 and 6,000 warrants to purchase our common stock. The principal balance of each 2006 B Note, along with accrued and unpaid interest, is payable 6 months after the date of issuance. The holder of each 2006 B Note may elect to convert the principal balance of the 2006 B Note into shares of our Common Stock. The 2006 B Notes are convertible at a price equal to the lesser of
(i) $0.60 (the "Conversion Price") or (ii) 70% of the average of the closing bid price for the Company's Common Stock for the 20 days preceding the Conversion Notice, as reported by the exchange on which the Company's Common Stock is then traded (the "Conversion Rate"). Each 2006 B Note bears interest at 10% per annum payable at maturity in arrears, at the option of Performance Health, in cash, or Common Stock (at the Conversion Rate, subject to adjustment), or a combination of cash and Common Stock.

Each investor participating in the Offering received a Warrant to purchase 6,000 shares of Common Stock for every $1,000 invested. The exercise price of 3,000 of the warrants is $.50 per share and the exercise price for 3000 warrants is $1.00 per share. The warrants are exercisable for a period of five years from the date of issuance.

The Notes will be secured by a pledge of Put Notices under the Standby Equity Distribution Agreement with Cornell Capital (described below) in a principal amount equal to the principal amount of Notes issued.

2006 OFFERING C. On June 30, 2006, we sold $250,000 of equity unit (the "2006 C Units") in a private placement. Each 2006 C Unit, with a purchase price of $1,000 per unit consists of a 10% convertible note (the "2006 C Notes") in the principal amount of $1,000 and 6,000 warrants to purchase our common stock. The principal balance of each 2006 C Note, along with accrued and unpaid interest, is payable 6 months after the date of issuance. The holder of each 2006 C Note may elect to convert the principal balance of the Convertible Note into shares of our Common Stock. The 2006 C Notes are convertible at a price equal to the lesser of (i) $0.60 (the "Conversion Price") or (ii) 70% of the average of the closing bid price for the Company's Common Stock for the 20 days preceding the Conversion Notice, as reported by the exchange on which the Company's Common Stock is then traded (the "Conversion Rate"). Each Convertible Note bears interest at 10% per annum payable at maturity in arrears, at the option of Performance Health, in cash, or Common Stock (at the Conversion Rate, subject to adjustment), or a combination of cash and Common Stock.

Each investor participating in the Offering received a Warrant to purchase 6,000 shares of Common Stock for every $1,000 invested. The exercise price of 3,000 of the warrants is $.60 per share and the exercise price for 3,000 warrants is $1.25 per share. The warrants are exercisable for a period of five years from the date of issuance.

The Notes will be secured by a pledge of Put Notices under the Standby Equity Distribution Agreement with Cornell Capital (described below) in a principal amount equal to the principal amount of Notes issued.

2006 OFFERING D. On October 13, 2006 the Company sold $250,000 of equity units (the "2006 D Units") in a private placement. The 2006 D Units consist of a 13% convertible note (the "2006 D Notes") in the principal amount of $250,000 and 625,000 five year warrants to purchase our common stock at an exercise price of $.50. The principal balance of the 2006 D Note, along with accrued and unpaid interest, is payable on the earlier of (i) 30 days after the effective date of a registration statement filed by the Company that includes the warrant shares, or
(ii) April 13, 2007. The holder of the 2006 D Note may elect to convert the principal balance of the 2006 D Note into shares of our common stock at a price equal to the lesser of (i) $0.50, or (ii) 70% of the average of the closing bid price for the Company's common stock for the 20 days preceding the conversion notice, as reported by the exchange on which the Company's common stock is then traded (the "Conversion Rate"). The Note bears interest at 13% per annum payable at maturity in arrears, at the option of the Company, in cash, or common stock (at the Conversion Rate), or a combination of cash and common stock. The Company paid a total of $8,125 in prepaid interest to the 2006 D noteholder on the date of closing, representing 90 days' worth of interest on the 2006 D Note. The 2006 D noteholder also received $12,500 at the closing as additional consideration. The 2006 D Notes are secured by a security interest in all of the assets of the Company, which the investor agreed to subordinate in favor of financing from a bank or other traditional lending institution. As of February 1, 2007, there were $250,000 in principal of 13% 2006 D Notes outstanding.

Each investor participating in the offering received a warrant to purchase 2,500 shares of common stock for every $1,000 invested. The exercise price of the warrants is $0.50 per share. The warrants are exercisable for a period of five years from the date of issuance.

2006 E NOTE. On December 8, 2006 we sold $100,000 of non-convertible 15% promissory notes, as amended, to a lender in a private transaction (the "15% 2006 E Note"). The principal balance of the 15% 2006 E Note, along with accrued and unpaid interest, is payable February 7, 2007 or at the option of the lender upon receipt by the Company of $2,000,000 of financing. The Note bears interest at 15% per annum payable at maturity in arrears. The Company paid a total of $2,500 in prepaid interest to the 15% 2006 E Noteholder on the date of closing, representing two months' worth of interest on the 15% 2006 E Note. As of February 1, 2007, there were $100,000 in principal of 15% 2006 E Notes outstanding.

2006 F NOTE. On December 14, 2006 the Company sold $50,000 of non-convertible 15% promissory notes, as amended, to a lender in a private transaction (the "15% 2006 F Note"). The principal balance of the 15% 2006 F Note, along with accrued and unpaid interest, is payable on February 14, 2007, or at the option of the lender upon the receipt by the Company of $2,000,000 of financing. The Note bears interest at 15% per annum payable at maturity in arrears. The Company paid a total of $2,500 in prepaid interest to the 15% 2006 F Noteholder on the date of closing, representing two months' worth of interest on the 15% 2006 F Note. As of February 1, 2007, there were $50,000 in principal of 15% 2006 F Notes outstanding.

2006 G OFFERING. From December 27, 2006 to January 16, 2007 the Company sold $200,000 of equity units (the "2006 G Units") in a private placement in an offshore transaction under Regulation S of the Securities Act of 1933. Each 2006 G Unit, with a purchase price of $1,000 per unit, consists of a 10% convertible note in the principal amount of $1,000 (the "10% 2006 G Notes"), 2,000 five year warrants to purchase our common stock at an exercise price of $0.75 and 2,000 five year warrants to purchase our common stock at an exercise price of $1.50. The principal balance of each 10% 2006 G Note, along with accrued and unpaid interest, is payable 120 days after issuance. The holders of each 10% 2006 G Note may elect to convert the principal balance of the 10% 2006 G Notes into shares of our common stock at a price equal to the lower of (i) $0.75 or (ii) 70% of the average of the closing bid price on which our stock is trading for the 20 trading days immediately preceding the day upon which we receive a conversion notice from the noteholder, but in any event not less than $0.30 (the "Conversion Rate"). Each 10% 2006 G Note bears interest at 10% per annum payable at maturity in arrears, at our option, in cash, or common stock (at the Conversion Rate), or a combination of cash and common stock. As of February 1, 2007, there were $250,000 in principal of 10% 2006 G Notes outstanding.

Each investor participating in the offering received a warrant to purchase 4,000 shares of common stock for every $1,000 invested. The exercise price of 2,000 of the warrants is $0.75 per share and the exercise price for 2,000 warrants is $1.50 per share. The warrants are exercisable for a period of five years from the date of issuance.

STANDBY EQUITY DISTRIBUTION AGREEMENT (CORNELL CAPITAL). On January 23, 2006, we entered into a standby equity distribution agreement with Cornell Capital pursuant to which we may, at our discretion, periodically sell to Cornell Capital shares of our common stock for a total purchase price of up to $10 million.

For each share of common stock purchased under the standby equity distribution agreement, Cornell Capital will pay us 95% of the lowest volume weighted average price of our common stock as quoted by on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the five days immediately following the date we deliver a notice requiring Cornell Capital to purchase our shares under the standby equity distribution agreement. The volume weighted average price is calculated automatically by Bloomberg L.P., a reporting service, and is calculated by multiplying the number of our shares sold on a given day by the actual sales prices and adding up the totals. There is no minimum price for shares to be issued pursuant to the standby equity distribution agreement.

Cornell Capital will retain a fee of 5% of each advance under the standby equity distribution agreement for a total effective discount to the market price of our common stock of 10%. This 10% discount is an underwriting discount. $500 must also be paid to Yorkville Advisors, LLC, an affiliate of Cornell Capital, as a structuring fee upon each cash advance. The fees may be deducted by Cornell Capital from the proceeds of each cash advance.

Pursuant to the standby equity distribution agreement, we may periodically sell shares of common stock to Cornell Capital to raise capital to fund our working capital needs. The periodic sale of shares is known as an advance. We may request an advance every five trading days. A closing will be held one trading day after the end of each pricing period at which time we will deliver shares of common stock and Cornell Capital will pay the advance amount requested by us. The amount of each advance is limited to a maximum draw down of $500,000 every five trading days. The amount available under the standby equity distribution agreement is not dependent on the price or volume of our common stock.

We may request advances under the standby equity distribution agreement once the underlying shares are registered with the Securities and Exchange Commission. The shares of common stock issuable pursuant to the standby equity distribution agreement are not included in this prospectus. We may continue to request advances until Cornell Capital has advanced $10 million or 24 months after the effective date of the registration statement, whichever occurs first.

In addition, we will not be in a position to access the capital under the standby equity distribution agreement until our securities are quoted on the Over-the-Counter Bulletin Board and sufficient demand exists for our equity securities. Our common stock is presently not traded on any public market or securities exchange. There can be no assurance that we will successfully list our securities for a quotation on the Over-the-Counter Bulletin Board, or that a market for our securities will develop in a manner that will allow us to receive financing under the standby equity distribution agreement.

We will consider a number of factors in requesting a draw down under the standby equity distribution agreement including our cash flow needs, the use of the funds, the estimated return on the investment and whether alternative sources of capital are available to meet our needs. We currently plan to use these funds for projects that have a reasonably good opportunity for successful return, such as software development projects, marketing initiatives or inventory.

There are substantial risks to investors as a result of the issuance of shares of common stock under the standby equity distribution agreement. These risks include dilution of stockholders, significant decline in our stock price and our inability to draw sufficient funds when needed. See "Risk Factors".

We may not request advances under the standby equity distribution agreement if the shares to be issued in connection with such advances would result in Cornell Capital owning more than 9.9% of our then outstanding common stock. As of February 1, 2007, we had 48,527,727 shares outstanding so Cornell Capital could not own in excess of 4,804,245 shares. Giving effect to the 2,000,000 shares of our common stock currently held by Cornell Capital it could purchase 2,804,245 additional shares for approximately $666,000 under the standby equity distribution agreement (at an assumed purchase price of $0.2375 per share based upon 95% of an assumed lowest trading price of $0.25). We will be unable to sell additional shares of our common stock under the standby equity distribution agreement if Cornell Capital is unable to reduce its holdings so as to remain below the 9.9% threshold.

The standby equity distribution agreement contains a covenant that restricts us from raising capital from the sale of stock or other securities convertible into stock at a price less than the market price of our common stock on the date of issuance. The existence of this covenant may limit our ability to borrow money or raise capital from the sale of stock or convertible securities because purchasers of our stock or convertible securities may want to pay a discount to the market price of our stock.

In connection with our execution of the standby equity distribution agreement with Cornell Capital, in order to limit the number of shares that may be sold in the public market, certain of our current and former executive officers and directors have entered into lock-up agreements under which they agreed not to transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for shares of our common stock for the period commencing on January 19, 2006 and ending on the termination of the standby equity distribution agreement without the prior written consent of Cornell Capital except in accordance with the volume limitations set forth in Rule 144(e) of the Securities Act. See "Description of Capital Stock - Lock Up Agreements."

Cornell Capital is a private limited partnership whose business operations are conducted through its general partner, Yorkville Advisors Management, LLC. In consideration of the commitment of Cornell Capital to purchase up to $10 million of our shares of common stock pursuant to the standby equity distribution agreement as described herein Cornell Capital received a one-time commitment fee in the form of 2,000,000 shares of our common stock equaling approximately $500,000, which shares are included in this prospectus. In addition, we engaged Newbridge Securities Corporation, a registered broker-dealer, to advise us in connection with the standby equity distribution agreement. For its services, Newbridge received a fee of $160,000 by the issuance of 40,000 shares of our common stock which shares are included in this prospectus.

REGISTRATION RIGHTS

In connection with the issuance of all of our convertible notes, we granted demand and piggy-back registration rights with respect to the shares issuable for interest or upon conversion of such notes. The registration rights cease at the time the shares are eligible for sale under Rule 144 of the Securities Act. As of February 1, 2007, the underlying shares related to the 2003 Convertible Notes issued in 2003, 2004 and 2005 were eligible for sale under Rule 144 and the underlying shares related to all notes issued since February 1, 2006 had registration rights; all of such shares are included in this prospectus.

SECURITY INTEREST IN PUT NOTICES UNDER THE STANDBY EQUITY DISTRIBUTION AGREEMENT

The repayment of the obligations under the 2006 A Notes, 2006 B Notes, 10% 2006 C Notes, 15% 2006 E Notes, and 15% 2006 F Notes will be secured by a grant of a security interest in the put notices that may be issued in the future by us under the standby equity distribution agreement with Cornell Capital within five days of the effectiveness of the registration statement related to the shares issuable under the standby equity distribution agreement. In the event we do not repay the notes when due and such registration statement is effective, the noteholder will have the right to receive the cash payable by Cornell Capital to us for the shares sold by us from time to time to Cornell Capital under the standby equity distribution agreement. Except in the foregoing circumstances, we do not presently intend to use the funds available under the standby equity distribution agreement for the repayment of debt although we may utilize such funds for debt repayment if we have no other source of capital for such obligations.

                  MANAGEMENT'S PLANS TO OVERCOME OPERATING AND
                             LIQUIDITY DIFFICULTIES

We develop and market performance evaluation and rehabilitation products that monitor and guide exercise and give real-time motivational feedback. Over the past nine years, our medical and computer experts have brought together advanced software and medical technology in order to create MotionTrack(TM), our versatile proprietary technology platform. Our goal is to enter into an emerging category of electronic personal training and therapeutic products using MotionTrack technology, developed initially for injury prevention and rehabilitation products.

Our operating plan seeks to minimize our capital requirements, but expansion of our production capacity to meet increasing sales and refinement of our manufacturing process and equipment will require additional capital. We expect that operating and production expenses will increase significantly as we continue to ramp up our production, enhance our technology and develop, produce, sell and license products for commercial applications.

We have recently entered into a number of financing transactions (see Notes 5 and 16). We are continuing to seek other financing initiatives. We need to raise additional capital to meet our working capital needs, for the repayment of debt and for capital expenditures. Such capital is expected to come from the sale of securities, including the sale of common stock under the Standby Equity Distribution Agreement. (See Note 12) We believe that if we raise approximately $1.25 million in debt and equity financings, including, under the Standby Equity Distribution Agreement, we would have sufficient funds to meet our needs for working capital and repayment of debt (approximately $0 million due to the Company's conversion option) and for capital expenditures (approximately $1.25 million) over the next twelve months.

No assurance can be given that we will be successful in completing any financings at the minimum level necessary to fund our capital equipment, debt repayment or working capital requirements, or at all. If we are unsuccessful in completing these financings, we will not be able to meet our working capital, debt repayment or capital equipment needs or execute our business plan. In such case we will assess all available alternatives including a sale of our assets or merger, the suspension of operations and possibly liquidation, auction, bankruptcy, or other measures.


GOING CONCERN MATTERS


Our accompanying financial statements have been prepared on a going concern basis, which contemplates our continuation of operations, realization of assets and liquidation of liabilities in the ordinary course of business. Since inception, we have incurred substantial operating losses and expect to incur additional operating losses over the next several periods. As of September 30, 2006, we had an accumulated deficit of approximately $17.2 million.


We have financed our operations since inception primarily through equity financings and loans from our officers, directors and stockholders. We have recently entered into a standby equity distribution agreement. No assurances can be given that the additional capital necessary to meet our working capital needs or to sustain or expand our operations will be available in sufficient amounts or at all under the standby equity credit agreement or otherwise. Continuing our operations in 2006 is dependent upon obtaining such further financing.

Our accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                          CRITICAL ACCOUNTING POLICIES


The Securities and Exchange Commission ("SEC") defines "critical accounting policies" as those that require application of management's most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain and may change in subsequent periods. Our significant accounting policies are described in Note 1 in the Notes to the Consolidated Financial Statements. Not all of these significant accounting policies require management to make difficult, subjective or complex judgments or estimates. However, the following policies could be deemed to be critical within the SEC definition.


REVENUES

We recognize income and expenses on the accrual method of accounting. Revenue is recognized as services are rendered or products are delivered, the price to the buyer is fixed and determinable, and collectibility is reasonably assured.


USEFUL LIVES OF TANGIBLE AND INTANGIBLE ASSETS


Depreciation and amortization of tangible and intangible assets are based on estimates of the useful lives of the assets. We regularly review the useful life estimates established to determine their propriety. Changes in estimated useful lives could result in increased depreciation or amortization expense in the period of the change in estimate and in future periods that could materially impact our financial condition and results of operations.

IMPAIRMENT OF LONG-LIVED ASSETS

Effective January 1, 2002, we adopted Statement of Financial Accounting Standards ("SFAS") No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS No. 144"). SFAS No. 144 requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. An impairment charge could materially impact our financial condition and results of operations.

INCOME TAXES

As part of the process of preparing our consolidated financial statements, we are required to estimate our taxes in each of the jurisdictions of operation. This process involves management estimating the actual current tax expense together with assessing temporary differences resulting from differing treatment of items for tax and accounting purposes. These differences result in deferred tax assets and liabilities, which are included within the consolidated balance sheet. We then must assess the likelihood that the deferred tax assets will be recovered from future taxable income and, to the extent recovery is not likely, we must establish a valuation allowance. Future taxable income depends on the ability to generate income in excess of allowable deductions. Significant management judgment is required in determining the provision for income taxes, deferred tax assets and liabilities and any valuation allowance recorded against net deferred tax assets. In the event that actual results differ from these estimates or we adjust these estimates in future periods, we may need to change our valuation allowance that could materially impact our financial condition and results of operations.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Fair value estimates, assumptions and methods used to estimate fair value of our financial instruments are made in accordance with the requirements of SFAS No. 107, "Disclosures about Fair Value of Financial Instruments." We have used available information to derive our estimates. However, because these estimates are made as of a specific point in time, they are not necessarily indicative of amounts we could realize currently. The use of different assumptions or estimating methods may have a material effect on the estimated fair value amounts.

CONVERTIBLE SECURITIES WITH CONVERSION FEATURES

The Company accounts for the fair value conversion features embedded in the Company's convertible notes in accordance with SFAS No. 133 "Accounting For Derivative Instruments and Hedging Activities" and EITF Issue No. 00-19 "Accounting For Derivative Financial Instruments Indexed To and Potentially Settled In a Company's Own Stock" which requires the Company to bifurcate and separately account for the conversion feature as embedded derivatives contained in the Company's convertible notes. Pursuant to SFAS No. 133, the Company bifurcated the fair value of the conversion feature from the convertible notes, since the conversion features were determined to not be clearly and closely related to the debt host. The Company is required to carry these embedded derivatives on its balance sheet at fair value and unrealized changes in the value of these embedded derivatives are reflected in the statement of operations.
The resulting discount on the debt is amortized to interest expense over the life of the related debt.


                    RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS


On December 16, 2004, the Financial Accounting Standards Board ("FASB") issued SFAS No. 123(R), "Share-Based Payment", which is a revision of SFAS No. 123 and supersedes APB Opinion 25. SFAS No. 123(R) requires all share-based payments to employees, including grants of employee stock options, to be valued at fair value on the date of grant, and to be expensed over the applicable vesting period. Pro forma disclosure of the income statement effects of share-based payments is no longer an alternative. SFAS No. 123(R) is effective for all stock-based awards granted on or after January 1, 2006 . In addition, companies must also recognize compensation expense related to any awards that are not fully vested as of the effective date. Compensation expense for the unvested awards will be measured based on the fair value of the awards previously calculated in developing the pro forma disclosures in accordance with the provisions of SFAS No. 123.

The Company plans to adopt SFAS No. 123(R) on January 1, 2006. This change in accounting is not expected to materially impact our results of operations. We have not completed the calculation of this impact. However, because we currently account for share-based payments to our employees using the intrinsic value method, our results of operations have not included the recognition of compensation expense for the issuance of stock option awards.

On December 16, 2004, the FASB issued SFAS No. 153, "Exchanges of Nonmonetary Assets", which is an amendment to APB Opinion No. 29. It states that the exchanges on nonmonetary assets should be measured based on the fair value of the assets exchanged. Further, FSAS No. 153 eliminates the narrow exception for nonmonetary exchanges of similar productive assets and replaces it with a broader exception for exchanges of nonmonetary assets that do not have "commercial substance". SFAS No. 153 is effective for financial statements for fiscal years beginning after June 15, 2005. The Company does not normally enter into exchanges that could be considered nonmonetary, accordingly, we do not expect the adoption of SFAS 153 to have a material impact on the Company's financial statements.

In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections--a replacement of APB Opinion No. 20 and FASB Statement No. 3" ("SFAS No. 154"). SFAS No. 154 requires retrospective application as the required method for reporting a change in accounting principle, unless impracticable or a pronouncement includes specific transition provisions. SFAS No. 154 also requires that a change in depreciation, amortization or depletion method for long-lived, nonfinancial assets be accounted for as a change in accounting estimate effected by a change in accounting principle. This statement carries forward the guidance in APB Opinion No. 20, "Accounting Changes," for the reporting of the correction of an error and a change in accounting estimate. SFAS No. 154 is effective beginning January 1, 2006. SFAS No. 154 is not expected to have a significant impact on our financial position, results of operations or cash flows.

In February 2006, the FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments - an amendment of FASB Statements No. 133 and 140". SFAS No. 155 resolves issues addressed in SFAS No. 133 Implementation Issue No. D1, "Application of Statement 133 to Beneficial Interests in Securitized Financial Assets". SFAS No. 155 will become effective for the Company's fiscal year after September 15, 2006. The impact of SFAS No. 155 will depend upon the nature and extent of any new derivative instruments entered into after the effective date.

In June 2005, the FASB ratified Emerging Issues Task Force ("EITF") Issue No. 05-2, "The Meaning of `Conventional Convertible Debt Instrument' in EITF No. 00-19, `Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock" ("EITF No. 05-2"), which addresses when a convertible debt instrument should be considered `conventional' for the purpose of applying the guidance in EITF No. 00-19. EITF No. 05-2 also retained the exemption under EITF No. 00-19 for conventional convertible debt instruments and indicated that convertible preferred stock having a mandatory redemption date may qualify for the exemption provided under EITF No. 00-19 for conventional convertible debt if the instrument's economic characteristics are more similar to debt than equity. EITF No. 05-2 is effective for new instruments entered into and instruments modified in periods beginning after June 29, 2005. The Company has applied the requirements of EITF No. 05-2 since the required implementation date. The adoption of this pronouncement did not have an impact on the Company's consolidated financial position, results of operations or cash flows.

EITF Issue No. 05-4 "The Effect of a Liquidated Damages Clause on a Freestanding Financial Instrument Subject to EITF Issue No. 00-19, `Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock" ("EITF No. 05-4") addresses financial instruments, such as stock purchase warrants, which are accounted for under EITF 00-19 that may be issued at the same time and in contemplation of a registration rights agreement that includes a liquidated damages clause. The consensus for EITF No. 05-4 has not been finalized. The adoption of this pronouncement is not expected to have an impact on the Company's consolidated financial position, results of operations, or cash flows.

In September 2005, the FASB ratified the EITF's Issue No. 05-7, "Accounting for Modifications to Conversion Options Embedded in Debt Instruments and Related Issues" ("EITF 05-7"), which addresses whether a modification to a conversion option that changes its fair value effects the recognition of interest expense for the associated debt instrument after the modification, and whether a borrower should recognize a beneficial conversion feature, not a debt extinguishment, if a debt modification increases the intrinsic value of the debt (for example, the modification reduces the conversion price of the debt). The adoption of this pronouncement did not have an impact on the Company's consolidated financial position, results of operations or cash flows.

In September 2005, the FASB ratified the following consensus reached in EITF Issue 05-8: a) The issuance of convertible debt with a beneficial conversion feature results in a basis difference in applying FASB Statement of Financial Accounting Standards SFAS No. 109. This consensus is effective in the first interim or annual reporting period commencing after December 15, 2005, with early application permitted. The effect of applying the consensus should be accounted for retroactively to all debt instruments containing a beneficial conversion feature that are subject to EITF Issue 00-27 (and thus is applicable to debt instruments converted or extinguished in prior periods but which are still presented in the financial statements). The adoption of this pronouncement did not have an impact on the Company's consolidated financial position, results of operations or cash flows.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT


The following table sets forth certain information, as of February 1, 2007, with respect to the beneficial ownership of the outstanding common stock by (i) each person known by us to own 5% or more of the outstanding shares of common stock,
(ii) each director, (iii) the executive officers, and (iv) all directors and officers as a group. Except as otherwise indicated, each of the shareholders listed below has sole voting and investment power over the shares beneficially owned.

NAME AND ADDRESS                              SHARES BENEFICIALLY     PERCENTAGE
OF BENEFICIAL OWNER (A)                             OWNED(B)           OF CLASS
-----------------------                             --------           --------
Roger G. Harrison (1)                                 394,165               *
Robert Prunetti (2)                                   989,165             2.0%
James E. Bartolomei                                         0              --
Timothy Field Parshall (3)                            100,000               *
Edward Sherman (4)                                    100,000               *
The Holding Company (5)(6)                         14,709,500            28.9%
Joshua S. Kanter (7)                               15,239,500            29.7%
Joel Kanter (8)                                    14,899,500            29.2%
Marc R. Silverman (9)                               3,933,156             7.8%
Michael Mellman, M.D. (10)                          2,742,620             5.5%
Paul Cartmell (11)                                  2,441,025             5.0%
All Officers and Directors (as a group) (12)        1,583,330             3.2%


      *     Less than 1%.

(a) The addresses for the above identified officers and directors are c/o Performance Health Technologies, Inc., 427 Riverview Plaza, Trenton, New Jersey 08611.

(b) Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to the shares shown. Except where indicated by footnote and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of voting securities shown as beneficially owned by them. Percentages are based upon the assumption that each shareholder has exercised all of the currently exercisable options he or she owns which are currently exercisable or exercisable within 60 days and that no other shareholder has exercised any options he or she owns.


(1) Includes 12,500 shares and 381,665 shares issuable upon exercise of options.

(2) Includes 12,500 shares and 941,665 shares issuable upon exercise of options held by Mr. Prunetti and shares issuable upon exercise of 35,000 options are held by Phoenix Ventures, LLC, an entity controlled by Mr. Prunetti. Mr. Prunetti makes the voting and investment decisions for Phoenix Ventures. Mr. Prunetti disclaims beneficial interest in the shares owned by Phoenix Ventures.

(3)   Includes 100,000 shares issuable upon exercise of options.

(4)   Includes 100,000 shares issuable upon exercise of options.

(5) Joshua S. Kanter is the President of The Holding Company and holds sole voting and investment control of the shares held by The Holding Company.

(6) Includes 12,315,500 shares and 2,394,000 shares issuable upon conversion of $142,500 of notes and interest.

(7) Includes 20,000 shares and options to purchase 390,000 shares of Common Stock held by Joshua S. Kanter. Also includes 50,000 shares owned by the Kanter Family Foundation; 20,000 shares owned by Windy City, Inc.; 50,000 shares held by Jelsin Investments, Inc.; 12,315,500 shares owned by The Holding Company and 2,394,000 shares issuable upon conversion of $142,500 of notes and interest held by The Holding Company. Mr. Kanter is a Vice President and Director of the Kanter Family Foundation, a charitable foundation established by Mr. Kanter's family. Sole voting and investment control of the shares held by the Foundation is held by Mr. Kanter's brother, Joel Kanter, the President of the Foundation. Mr. Kanter is a Vice President of Windy City. Sole voting and investment control of the shares held by Windy City is held by Mr. Kanter's brother, Joel Kanter, the President of Windy City. The shares held by Jelsin Investments are held for the benefit of various members of Mr. Kanter's family. Sole voting and investment control of the shares held by The Holding Company is held by Mr. Kanter, the President of The Holding Company. Joshua S. Kanter disclaims any and all beneficial interest in the shares owned by the Kanter Family Foundation, Windy City, Jelsin Investments, Inc., or The Holding Company.

(8) Includes 20,000 shares and options to purchase 50,000 shares of common stock held by Joel S. Kanter. Also includes 50,000 shares owned by the Kanter Family Foundation; 20,000 shares owned by Windy City, Inc.; 50,000 shares held by Jelsin Investments, Inc.; 12,315,500 shares owned by The Holding Company and 2,394,000 shares issuable upon conversion of $142,500 of notes and interest held by The Holding Company. The Kanter Family Foundation is a charitable foundation established by Mr. Kanter's family. Sole voting and investment control of the shares held by the Foundation is held by Joel Kanter, the President of the Foundation. Sole voting and investment control of the shares held by Windy City is held by Joel Kanter, the President of Windy City. The shares held by Jelsin Investments are held for the benefit of various members of Mr. Kanter's family.

(9) Includes 1,893,154 shares and 2,040,002 shares issuable upon exercise of options.

(10) Includes 1,447,621 shares and 1,294,999 shares issuable upon exercise of options.

(11) Includes 2,441,025 shares. Does not include 313,500 shares issuable upon conversion of 2003 Notes, 635,772 shares issuable upon conversion of 2006 A Notes, 172,147 shares issuable upon conversion of 2006 G Notes and 1,576,750 shares issuable upon exercise of warrants held by Mr. Cartmell. This stockholder is prohibited from converting such number of shares as would result in its holding in excess of 4.99% of our outstanding common stock, which provision may be waived by the stockholder upon 65 days' notice.

(12) Includes 25,000 shares, and 1,558,330 shares issuable upon exercise of options.

                DIRECTORS, EXECUTIVE OFFICERS AND ADVISORY BOARD

DIRECTORS AND EXECUTIVE OFFICERS


The following table sets forth information concerning our directors and executive officers as of February 1, 2007.

NAME                      AGE    POSITION HELD
----                      ---    -------------

Roger G. Harrison, PhD     58    Chairman of the Board

Robert D. Prunetti         53    Chief Executive Officer, President and Director

James E. Bartolomei        47    Chief Financial Officer and Treasurer

Timothy F. Parshall        47    Director


Edward J. Sherman          60    Director

Pursuant to our bylaws, each director serves for a term of one year and until his successor is duly qualified. Officers are elected annually by the Board of Directors (subject to the terms of any employment agreement), at our annual meeting, to hold such office until an officer's successor has been duly appointed and qualified, unless an officer sooner dies, resigns or is removed by the Board.


ROGER G. HARRISON, PHD., Chairman of the Board, has served as a director since January 16, 2005 and Chairman of the Board since March 7, 2006. Dr. Harrison has over 30 years of experience in the pharmaceutical industry. He received a PhD in Organic Chemistry from the University of Leeds, in England in 1971, and then conducted postdoctoral research at the University of Zurich in Switzerland. He joined Eli Lilly and Company in the United Kingdom in 1972 as a medicinal research scientist, subsequently transitioning into management, where he became responsible for research, product development, and regulatory affairs. In 1984 he moved to the headquarters of Lilly in Indianapolis, and remained with Lilly until early 2001. Some of the assignments held by Dr. Harrison in the United States were head of pharmaceutical research, director of organic and physical chemistry research, director of biochemistry research, director of infectious disease research, director of formulation development and technology planning, director of development projects management, global product team leader, and director of alliance management. Dr. Harrison became CEO and President, and member of the board, of Antares Pharma, Inc., a publicly traded specialty pharmaceutical company in March 2001, and led Antares Pharma through development of successful partnering programs and fund raising before leaving in September 2004. From January 2005 to the present, Dr. Harrison has been a Senior Consultant with Plexus Ventures, LLC. Plexus Ventures are an international consulting group with offices in Japan, Europe, and the United States. I support their business development and life sciences consulting practice. Dr. Harrison has also been the Chairman of the board of Advanced Respiratory Technologies, a private company, since February 2005, and a director of Inyx Inc., a public company, since November 2006. He has numerous publications and patents in diverse fields and has co-authored four books. He is recognized as knowledgeable in most areas of pharmaceutical research, product development, regulatory affairs, and development of medical devices. Currently, Dr Harrison is a consultant with Plexus Ventures, a member of the board of Macromed Inc., chairman of the board of Advanced Respiratory Technologies Inc., and a member of the board of Inyx Inc.


ROBERT D. PRUNETTI, President and Chief Executive Officer, has served as the President and Chief Executive Officer of the Company since February 21, 2006 and a director since January 19, 2005. Mr. Prunetti was sworn in as Mercer County Executive on January 1, 1992 and served three terms, concluding his tenure December 2003. He currently serves as President of Phoenix Ventures, LLC, a business development and public relations consulting firm since January 2004. In his nearly two decades of public service, he has served in a number of capacities, including Mercer County Budget Director, Director of Policy and Planning for the New Jersey Department of Human Services, Hopewell Township Administrator and Mercer County Freeholder. As County Executive, he concentrated his efforts on strengthening Mercer County's economy, revitalizing New Jersey's capital city. Some of his accomplishments are developing Mercer County Waterfront Park, Sovereign Bank Arena, Mercer County Open Space Preservation Trust Fund, and the establishment of a free trade Zone and International Trade Center located at Trenton-Mercer Airport. Mr. Prunetti is a graduate of the College of New Jersey and New York University.

JAMES E. BARTOLOMEI, Chief Financial Officer and Treasurer, has served as the Chief Financial Officer and Treasurer of the Company since September 20, 2006. Mr. Bartolomei, is the founding and managing partner of Bartolomei Pucciarelli LLC, an accounting firm located in Lawrenceville, New Jersey. In 1986, after five years in public accounting, Mr. Bartolomei opened Bartolomei Pucciarelli, where he continues to practice, providing accounting, tax and consulting services to clients. In addition, Mr. Bartolomei performs peer reviews of accounting firms to evaluate their compliance with the professional standards promulgated by the American Institute of Certified Public Accountants. Mr. Bartolomei divides his time between managing the day to day operations of Bartolomei Pucciarelli and working with clients. Mr. Bartolomei is a graduate of Rider University, Class of 1981, with a BS in Accounting and Computer Science. Mr. Bartolomei is a member of the American Institute of Certified Public Accountants (AICPA), the New Jersey Society of Certified Public Accountants (NJSCPA) and serves on the Board of Trustees of the Mercer County Chapter of the NJ Society of CPA's. Mr. Bartolomei also serves as a member of the board of directors of Yardville National Bank (YANB), a public institution traded on NASDAQ as well as chairman of the Audit Committee of Yardville National Bank. He serves on the bank's Compliance Committee and Compensation Committee; is the Treasurer of School Monies for the Trenton and Hopewell Valley Boards of Education; and is Treasurer of the Board of Cerebral Palsy of New Jersey.


TIMOTHY PARSHALL has served as a director since September 20, 2006. Mr. Parshall has been a principle of Pivotal Strategies LLC, a marketing services company providing strategic marketing advice for small to mid sized healthcare organizations, since July 2006. Mr. Parshall was the Director of Corporate Marketing and Planning at Guidant Corporation from April 2003 to June 2006, prior to it being acquired by Boston Scientific. He played an integral role in the marketing integration between the business units and creating new markets segments. Prior to Guidant, Tim spent 13 years at Eli Lilly & Company in sales and marketing, most notably as the Director of Global strategy for Zyprexa, a brand with annual sales in excess of $3 billion from January 2002 to February 2003. Mr. Parshall also worked in Business Development where he was responsible for a number of successful licensing transactions. Mr. Parshall holds a Bachelors degree in Pharmacy from the University of Sydney, and a Master of Business Administration from AGSM in the University of New South Wales, Australia.

EDWARD J. SHERMAN has served as a director since August 7, 2006. Mr. Sherman was employed by Nissan Motor Corporation from October 1976 until his retirement in October 2002, serving as Regional Vice President-East, for sixteen years. Before joining Nissan Motor Corporation, Mr. Sherman was a teacher in the City of Boston school district from 1970 to 1976. From 1967 to 1970, Mr. Sherman served as an Officer in The United States Marine Corps. Mr. Sherman held various positions in the USMC including Infantry Platoon Commander, Company Executive Officer and Battalion Intelligence Officer. He is a decorated Vietnam Veteran. Mr. Sherman is currently on the Board of Directors of U.S. Helicopter Corporation. Mr. Sherman holds a BS degree in Finance with a minor in Economics from Carroll School of Management; Boston College and a Masters in Education from Boston University.


AUDIT COMMITTEE


As of December 31, 2006, we did not have a separate audit committee. Rather, our entire Board of Directors performed all the functions that may be delegated to an audit committee. We plan to establish an audit committee during fiscal 2007 and are assessing which members of our Board are best qualified, based on their accounting or related financial management expertise, independence, time availability, corporate experience and other relevant factors, to serve on our audit committee. Based on our small size and limited financial and human resources, we did not believe that creating an audit committee separate and distinct from our full Board of Directors would have been cost-effective prior to fiscal 2007.

COMPENSATION COMMITTEE


The Compensation Committee of the Board of Directors sets all executive compensation. Presently, Roger G. Harrison and Edward J. Sherman are on the Compensation Committee.


CODE OF ETHICS

We have adopted a Code of Ethics that applies to our Chief Executive Officer and Chief Financial Officer and Accounting Officers. The Code of Ethics was filed as an exhibit to our Registration Statement on Form SB-2 filed on November 13, 2006.


FAMILY RELATIONSHIPS

There are no family relationships among our directors, officers, advisory board members or significant employees other than Dominique Prunetti Miller, our corporate Secretary, is the daughter of Robert Prunetti, our President and Chief Executive Officer.

ADVISORY BOARD

In November 2006, we established an Advisory Board to advise and make non-binding recommendations to the Board of Directors and the Company's President and Chief Executive Officer with respect to matters within the areas of the Advisory Board members' experience and expertise. The members of the Advisory Board are not directors of the Company nor does the Advisory Board perform a management function. The Company expects the Advisory Board will meet approximately quarterly throughout each year. No meetings of the Advisory Board were held in 2006 or to date in 2007. The members of the Advisory Board consist of the following individuals:

DR. GREGORY CORTINA brings Chiropractic and Physical Therapy experience to the Advisory Board. A graduate with a D.C. degree from Palmer Chiropractic School, Dr. Cortina started a private practice in 1981 where a multidisciplinary approach is used which includes Chiropractics and Physical Therapy. Dr. Cortina's non professional activities include sitting on the Board of Trustees for the Hun School of Princeton and working with the development office. Dr. Cortina graduated with a degree from the school of Arts and Sciences from University of Pennsylvania.

JOHN ALT is a member of the Advisory Board. Mr. Alt has over 8 years experience in the financial industry, a notable second career after 13 seasons as a left offensive tackle for the Kansas City Chiefs. Mr. Alt currently serves as Investment Consultant through Linsco/Private Ledger, the country's largest independent brokerage firm. Mr. Alt's primary responsibilities include working with professional football players to assist them with their investment and estate planning needs. Prior to serving in this capacity, Mr. Alt was an investment executive with US Bancorp/ Piper Jaffray, where he specialized in fixed income assets for athletes, as well as implementing asset allocation strategies for various clients. From 1984 - 1997, Mr. Alt was a member of the Kansas City Chiefs professional football organization, where he received a host of accolades including being elected to the Pro Bowl in 1993 and 1994. In addition to his professional achievements, Mr. Alt has involved himself in many non-profit and volunteer initiatives such as the Kansas City Union Mission Homeless Shelter, the Lighthouse Home for Unwed Mothers, NFL Athletes in Action, NFL Alumni-Caring for Kids, the Boy Scouts of America, and Paralyzed Veterans of America.

GENE REGAZO is a member of the Advisory Board. Mr. Regazo has been co-owner and President of Drugs Are Us, Inc., dba Hopewell Pharmacy and Warren County Pharmacy, for the past 20 years. A 1981 graduate of Philadelphia College of Pharmacy and Science, he has served as past president of the Garden State Pharmacy Owners association and is a current board member of the Independent Pharmacy Alliance. Also, he presently serves on the Board of Directors of the Hopewell Valley Community Bank and as Vice President of Millennium Nutritionals, LLC.

DANIEL DAVID is a member of the Advisory Board. Mr. David is currently the President of St. Claire Capital Management, Inc. In addition, he is a principal of Pacific Assets Management, LLC, which is the investment manager of JMG Triton Offshore Fund Ltd., a British Virgin Islands Corporation. From the year 2000 - 2005 Mr. David was a principal of Zola Capital Management, LLC, which was the investment manager of Zola Investments, LP, a California limited partnership and Zola International, Ltd., a British Virgin Islands Corporation. In March 1992, he organized St. Claire Investments, L.P., a California limited partnership, which ceased operating in June 2001. From 1986 to 1992, he was an independent options market maker and broker-dealer trading his own capital. Mr. David was a member of the Pacific Exchange from 1984-2001. Before entering the securities business, Mr. David was a financial analyst for UNOCAL at its corporate headquarters in Los Angeles. Mr. David received a Bachelors of Science degree in Chemical Engineering from the University of Pennsylvania in 1976, a Masters in Engineering from the University of Washington in 1979, and a Masters in Business Administration and Finance from the University of Southern California in 1983.

DR. JEFFREY ABRAMS is a member of the Advisory Board. Dr. Abrams is an Associate Director of Princeton Orthopaedic and Rehabilitative Associates for the past 20 years. He is an attending Orthopaedic Surgeon in the Department of Surgery at the University Medical Center at Princeton. He has served on the Board of the American Shoulder and Elbow Surgeons, written 40 chapters for textbooks, involved with editors of four orthopedic journals, edited a textbook on rotator cuff repairs, and has lectured and performed surgery internationally. He is an active member of the American Academy of Orthopaedic Surgeons and serves on the Education Board for the AAOS and Arthroscopy Association of North America.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table sets forth the overall compensation earned during the fiscal year ending December 31, 2006 by (1) each person who served as the principal executive officer of the Company during fiscal year 2006; (2) the Company's two most highly compensated executive officers as of December 31, 2006 with compensation during fiscal year 2006 of $100,000 or more; and (3) those two individuals, if any, who would have otherwise been in included in section (2) above but for the fact that they were not serving as an executive of the Company as of December 31, 2006.

                                                                                              NONQUALIFIED
                                                                               NON-EQUITY       DEFERRED
                                                      STOCK        OPTION    INCENTIVE PLAN   COMPENSATION   ALL OTHER
NAME AND PRINCIPAL                                    AWARDS       AWARDS     COMPENSATION      EARNINGS    COMPENSATION    TOTAL
POSITION              YEAR   SALARY ($)  BONUS ($)    ($)(A)       ($)(B)         ($)              ($)         ($)(C)        ($)
------------------------------------------------------------------------------------------------------------------------------------
Robert D. Prunetti,   2006   135,000(1)  109,350(2)  50,000(3)   $356,317(4)       0                0         13,040(5)   663,707(6)
President and Chief
Executive Officer
from 2/21/06

Marc Silverman,       2006   29,167(7)       0           0         39,952(8)       0                0        174,448(9)   243,567
President and Chief
Executive Officer
until 2/21/06

----------
(a) Reflects dollar amount expensed by the Company during applicable fiscal year for financial statement reporting purposes pursuant to FAS 123R. FAS 123R requires the Company to determine the overall value of the shares as of the date of grant based upon the Black-Scholes method of valuation, and to then expense that value over the service period over which the shares become exercisable (vest). As a general rule, for time-in-service-based shares, the Company will immediately expense any share or portion thereof which is vested upon grant, while expensing the balance on a pro rata basis over the remaining vesting term of the share. For a description FAS 123 R and the assumptions used in determining the value of the shares under the Black-Scholes model of valuation, see the notes to the consolidated financial statements included with this prospectus.

(b) Reflects dollar amount expensed by the Company during applicable fiscal year for financial statement reporting purposes pursuant to FAS 123R. FAS 123R requires the Company to determine the overall value of the stock awards as of the date of grant based upon the Black-Scholes method of valuation, and to then expense that value over the service period over which the stock awards become exercisable (vest). As a general rule, for time-in-service-based stock awards, the Company will immediately expense any stock awards or portion thereof which is vested upon grant, while expensing the balance on a pro rata basis over the remaining vesting term of the stock awards. For a description FAS 123 R and the assumptions used in determining the value of the stock awards under the Black-Scholes model of valuation, see the notes to the consolidated financial statements included with this prospectus.

(c) Includes all other compensation not reported in the preceding columns, including (i) perquisites and other personal benefits, or property, unless the aggregate amount of such compensation is less than $10,000; (ii) any "gross-ups" or other amounts reimbursed during the fiscal year for the payment of taxes; (iii) discounts from market price with respect to securities purchased from the Company except to the extent available generally to all security holders or to all salaried employees; (iv) any amounts paid or accrued in connection with any termination (including without limitation through retirement, resignation, severance or constructive termination, including change of responsibilities) or change in control; (v) contributions to vested and unvested defined contribution plans; (vi) any insurance premiums paid by, or on behalf of, the Company relating to life insurance for the benefit of the named executive officer; and (vii) any dividends or other earnings paid on stock or option awards that are not factored into the grant date fair value required to be reported in a preceding column.

(1) Mr. Prunetti was appointed President and Chief Executive Officer on February 21, 2006 at an annual base salary of $162,000 as of March 1, 2006. Fifty percent of the base salary payable to Mr. Prunetti in 2006 has been deferred by Mr. Prunetti.

(2) Mr. Prunetti earned a bonus of $72,900 (45% of his base salary for calendar year 2006) and $37,500 (2.5% of the funds raised for calendar year 2006). Fifty percent of the bonus payable to Mr. Prunetti in 2006 has been deferred by Mr. Prunetti.

(3) Pursuant to the terms of the Executive Agreements described below, Mr. Prunetti is entitled to 200,000 shares of restricted common stock which vest on March 1, 2007 if Mr. Prunetti is employed as the Chief Executive Officer of the Company as of such date.

(4) Pursuant to the terms of the Executive Agreements described below, Mr. Prunetti was granted an option to purchase 600,000 shares of stock at an option exercise price of $0.25 per share having a term of ten years. The option vests over a period of two years with 50% of the grant vesting on March 1, 2007, 25% vesting on September 1, 2007 and 25% vesting on March 1, 2008, if Mr. Prunetti is employed as the Chief Executive Officer of the Company as of such applicable vesting dates. On November 9, 2006, Mr. Prunetti was awarded 2,500,000 options to purchase common stock at an exercise price of $0.25, which options vest one-third on November 9, 2006, one-third on November 9, 2007 and one-third on November 9, 2008.

(5) Mr. Prunetti was Executive Vice President of the Company until February 21, 2006 and was paid a salary of $4,500 in January 2006 and $4,500 in February 2006. Also includes $4,040 of interest earned on deferred salary.

(6) Does not include any compensation paid or options granted to Phoenix Ventures, LLC, an entity controlled by Mr. Prunetti, which provides business management services to the Company. See "Certain Relationships and Related Transactions."

(7) Mr. Silverman was the President and Chief Executive Officer until February 21, 2006 at an annual base salary of $175,000 from January 1, 2006, of which $2,500 per month was deferred by Mr. Silverman.

(8) The Company entered into a two-year consulting agreement with Mr. Silverman effective March 1, 2006. Upon the execution of the consulting agreement, all options held by Mr. Silverman were vested with the same terms and conditions other than the options were converted from incentive stock options to non-qualified stock options. Mr. Silverman holds options to purchase 2,040,002 shares with an exercise price of $0.25 per share with expiration dates ranging from February 2009 to January 2016.

(9) Pursuant to the consulting agreement, Mr. Silverman is entitled to be paid $87,500 for the first six months of the agreement (March 1 - August 1, 2006), $65,625 for the next six months of the agreement (September 1, 2006
      - February 1, 2007) and $87,500 for the final 12 months of the Agreement (March 1, 2007 - March 1, 2008), 50% of the amount payable to Mr. Silverman under the consulting agreement has been deferred since March 1, 2006. Also includes $22,202 of interest earned on Mr. Silverman's deferred salary and $20,996 of deferred salary earned in 2005 which was paid in 2006.

      For a description of the material terms of each named executive officers' employment agreement or consulting arrangement, including the terms of the terms of any common share purchase option grants, see that section of this prospectus captioned "Employment and Consulting Arrangements".

Except for the options held by Mr. Silverman, no outstanding common stock options or other equity-based award granted to or held by any named executive officer were repriced or otherwise materially modified during 2006, including extension of exercise periods, the change of vesting or forfeiture conditions, the change or elimination of applicable performance criteria, or the change of the bases upon which returns are determined, nor was there any waiver or modification of any specified performance target, goal or condition to payout.

For a description of the material terms of any contract, agreement, plan or other arrangement that provides for any payment to a named executive officer in connection with his resignation, retirement or other termination, or a change in control of the Company see that section of this prospectus captioned "Employment and Consulting Arrangements".

EXECUTIVE OFFICER OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table provides certain information concerning any common stock options, stock awards or equity incentive plan awards held by each of our named executive officers that were outstanding as of December 31, 2006.

                                              OPTION AWARDS                                                           STOCK AWARDS
                    ----------------------------------------------------------------------------------------------------------------
                                                                                                                           EQUITY
                                                                                                           EQUITY        INCENTIVE
                                                  EQUITY                                                  INCENTIVE     PLAN AWARDS:
                                                 INCENTIVE                                               PLAN AWARDS:    MARKET OR
                     NUMBER OF     NUMBER OF   PLAN AWARDS:                                    MARKET     NUMBER OF     PAYOUT VALUE
                     SECURITIES    SECURITIES    NUMBER OF                       NUMBER OF    VALUE OF     UNEARNED     OF UNEARNED
                     UNDERLYING    UNDERLYING   SECURITIES                       SHARES OR   SHARES OR  SHARES, UNITS  SHARES, UNITS
                    UNEXERCISED   UNEXERCISED   UNDERLYING                        UNITS OF    UNITS OF     OR OTHER       OR OTHER
                      OPTIONS       OPTIONS     UNEXERCISED  OPTION              STOCK THAT  STOCK THAT  RIGHTS THAT    RIGHTS THAT
                        (#)           (#)        UNEARNED   EXERCISE    OPTION    HAVE NOT    HAVE NOT     HAVE NOT       HAVE NOT
                    --------------------------    OPTIONS    PRICE    EXPIRATION   VESTED      VESTED       VESTED         VESTED
NAME                EXERCISABLE  UNEXERCISABLE      (#)       ($)        DATE       (#)         ($)          (#)            ($)
------------------------------------------------------------------------------------------------------------------------------------
Robert D. Prunetti    916,665      2,358,335         0        0.25    2015 -2016  200,000     $50,000         0              0
Marc Silverman       2,040,002         0             0        0.25   2009 - 2015     0           0            0              0

EMPLOYMENT AND CONSULTING ARRANGEMENTS

ROBERT D. PRUNETTI. Mr. Prunetti is the only executive officer who is a party to an employment agreement with the Company. Set forth below is information on the employment agreement with Mr. Prunetti.

On August 7, 2006 the Company entered into an Employment Agreement and related Incentive Program Agreement with Mr. Prunetti (together, the "Executive Agreements"). The Executive Agreements provide for an annual base salary of $162,000 through December 31, 2006 and thereafter at $175,000 per year. In addition, for each calendar year in which the Company employs Mr. Prunetti, Mr. Prunetti will be eligible to receive a target annual bonus of at least 30% with a maximum of 45% of his base salary for the calendar year, the exact amount to be established by the Compensation Committee. The annual bonus shall be payable based upon achieving business objectives to be determined by the Compensation Committee. The Compensation Committee awarded Mr. Prunetti a bonus of $72,900 for 2006 of which fifty percent of the bonus payable to Mr. Prunetti has been deferred by Mr. Prunetti. From August 7, 2006 fifty percent of the salary payable to Mr. Prunetti under the Executive Agreements has been deferred by Mr. Prunetti.

Pursuant to the terms of the Executive Agreements, as of August 7, 2006, Mr. Prunetti was entitled to 200,000 shares of restricted common stock which vests on March 1, 2007 if Mr. Prunetti is employed as the Chief Executive Officer of the Company as of such date. Pursuant to the terms of the Executive Agreements, on March 1, 2007, Mr. Prunetti will be issued an additional 200,000 shares of common stock which shall be 100% vested on issuance.

Pursuant to the terms of the Executive Agreements, Mr. Prunetti was granted an option to purchase 600,000 shares of stock at an option exercise price of $0.25 per share having a term of ten years. The option vests over a period of two years with 50% of the grant vesting on March 1, 2007, 25% on September 1, 2007 and 25% on March 1, 2008, if Mr. Prunetti is employed as the Chief Executive Officer of the Company as of such applicable vesting dates.

The Executive Agreements further provide that, subject to Mr. Prunetti's being in the employ of the Company as its Chief Executive Officer at the time of the applicable event listed below, the Company will grant to Mr. Prunetti the right to purchase the following number of shares of stock, at a price equal to the fair value of such stock on the date of grant as determined by the Board, on the following events, with such shares to be 100% vested on issuance: (i) on attainment of a public listing of the Company's common stock, Mr. Prunetti will be granted 250,000 shares; and/or (ii) on attainment of revenues in excess of $1 million for the Company's fiscal year, excluding extraordinary items, Mr. Prunetti will be granted 250,000 shares of Company common stock. In addition, on the first to occur of (i) attainment of profitability of the Company for four consecutive calendar quarters, or (ii) revenue in excess of $5 million for the Company's fiscal year, excluding extraordinary items, Mr. Prunetti will be granted 150,000 shares of Company common stock.

The Executive Agreements further provide that, in the event that the Company obtains additional financing to support its long term business and strategic plan, during the period March 1, 2006 (the first month Mr. Prunetti was acting as Chief Executive Officer and President) to December 31, 2006 Mr. Prunetti will be entitled to a performance bonus of 2.5% of the funds raised as a cash bonus. The Compensation Committee awarded Mr. Prunetti $37,500 as a performance bonus for funds raised in private placements during 2006 of which fifty percent of the bonus payable to Mr. Prunetti has been deferred by Mr. Prunetti. No bonus is payable to Mr. Prunetti for funds raised pursuant to the standby equity distribution agreement with Cornell Capital.

The Executive Agreements expire August 7, 2008. The Executive Agreements may be terminated at any time by Mr. Prunetti upon written 90 days written notice in which case Mr. Prunetti shall be entitled to receive his base salary until the date his employment terminates and all compensation and benefits otherwise payable under the Executive Agreements will then cease. If the Company terminates Mr. Prunetti's employment without "due cause", then Mr. Prunetti will be entitled to receive his base salary and all other benefits described in the Executive Agreements until the end of the employment term.

If employment of Mr. Prunetti is terminated as a result of death or disability, then Mr. Prunetti or his estate or legal representative will receive his base salary to the date of death or disability and all compensation and benefits described in the Executive Agreements shall then cease.

If Mr. Prunetti's employment is terminated for "due cause," Mr. Prunetti will be entitled only to his prorated base salary through the date of termination and all compensation and benefits described in the Executive Agreements shall then cease.

Any of the following actions by Mr. Prunetti constitutes due cause for termination by us:

      (i) Executive has committed a material breach of the agreement, a misappropriation of funds, or other willful serious act against Company or any of its affiliates intending to enrich himself at the expense of Company or any of its affiliates or has been convicted of a felony,

      (ii) Executive has engaged in conduct that has caused demonstrable and serious injury, monetary or otherwise, to Company or any of its affiliates as evidenced by a binding and final judgment, order, or decree of a court or administrative agency of competent jurisdiction in effect after exhaustion of all rights of appeal of the action, suit, or proceeding, whether civil, criminal, administrative, or investigative,

      (iii) Executive, in carrying out his duties, has been guilty of willful gross neglect or willful gross misconduct, resulting in either case in material harm to Company or any of its affiliates, or

      (iv) Executive has refused to carry out his duties in gross dereliction of duty, and after receiving notice to such effect from the Board of Directors, Executive fails to cure the existing problem within 30 days.

Mr. Prunetti's Executive Agreements contain a non-competition provision that remains effective for a period ending one year after the end of the employment term.

Mr. Prunetti was the Executive Vice President of the Company from September 15, 2005 through February 21, 2006 and was paid $4,500 on a monthly basis.

MARC SILVERMAN. The Company entered into an employment agreement with Marc Silverman effective as of January 1, 2005 pursuant to which Mr. Silverman was employed as the Company's Chief Executive Officer and President. Mr. Silverman resigned as the Company's Chief Executive Officer and President effective February 21, 2006. Pursuant to the employment agreement, Mr. Silverman was paid an annual salary of $162,000 in 2005 and $175,000 as of January 1, 2006, of which $30,000 was deferred at the rate of $2,500 per month. The deferred portion of Mr. Silverman's salary accrues interest at 6% per annum and was payable under the employment agreement upon the mutual agreement of Mr. Silverman and the Compensation Committee of the Board of Directors.

The Company entered into a two-year consulting agreement with Mr. Silverman effective March 1, 2006. Pursuant to the consulting agreement, Mr. Silverman is entitled to be paid $81,000 for the first six months of the agreement (March 1 - August 1, 2006), $60,750 for the next six months of the agreement (September 1, 2006 - February 1, 2007) and $81,000 for the final 12 months of the Agreement (March 1, 2007 - March 1, 2008) (the "Compensation"). Upon the execution of the consulting agreement, all options held by Mr. Silverman were vested with the same terms and conditions other than the options were converted from incentive stock options to non-qualified stock options. Mr. Silverman holds options to purchase 2,040,002 shares with an exercise price of $0.25 per share with expiration dates ranging from May 2001 to January 2016.

The consulting agreement provides that the compensation deferred by Mr. Silverman under the employment agreement will be repaid to Mr. Silverman upon receipt (in the aggregate) by the Company of $500,000 (15% of accrued salary to be repaid); second $500,000 (20% of accrued salary to be repaid); third $500,000 (20% of accrued salary to be repaid); fourth $500,000 (20% of accrued salary to be repaid); and fifth $500,000 (25% of accrued salary to be repaid). During 2006, Mr. Silverman was paid $20,996 of deferred salary earned in 2005.

The consulting agreement provides that unless otherwise agreed in writing executed by Mr. Silverman and the Company, for the first six months of the consulting term, Mr. Silverman will devote 100% of his time, attention, energies and business efforts as are reasonably necessary to perform the services under the consulting agreement; during the next six months of the consulting term, Mr. Silverman will devote 75% of his time, attention, energies and business efforts as are reasonably necessary to perform the services; and during the final 12 months of the consulting term, Mr. Silverman will devote 50% of his time, attention, energies and business efforts as are reasonably necessary to perform the services under the consulting agreement.

The consulting agreement may be terminated at any time by Mr. Silverman upon 90 days notice in which case Mr. Silverman shall be entitled to receive his compensation until the date his consulting terminates and all compensation otherwise payable under the agreement will then cease. If the Company terminates Mr. Silverman's consulting without "due cause", then Mr. Silverman will be entitled to receive his compensation and all other benefits described in the agreement until the end of the consulting term.

If the consulting arrangement with Mr. Silverman is terminated as a result of death or disability, then Mr. Silverman or his estate or legal representative will receive his compensation to the date of death or disability and all compensation described in the agreement shall then cease.

If Mr. Silverman's consulting is terminated for "due cause," Mr. Silverman will be entitled only to his prorated compensation through the date of termination and all compensation described in the agreement shall then cease.

Any of the following actions by Mr. Silverman constitutes due cause for termination by us:

      (i) Consultant has committed a material breach of the agreement, a misappropriation of funds, or other willful serious act against Company or any of its affiliates intending to enrich himself at the expense of Company or any of its affiliates or has been convicted of a felony,

      (ii) Consultant has engaged in conduct that has caused demonstrable and serious injury, monetary or otherwise, to Company or any of its affiliates as evidenced by a binding and final judgment, order, or decree of a court or administrative agency of competent jurisdiction in effect after exhaustion of all rights of appeal of the action, suit, or proceeding, whether civil, criminal, administrative, or investigative,

      (iii) Consultant, in carrying out his duties, has been guilty of willful gross neglect or willful gross misconduct, resulting in either case in material harm to Company or any of its affiliates, or

      (iv) Consultant has refused to perform the services or any other obligation under the agreement, and after receiving notice to such effect from the Board of Directors Consultant fails to cure the existing problem within 30 days.

Mr. Silverman's consulting agreement contain a non-competition provision that remains effective for a period ending one year after the end of the consulting term.

The consulting agreement provides that if the Company wishes to defer any portion of Mr. Silverman's compensation payable under the consulting agreement, Mr. Silverman's deferrals will be at to same rate of the Chief Executive Officer's deferral.

As described above, Robert Prunetti, the Company's Chief Executive officer, has been deferring 50% of his CEO compensation and accordingly, 50% of the amount payable to Mr. Silverman under the consulting agreement has been deferred since March 1, 2006.

MICHAEL MELLMAN, M.D. Michael Mellman, M.D., was the Chairman of the Board of the Company from 1998 to February 21, 2006. The Company paid Michael Mellman, M.D. a salary of $118,000 annual until August 15, 2005. Beginning in January 2005, $78,000 of the annual salary was deferred at a rate of $6,500 per month. Prior to January 2005, $18,000 was deferred at the rate of $1,500 per month. The deferred salary will be paid at such time and in such manner as is mutually agreed upon by the Compensation Committee of the Board of Directors and Dr. Mellman. Until paid, the deferred compensation accrues interest at the rate of 8.5% per annum.

ROGER HARRISON. Dr. Harrison was engaged as a consultant to the Company from August 1, 2005 through December 31, 2005, pursuant to which, on a monthly basis Dr. Harrison was paid $3,000 and 2,500 shares of common stock.

MONTGOMERY STRATEGIC PARTNERS, LLC. On November 9, 2006, the Company entered into a two year Consulting Agreement with Montgomery Strategic Partners, LLC pursuant to which Montgomery Strategic will provide the Company with advice regarding financial and regulatory matters and potential strategic relationships and alliances in the healthcare and rehabilitation industry. As compensation under the agreement, the Company granted to Montgomery Strategic 10 year non-qualified stock options to purchase 290,000 shares of Company common stock with an exercise price of $0.25. The options vest one-half December 31, 2006, and one-half December 31, 2007 provided Montgomery is providing consulting services on such vesting date.


GENERAL

All employees are bound by the terms of confidentiality and non-disclosure agreements. The Company has agreements with certain of its consultants. The Company has a 401(k) plan for its employees. All contributions to the plan by the Company are at the discretion of the Board of Directors.

COMPENSATION OF DIRECTORS


GENERAL POLICY

The Company's policy is to grant each non-employee director 10 year non-qualified stock options to purchase 150,000 shares of Company common stock at the time such director becomes a director of the Company. The options are granted with an exercise price equal to the fair market value of the Company's common stock on the date of grant and vest one-third on the date the director joins the Company's Board and one-third on each of the first and second anniversaries of that date provided such person is serving as a director on such anniversary dates. Additional options may be grated from time to time at the discretion of the Board.

The Company's policy is to pay each non-employer director $1,200 for each telephonic meeting of the Board attended and $2,500 for each in person meeting of the Board attended. Each director is also reimbursed for reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors.

2006 DIRECTOR COMPENSATION

The following table shows the overall compensation earned for the 2006 fiscal year with respect to each person who was a director as of December 31, 2006, with the exception of Mr. Prunetti, who is not compensated for his director responsibilities.

                                                                                         CHANGE
                                                                                       IN PENSION
                                                                                       VALUE AND
                                                                                      NONQUALIFIED
                                                                       NON-EQUITY       DEFERRED
                    FEES EARNED OR                                   INCENTIVE PLAN   COMPENSATION     ALL OTHER
                     PAID IN CASH     STOCK AWARDS   OPTION AWARDS    COMPENSATION      EARNINGS     COMPENSATION     TOTAL
NAME                      ($)             ($)           ($)(A)            ($)             ($)             ($)          ($)
----------------------------------------------------------------------------------------------------------------------------
Roger Harrison           1,750             0           130,411(1)          0               0               0         132,161

Timothy Parshall         1,750             0            33,000(2)          0               0               0          34,750

Edward Sherman           1,750             0            33,000(3)          0               0               0          34,750

----------
(a) Reflects dollar amount expensed by the Company during applicable fiscal year for financial statement reporting purposes pursuant to FAS 123R. FAS 123R requires the Company to determine the overall value of the options as of the date of grant based upon the Black-Scholes method of valuation, and to then expense that value over the service period over which the options become exercisable (vest). As a general rule, for time-in-service-based options, the Company will immediately expense any option or portion thereof which is vested upon grant, while expensing the balance on a pro rata basis over the remaining vesting term of the option. For a description FAS 123 R and the assumptions used in determining the value of the options under the Black-Scholes model of valuation, see the notes to the financial statements included with this prospectus.

(1) On November 9, 2006, Mr. Harrison was awarded ten year non-qualified options to purchase 1,000,000 shares at an exercise price of $0.25 which options vest one-third on November 9, 2006, one-third on November 9, 2007 and one-third on November 9, 2008.

(2) On September 20, 2006, Mr. Parshall was awarded ten year non-qualified options to purchase 150,000 shares at an exercise price of $0.25, which options vest one-third on September 20, 2006, one-third on September 20, 2007 and one-third on September 20, 2008. On December 21, 2006, Mr. Parshall was awarded ten year non-qualified options to purchase 150,000 shares at an exercise price of $0.30 which options vest one-third on December 21, 2006, one-third on December 21, 2007 and one-third on December 21, 2008.

(3) On September 20, 2006, Mr. Sherman was awarded ten year non-qualified options to purchase 150,000 shares at an exercise price of $0.25, which options vest one-third on September 20, 2006, one-third on September 20, 2007 and one-third on September 20, 2008. On December 21, 2006, Mr. Sherman was awarded ten year non-qualified options to purchase 150,000 shares at an exercise price of $0.30 which options vest one-third on December 21, 2006, one-third on December 21, 2007 and one-third on December 21, 2008.

COMPENSATION OF ADVISORY BOARD MEMBERS

The Company's policy is to grant to each member of the Advisory Board 10 year non-qualified stock options to purchase 100,000 shares of Company common stock at the time the advisor becomes a member of the Advisory Board. The options are granted with an exercise price equal to the fair market value of the Company's common stock on the date of grant and vest one-third upon the date the member joins the Advisory Board and one-third on each of the first and second anniversaries of that date provided such person is serving as an advisor on such anniversary dates.

During 2006, we awarded 100,000 ten year non-qualified options to each of John Alt, Gene Regazo, Daniel David and Jeffrey Abrams at an exercise price of $0.25 per share, vesting one-third on November 9, 2006, one-third on November 9, 2007 and one-third on November 9, 2008, provided such person is serving as an Advisory Board Member on such vesting date.

STOCK INCENTIVE PLANS

GENERAL. The Company's Board of Directors adopted, and the Company's stockholders approved a 1999 Stock Incentive Plan as amended (the "1999 Plan"). The maximum aggregate number of shares of common stock that may be awarded to individuals under the 1999 Plan is 9,000,000 shares. The 1999 Plan terminates in 2009. The Company's Board of Directors adopted a 2006 Stock Incentive Plan, as amended (the "2006 Plan"). The maximum aggregate number of shares of common stock that may be awarded to individuals under the 2006 Plan is 12,000,000 shares. The 2006 Plan terminates in 2016. The 1999 Plan and the 2006 Plan are together referred to as the Plan.

The purpose of the Plan is:

      o To provide a means whereby key individuals may sustain a sense of proprietorship and personal involvement in the Company's continued development and financial success of the Company; and

      o To encourage key individuals to remain with and devote their best efforts to the business of the Company, thereby advancing its interests and the interests of its stockholders.

Under the Plan, directors, officers, employees, consultants, and advisors are eligible to acquire common stock or otherwise participate in the Company's financial success.

Any shares that remain unissued at the termination of the Plan will cease to be subject to the Plan. Until termination of the Plan, the Company will reserve sufficient shares to meet the requirements of the Plan.

The Compensation Committee of the Board of Directors administers the Plan. The Compensation Committee selects the individuals to whom awards will be made and establishes the amount of the award for each individual.

STOCK OPTIONS. Options granted under the Plan may be "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, or stock options which are not incentive stock options. Whether or not options will be granted, the number of shares subject to each option granted, the prices at which options may be exercised (which may not be less than the fair market value of shares of the common stock on the date of grant), whether an option will be an incentive stock option or a non-incentive stock option, the time or times and the extent to which options may be exercised, and all other terms and conditions of the options are determined by the Compensation Committee.

Each incentive stock option terminates no later than 10 years after the date of grant, except with respect to incentive stock options granted to 10% stockholders. The exercise price at which shares of common stock may be purchased may not be less than the fair market value of shares of the common stock at the time the option is granted, except with respect to incentive stock options granted to 10% stockholders. The exercise price of an incentive stock option granted to a person possessing more than 10% of the total combined voting power of all shares of the stock of the Company may not be less than 110% of the fair market value of the shares of common stock on the date the incentive stock option is granted. The term of an incentive stock option granted to a 10% stockholder may not exceed five years from the date of grant.

The exercise price at which shares of common stock may be purchased must be paid in any one or a combination of cash, shares already owned, or plan awards which the optionee has an immediate right to exercise.

Under the 1999 Plan as of December 31, 2006 the Company had outstanding options to purchase 6,393,667 shares of common stock at an exercise price of $0.25 per share.

Under the 2006 Plan as of December 31, 2006 the Company had outstanding options to purchase 4,865,000 shares of common stock at exercise prices ranging from $0.25 to $0.30 per share.


RESTRICTED STOCK AWARDS. The Plan provides that restricted stock awards under the Plan will be in the form of shares of common stock, restricted as to transfer and subject to forfeiture. No restricted stock awards have been granted under the Plan.

STOCK APPRECIATION RIGHTS. Stock appreciation rights are rights entitling the grantee to receive cash or shares of common stock having a fair market value equal to the appreciation in market value of a stated number of shares from the date of grant, or in the case of rights granted in tandem with or by reference to an option granted prior to the grant of such rights, from the date of grant of the related option to the date of exercise. No stock appreciation rights have been granted under the Plan.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


The Company has entered into agreements with certain of our current and former executive officers and directors as described above in "Executive Compensation".


Phoenix Ventures, LLC, an entity controlled by Robert Prunetti, the Company's President and Chief Executive Officer, provides business management services to the Company including daily administrative operations, strategic planning assistance, finance and accounting assistance and general management services. For such services, the Company paid Phoenix Ventures a monthly fee of $3,000 from August 1, 2005 to May 1, 2006, $5,000 for the month of June 2006 and $6,000 from July 1, 2006 to October 1, 2006. The Company also compensated Phoenix Ventures with the following options to purchase shares of Company common stock:
2,500 ten year fully vested options exercisable at $0.25 per share were issued monthly from January 1, 2006 through October 1, 2006. On November 1, 2006, the Company entered into a new twelve month agreement with Phoenix Ventures pursuant to which the Company pays a monthly fee of $6,000. In addition, on November 1, 2006 Phoenix Ventures was granted 30,000 ten year options exercisable at $0.25 per share which vest 2,500 options per month commencing November 1, 2006.

The Company subleases approximately 150 sq. feet of its Trenton, New Jersey, office space to Phoenix Ventures, LLC for $750 per month.


The Company entered into a services agreement with Bartolomei Pucciarelli, LLC ("Bartolomei Pucciarelli") dated June 26, 2006 pursuant to which Bartolomei Pucciarelli performs financial reporting and related services. Effective September 20, 2006, the Board of Directors of the Company appointed James E. Bartolomei as the Chief Financial Officer and Treasurer of the Company. Mr. Bartolomei, is the founding and managing partner of Bartolomei Pucciarelli. As of December 31, 2006, we paid approximately $66,922 to Bartolomei Pucciarelli under the services agreement.

We believe that the transactions described above were fair to us and were as favorable to us as those that we might have obtained from non-affiliated third parties, given the circumstances under which such transactions were proposed and effectuated.

                          DESCRIPTION OF CAPITAL STOCK

We have summarized below the material provisions of our Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation"), By-Laws and other instruments defining the rights of our securities holders. Our summary may not contain all of the information that is important to you. See "Available Information" for information about how to obtain a copy of the documents described in this section.

GENERAL


Our Certificate of Incorporation authorizes 70,000,000 shares of our common stock, $0.01 par value per share and 1,000,000 shares of our preferred stock, $0.01 par value per share. As of February 1, 2007, we have 48,527,727 shares of common stock outstanding and no shares of preferred stock outstanding.

Our Board of Directors has approved an amendment of our Certificate of Incorporation to increase our authorized shares of common stock to 500,000,000 shares and increase our authorized shares of preferred stock to 100,000,000 (the "Amendment"). We intend to seek approval of the Amendment by our stockholders prior to the effectiveness of the accompanying registration statement.


COMMON STOCK


VOTING RIGHTS. The holders of our common stock are entitled to one vote per share on all matters submitted for action by the shareholders. There is no provision for cumulative voting with respect to the election of directors. Accordingly, a holder of more than 50% of the shares of our common stock can, if it so chooses, elect all of our directors. In that event, the holders of the remaining shares will not be able to elect any directors.

DIVIDEND RIGHTS. All shares of our common stock are entitled to share equally in any dividends our board of directors may declare from legally available sources, subject to the terms of any outstanding preferred stock.

LIQUIDATION RIGHTS. Upon liquidation or dissolution of our Company, whether voluntary or involuntary, all shares of our common stock are entitled to share equally in the assets available for distribution to shareholders after payment of all of our prior obligations, including any then-outstanding preferred stock.

OTHER MATTERS. The holders of our common stock have no preemptive or conversion rights, and our common stock is not subject to further calls or assessments by us. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of our common stock, including the common stock offered in this offering, are fully paid and non-assessable.


PREFERRED STOCK

Our Certificate of Incorporation permit us to issue shares of preferred stock, from time to time, in one or more series and with such designation and preferences for each series as are stated in the resolutions providing for the designation and issue of each such series adopted by our board of directors. Our Certificate of Incorporation authorize our board of directors to determine the voting, dividend, redemption and liquidation preferences and limitations pertaining to such series. The board of directors, without shareholder approval, may create and issue a series of shares with voting rights and other rights that could adversely affect the voting power of the holders of our common stock and could have anti-takeover effects. These additional shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

One of the effects of the existence of unissued and unreserved preferred stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the shareholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.


STOCK OPTIONS


As of February 1, 2007, there were (i) 6,393,667 shares of our common stock issuable upon exercise of outstanding stock options under the 1999 Plan at $0.25 per share and 2,606,333 shares of our common stock reserved for future issuance under such plan and (ii) 4,865,000 shares of our common stock issuable upon exercise of outstanding stock options under the 2006 Plan at $0.25 to $0.30 per share and 7,135,000 shares of our common stock reserved for future issuance under such plan. See the Notes to the Financial Statements included in this prospectus.


WARRANTS


As of February 1, 2007, there were outstanding warrants to purchase 25,089,063 shares of our common stock at prices ranging from $0.025 to $1.50 per share. See the Notes to the Financial Statements included in this prospectus.


CONVERTIBLE NOTES


As of February 1, 2007, there were outstanding promissory notes convertible into shares of our common stock as follows:

      PRINCIPAL & INTEREST THROUGH MATURITY              CONVERSION SHARES
      -------------------------------------              -----------------
      $6,840,000     2003 Convertible Notes                     27,359,500
         $50,000       15% April 2006 Note                         189,410
        $278,150       10% 2006 A Notes                          1,589,430
        $277,536       10% 2006 B Notes                          1,585,916
        $275,000       10% 2006 C Notes                          1,571,430
        $258,125       13% 2006 D Notes                          1,475,000
        $258,220       10% 2006 G Notes                            860,733


See the Notes to the Financial Statements included in this prospectus.

DELAWARE ANTI-TAKEOVER LAW

As a Delaware corporation, the Company is subject to Section 203 of the Delaware General Corporation Law. In general, Section 203 prevents an "interested person" from engaging in a "business combination" with the Company for three years following the date the person became an interested person. In general, an interested person is a person owning 15% or more of the Company's common stock. Under Section 203, the Company may, however, engage in a business combination with the interested person in the following situations:

      o Before the person became an interested person, the Board of Directors approved the transaction in which the person became an interested person or approved the business combination;

      o Upon consummation of the transaction that resulted in the person becoming an interested person, the person owned at least 85% of the common stock at the time the transaction commenced (excluding stock held by the Directors who are also Officers of the corporation and by certain employee stock plans); or

      o Following the transaction in which the person became an interested person, the business combination is approved by the Board of Directors and is authorized at a meeting of stockholders by the affirmative vote of the holders of two-thirds of the common stock not owned by the interested person.

Under Section 203, the restrictions also do not apply to certain business combinations proposed by an interested person following the public announcement or notification of one of certain extraordinary transactions if:

      o The transaction involves the Company and a person who was not an interested person during the previous three years or who became an interested person with the approval of the Board of Directors and

      o The business combination is approved by a majority of the members of the Board of Directors who were Directors prior to any person's becoming an interested stockholder.

The provisions of Section 203 requiring a super-majority vote to approve certain corporate transactions could have the effect of discouraging, delaying, or preventing hostile takeovers including those that might result in the payment of a premium over the market price of the common stock or changes in control or the Company's management.

LIMITATION ON LIABILITY; INDEMNIFICATION OF OFFICERS AND DIRECTORS

Our Certificate of Incorporation provides that our directors and officers will be indemnified to the fullest extent allowed by the Delaware General Corporation Law. Section 145 of the Delaware General Corporation Law empowers us to indemnify our directors and officers and to purchase insurance with respect to liability arising out of the performance of their duties as directors and officers. The Delaware General Corporation Law provides that the indemnification permitted will not be deemed exclusive of any other rights to which the directors and officers may be entitled under the Bylaws or any agreement, vote of stockholders, or otherwise.

The effect of the provision in our Certificate of Incorporation and the Delaware General Corporation Law is to require us to the extent permitted by law to indemnify the officers and directors for any claim arising against them in their official capacities. In order to be indemnified, an officer or director must have acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the Company's best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The Bylaws also provide for this indemnification.

Our Certificate of Incorporation also eliminates the liability of directors for monetary damages for breach of fiduciary duties to the fullest extent permitted by Delaware General Corporation Law. Section 102 of the Delaware General Corporation Law does not limit liability for:

      o Any breach of the director's duty of loyalty to the Company or to its stockholders;

      o Acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

      o     Unlawful payment of dividends or stock purchases or redemptions; or

      o Any transaction from which a director derived an improper personal benefit.

All of the Company's directors and officers are covered by insurance policies against certain liabilities for actions taken in their capacities as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

SHARES ELIGIBLE FOR FUTURE SALE

To date there has not been any public market for our common stock, and we cannot predict what effect, if any, market sales of shares of common stock or the availability of shares of common stock for sale will have on the market price of our common stock. Nevertheless, sales of substantial amounts of common stock, including shares issued upon the exercise of outstanding convertible, notes, warrants and options, in the public market, or the perception that these sales could occur, could materially and adversely affect the market price of our common stock and could impair our future ability to raise capital through the sale of our equity or equity-related securities at a time and price that we deem appropriate.


As of February 1, 2007, there were 48,527,727 shares of our common stock outstanding of which 35,927,469 shares have been outstanding for more than two years and are eligible for sale under Rule 144k under the Securities Act of 1933, as amended, or the Securities Act, in the public market without restriction or registration (other than shares held by affiliates) and 12,600,258 shares have been outstanding for more than one year but less than two years and will be eligible for sale in the public market for sale 90 days after the effective date of this offering under Rule 144. This prospectus relates to 2,040,000 outstanding restricted shares of common stock which are being offered for the accounts of selling stockholders.

In addition, as of February 1, 2007, 27,359,500 shares issuable upon conversion of $6,840,000 in principal and interest of convertible notes sold in 2003 and 2004 are eligible for sale under Rule 144k in the public market without restriction or registration (other than shares held by affiliates). This prospectus relates to 7,271,922 shares of common stock issuable upon conversion of $1,403,854 of principal and interest of our outstanding convertible notes which are restricted as of February 1, 2007, all of which are being offered for the accounts of selling stockholders.

In addition, as of February 1, 2007, we had warrants outstanding to purchase up to 25,089,063 shares of our common stock. Of such warrants, shares issuable upon the cashless exercise of 2,275,763 warrants are eligible for sale under Rule 144k in the public market without restriction or registration (other than shares held by affiliates) and shares issuable upon the cashless exercise of 2,049,350 warrants will be eligible in the public market for sale 90 days after the effective date of this offering under Rule 144. This prospectus relates to shares of common stock issuable upon exercise of 10,488,950 of our outstanding warrants. In addition, we have outstanding warrants to purchase up to an additional 10,275,000 shares of our common stock which are not being registered in this offering.

If all of the shares underlying the convertible notes and warrants included in this prospectus were issued there would be an additional 17,760,872 shares of common stock outstanding. At the time of effectiveness of the accompanying registration statement, all of the shares included in this prospectus and all of the shares available for sale under Rule 144k may be immediately resold in the public market, except that any shares held by our "affiliates," as that term is defined under Rule 144 of the Securities Act, may be sold only in compliance with the limitations of Rule 144k. Shares eligible for sale under Rule 144 may be sold commencing 90 days after the effective date of this offering.

After this offering and upon vesting, 11,258,667 shares will also be issuable upon the exercise of presently outstanding stock options and 9,741,333 additional shares have been reserved for future issuance under our existing stock option plans. Pursuant to Rule 701 of the Securities Act, as currently in effect, any of our employees, directors, consultants or advisors who purchase shares of our common stock from us pursuant to options granted prior to the completion of this offering under our existing stock option plans or other written agreement is eligible to resell those shares 90 days after the effective date of this offering in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144. Additionally, following the consummation of this offering, we intend to file one or more registration statements on Form S-8 under the Securities Act to register the sale of shares issued or issuable upon the exercise of all these stock options.

RULE 144. In general, under Rule 144 as currently in effect, beginning 90 days after the date of this prospectus, a person who has beneficially owned shares of our common stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed 1% of the number of shares of our common stock then outstanding. Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about us.

RULE 144(K). Under Rule 144(k), a person who is not deemed to have been one of our affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell those shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

RULE 701. In general, under Rule 701 of the Securities Act as currently in effect, any of our employees, directors, consultants or advisors who purchase shares of our common stock from us pursuant to options granted prior to the completion of this offering under our existing stock option plans or other written agreement is eligible to resell those shares 90 days after the effective date of this offering in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144.

LOCK-UP AGREEMENTS


In connection with our execution of the standby equity distribution agreement with Cornell Capital, certain of our current and former executive officers and directors have entered into lock-up agreements under which they agreed not to transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for shares of our common stock for the period commencing on January 19, 2006 and ending on the termination of the standby equity distribution agreement without the prior written consent of Cornell Capital except in accordance with the volume limitations set forth in Rule 144(e) of the Securities Act.

The persons and number of shares subject to lock-ups as of February 1, 2007 are:
Robert D. Prunetti (12,500 outstanding shares and 3,875,000 shares issuable upon exercise of outstanding stock options), Roger Harrison (12,500 outstanding shares and 1,145,000 shares issuable upon exercise of outstanding stock options), Marc Silverman (1,893,154 outstanding shares and 2,040,002 shares issuable upon exercise of outstanding stock options), Michael Mellman (1,447,621 outstanding shares and 1,328,333 shares issuable upon exercise of outstanding stock options), Scott Jacobson (25,000 shares issuable upon exercise of outstanding stock options), and Elliot Steinberg (756,000 outstanding shares and 385,000 shares issuable upon exercise of outstanding stock options).


REGISTRATION OF SHARES UNDER STOCK OPTION PLANS


Following this offering, we intend to file a registration statement on Form S-8 under the Securities Act covering approximately 21,000,000 shares of common stock issued or issuable upon the exercise of stock options, subject to outstanding options or reserved for issuance under our stock benefit plans. Accordingly, shares registered under the registration statement will, subject to Rule 144 provisions applicable to affiliates, be available for sale in the open market, except to the extent that the shares are subject to vesting restrictions or the contractual restrictions described above.

TRANSFER AGENT AND REGISTRAR

StockTrans, Inc. has been appointed as the transfer agent and registrar for our common stock.

                                  LEGAL MATTERS


The validity of the shares of common stock offered hereby and other legal matters in connection with the offering contained herein will be passed upon for our Company by Gallagher, Briody & Butler, Princeton, New Jersey.


                                     EXPERTS

The financial statements as of and for the years ended December 31, 2004 and December 31, 2005 and for the period from January 1, 2004 to December 31, 2005, included in the prospectus have been audited by Moore Stephens, P.C., independent registered public accountants to the extent and for the periods set forth in their report appearing elsewhere herein and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

                           HOW TO GET MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 in connection with the securities offered under this prospectus. As permitted by Securities and Exchange Commission rules, this prospectus does not contain all of the information contained in the registration statement or in the exhibits to the registration statement. For further information you may read and copy documents at the public reference room of the Securities and Exchange Commission at 100 F Street, NE., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms. The Securities and Exchange Commission charges a fee for copies. Copies of this material should also be available through the Internet at the Securities and Exchange Commission EDGAR Archive, the address of which is http://www.sec.gov.

We intend to distribute to our shareholders annual reports containing audited financial statements.

                          INDEX TO FINANCIAL STATEMENTS
                      PERFORMANCE HEALTH TECHNOLOGIES, INC.

                                                                                                                   PAGE(S)
                                                                                                                   -------
FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2005

           Report of Independent Registered Public Accounting Firm ....................................................F-3

           Balance Sheet as of December 31, 2005 ......................................................................F-4

           Statements of Operations for the years ended December 31, 2005 and 2004.....................................F-5

           Statements of Cash Flows for the years ended December 31, 2005 and 2004.....................................F-6

           Statements of Stockholders' Equity (Deficit) for the years ended December 31, 2005 and 2004.................F-7

           Notes to Financial Statements........................................................................F-8 - F-24

FINANCIAL STATEMENTS FOR THE QUARTER ENDED SEPTEMBER 30, 2006

           Balance Sheet as of September 30, 2006 (unaudited) ........................................................F-26

           Statements of Operations for the three and nine months ended September 30, 2006 and 2005 (unaudited).......................................................................................F-27

           Statements of Cash Flows for the nine months ended September 30, 2006 and
           September 30, 2005 (unaudited).............................................................................F-28

           Statements of Stockholders' Equity (Deficit) for the nine months ended September 30, 2006 (unaudited) .....F-29

           Notes to Financial Statements (unaudited) ..........................................................F-30 - F-46

                      PERFORMANCE HEALTH TECHNOLOGIES, INC.

                              FINANCIAL STATEMENTS

                           DECEMBER 31, 2005 AND 2004

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors and Stockholders of Performance Health Technologies, Inc.

We have audited the accompanying balance sheet of Performance Health Technologies, Inc. as of December 31, 2005, and the related statements of operations, stockholders' equity (deficit), and cash flows for each of the two years in the period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Performance Health Technologies, Inc. as of December 31, 2005, and the results of its operations and its cash flows for each of the two years in the period then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 15 to the financial statements, the Company has suffered recurring losses and negative cash flows from operations that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 15. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                                    /s/ MOORE STEPHENS, P.C.
                                                    Certified Public Accountants

Cranford, New Jersey
March 9, 2006

                      PERFORMANCE HEALTH TECHNOLOGIES, INC
                                  BALANCE SHEET

                                                                 December 31,
                                                                     2005
                                                                 ------------
                                     ASSETS
CURRENT ASSETS:
Cash and Cash Equivalents                                        $    151,458
Accounts Receivable, net                                                  830
                                                                 ------------
Total Current Assets                                                  152,288
                                                                 ------------
FURNITURE & EQUIPMENT, net                                             16,930
                                                                 ------------
OTHER ASSETS:
Debt Issuance Costs, net                                            1,508,741
Security Deposits                                                       3,529
Employee Advances                                                          --
                                                                 ------------
Total Other Assets                                                  1,512,270
                                                                 ------------
TOTAL ASSETS                                                     $  1,681,488
                                                                 ============

                      LIABILITIES & STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES:
Accounts Payable                                                 $     33,158
Corporate Taxes Payable                                                    --
Sales Tax Payable                                                         492
Accrued Salaries and Interest                                         111,530
Accrued Interest - Convertible Notes                                  224,756
Convertible Notes Payable, Net of Debt                                     --
     Discount of $500,622                                           1,101,378
Derivative Liability                                                  663,117
                                                                 ------------
Total Current Liabilities                                           2,134,431
                                                                 ------------
CONVERTIBLE NOTES PAYABLE                                           4,900,000
                                                                 ------------
STOCKHOLDERS' DEFICIT:
Common Stock, $0.01 Par Value,  70,000,000 Shares Authorized,
35,400,227 and 35,051,480 Shares Issued and
Outstanding as of December 31, 2005 and 2004                          354,002
Paid-in Capital                                                     8,968,929
Accumulated Deficit                                               (14,675,874)
                                                                 ------------
Total Stockholders' Deficit                                        (5,352,943)
                                                                 ------------
TOTAL LIABILITIES & STOCKHOLDERS' DEFICIT                        $  1,681,488
                                                                 ============

                        See Notes to Financial Statements

                      PERFORMANCE HEALTH TECHNOLOGIES, INC
                            STATEMENTS OF OPERATIONS

                                                       FOR THE YEARS ENDED
                                                   DECEMBER 31,    DECEMBER 31,
                                                       2005            2004
                                                   ------------    ------------
SALES, net                                         $     26,810    $    106,350

COST OF SALES                                            28,595         178,520
                                                   ------------    ------------
GROSS PROFIT                                             (1,785)        (72,170)

OPERATING EXPENSES:
General and Administrative                              835,722       1,200,790
Sales and Marketing                                     213,066         442,538
Research and Development                                443,252         634,897
                                                   ------------    ------------
TOTAL OPERATING EXPENSES                              1,492,040       2,278,225
                                                   ------------    ------------
LOSS FROM OPERATIONS                                 (1,493,825)     (2,350,395)

OTHER INCOME (EXPENSES):
Interest Income                                              30           3,992
Interest Expense                                       (744,948)       (336,438)
Amortization - Debt Issuance Costs                     (592,719)       (242,308)
                                                   ------------    ------------
TOTAL OTHER INCOME (EXPENSES)                        (1,337,637)       (574,754)
                                                   ------------    ------------
LOSS BEFORE PROVISION FOR TAXES                      (2,831,462)     (2,925,149)

PROVISION FOR TAXES                                        (800)         (1,575)
                                                   ------------    ------------
NET LOSS                                           ($ 2,832,262)   ($ 2,926,724)
                                                   ============    ============
NET LOSS PER COMMON SHARE - BASIC AND DILUTED      $      (0.08)          (0.08)

Weighted Average Number of Shares                    35,155,985      34,562,315

                        See Notes to Financial Statements

                      PERFORMANCE HEALTH TECHNOLOGIES, INC
                            STATEMENTS OF CASH FLOWS

                                                        FOR THE YEARS ENDED,
                                                             DECEMBER 31,
                                                         2005           2004
                                                     -----------    -----------
Cash flows from operating activities
Net loss                                             ($2,832,262)   ($2,926,724)
                                                     -----------    -----------
Adjustments to reconcile net loss to net cash
used by operating activities:
Recovery of bad debt                                      (1,228)        (2,306)
Depreciation and amortization                            603,447        259,710
(Gain) loss on disposal of property                           --         22,227
(Increase) decrease in accounts receivable                 7,838          4,482
(Increase) decrease in inventories                            --        118,497
(Increase) decrease in other assets                          500             --
Increase (decrease) in accounts payable                   21,907        (30,776)
Increase (decrease) in accrued liabilities                82,493         19,792
Increase (decrease) in interest payable                  496,640        317,635
Increase (decrease) in income taxes payable                 (775)           775
Non cash interest expense                                248,308             --
Non cash consulting expense                               74,500        140,235
                                                     -----------    -----------
Total adjustments                                      1,533,630        850,271
                                                     -----------    -----------
Net cash provided (used) by operating activities      (1,298,632)    (2,076,453)
                                                     -----------    -----------
Cash flows from investing activities:
Cash payments for the purchase of equipment               (5,672)        (5,833)
                                                     -----------    -----------
Net cash provided (used) by investing activities          (5,672)        (5,833)

Cash flows from financing activities:
Net proceeds from issuance of convertible notes        1,145,088      2,096,597
Principal payments on convertible notes                       --       (312,000)
Stock issuance costs                                     (93,646)            --
                                                     -----------    -----------
Net cash provided (used) by financing activities       1,051,442      1,784,597

                                                     -----------    -----------
Net increase (decrease) in cash and equivalents         (252,862)      (297,689)
Cash and equivalents, beginning of year                  404,320        702,009
                                                     -----------    -----------
Cash and equivalents, end of year                    $   151,458    $   404,320
                                                     ===========    ===========

Supplemental disclosures of cash flow information:
Cash paid during the year for:
Interest expense                                     $        --    $    23,302
Income tax                                           $     1,575    $       800

                        See Notes to Financial Statements

                      PERFORMANCE HEALTH TECHNOLOGIES, INC.
                  STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
                 FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

                                                                                                                        TOTAL
                                                                                                                     STOCKHOLDERS'
                                                      COMMON STOCK               ADDITIONAL         ACCUMULATED         EQUITY
                                                SHARES            AMOUNT       PAID-IN-CAPITAL        DEFICIT         (DEFICIT)
                                              -----------------------------------------------------------------------------------
            Balance at January 1, 2004         34,144,561        $341,446         $7,146,576       $ (8,916,888)     $ (1,428,866)

                              Net Loss                                                               (2,926,724)       (2,926,724)

      Issuance of common stock to 2003
              convertible note holders            715,250           7,153            944,130                              951,283

   Stock-based compensation related to
issuance of stock for outside services            105,440           1,054            139,181                              140,235

   Payment of interest in common stock             86,229             862            171,596                              172,458

    Intrinsic value of warrants issued                 --              --                 --                                   --
                                              -----------------------------------------------------------------------------------
          Balance at December 31, 2004        $35,051,480        $350,515         $8,401,483       $(11,843,612)       (3,091,614)

                              Net Loss                                                               (2,832,262)       (2,832,262)

   Stock-based compensation related to
issuance of stock for outside services             74,500             745             73,755                               74,500

   Stock-based compensation related to
        issuance of stock to employees             66,008             660             87,131                               87,791

                  Stock issuance costs                                              (93,647)                              (93,647)

   Payment of interest in common stock            208,239           2,082            414,394                              416,476

    Intrinsic value of warrants issued                                 --             85,813                               85,813
                                              -----------------------------------------------------------------------------------
          Balance at December 31, 2005        $35,400,227        $354,002         $8,968,929       $(14,675,874)     $ (5,352,943)
                                              ===================================================================================

                        See Notes to Financial Statements

                      PERFORMANCE HEALTH TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2005

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

      Organization

      Performance Health Technologies, Inc. ("PHT," the "Company," "we," or "us") was incorporated on June 15, 1998 in the state of Delaware. PHT develops and markets computer-based rehabilitation and health maintenance products. The Company is based in Boulder, Colorado.

      Revenue and Cost Recognition

      Revenue is recognized as services are rendered or products are delivered, the price to the buyer is fixed and determinable, and collectibility is reasonably assured.

      Income Taxes

      Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes. Deferred taxes are recognized for differences between the basis of assets and liabilities for financial statement and income tax purposes. The differences relate primarily to depreciable and amortizable assets (use of different depreciation and amortization methods and lives for financial statement and income tax purposes) and allowance for doubtful receivables (deductible for financial statement purposes but not for income tax purposes). The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will be deductible or taxable when the assets and liabilities are recovered or settled. Deferred taxes also are recognized for operating losses and tax credits that are available to offset future taxable income.

      Use of Estimates

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, as well as reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      Fair Value of Financial Instruments

      Fair value estimates, assumptions and methods used to estimate fair value of the Company's financial instruments are made in accordance with the requirements of SFAS No. 107, "Disclosure about Fair Value of Financial Instruments." The Company has used available information to derive its estimates. However, because these estimates are made as of a specific point in time, they are not necessarily indicative of amounts the Company could realize currently. The use of different assumptions or estimating methods may have a material effect on the estimated fair value amounts. The Company estimates that there are no material variations between fair value and book value of our financial assets or liabilities as of December 31, 2005 and 2004. The carrying amounts of cash and cash equivalents, accounts payable, accrued expenses and short-term notes payable approximate fair value due to the short-term nature of the instruments. Long-term liabilities are comprised of the convertible notes which approximate fair value based on borrowing rates available to the Company.

                      PERFORMANCE HEALTH TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2005

      Comprehensive Income

      The Company reports results in accordance with SFAS No. 130, "Reporting Comprehensive Income" which requires that recognized revenue, expense, gains and losses be included in net income.

      Property and Equipment

      Property and equipment is stated at cost. Depreciation is provided utilizing both the straight-line and accelerated methods over the estimated useful lives of the assets as follows:

      Equipment                              3-5 years
      Computer equipment                     3-5 years
      Furniture & fixtures                   3-5 years

      Long Lived Assets

      In accordance with SFAS No. 144, "accounting for the Impairment or Disposal of Long-Lived Assets," the Company records impairment losses on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amounts. SFAS No. 144 also addresses the accounting for long-lived assets that are expected to be disposed of.

      Inventory

      Inventory is stated at the lower of cost or market using the first-in, first-out (FIFO) valuation method and consists primarily of finished goods.

      Cash and Cash Equivalents

      For purposes of the Statement of Cash Flows, all highly liquid investments with a maturity of three months or less are included in cash equivalents. At December 31, 2005 cash and cash equivalents included $149,168 of cash held in commercial banks, petty cash fund of $250 and $2,040 of money market securities. At December 31, 2004 cash and cash equivalents included $402,058 of cash held in commercial banks, petty cash fund of $250 and $2,012 of money market securities.

      Advertising

      The company expenses advertising costs as they are incurred. Advertising expense for the years ended December 31, 2005 and 2004 amounted to $22,015 and $13,869, respectively.

      Allowance for Doubtful Accounts

      The Company provides an allowance for doubtful accounts equal to the estimated collection losses that will be incurred in collection of all receivables. The estimated losses are based on managements' evaluation of outstanding accounts receivable at the end of the year. Bad debt expense for the years ended December 31, 2005 and 2004 amounted to $0 and $0, respectively.

                      PERFORMANCE HEALTH TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2005

      Debt Issuance Costs

      Debt Issuance Costs are amortized using the straight-line method over the term of the notes.

      Research and Development Costs

      Expenses for research and development are charged to expense when incurred. The total amount of research and development expenses incurred during the years ended December 31, 2005 and 2004 amounted to $443,252 and $634,897, respectively.

      Employee Stock Options

      The Company adopted a stock incentive plan in 1999 (Note 12). The Company accounted for the stock incentive plan using the intrinsic value method under the provisions of Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. The Company has elected to use the disclosure-only provisions of SFAS No. 123, Accounting for Stock-Based Compensation, as amended by SFAS No. 148, Accounting for Stock-Based Compensation - Transition and Disclosure.

      In December 2004, the FASB issued SFAS No. 123R which addresses the accounting for transactions in which a company receives employee services in exchange for (a) equity instruments of the company or (b) liabilities that are based on the fair value of the company's equity instruments or that may be settled by the issuance of such equity instruments. It eliminates the ability to account for share-based compensation transactions using APB Opinion No. 25, and generally requires that such transactions be accounted for using a fair-value-based method. As permitted by the current SFAS No. 123, Accounting for Stock-Based Compensation, the Company has been accounting for share-based compensation to employees using APB Opinion No. 25's intrinsic value method and, as such, recognizes no compensation cost for employee stock options. Under the original guidance of SFAS No. 123R, the Company was to adopt the statement's provisions for the interim period beginning after June 15, 2005. However, in April 2005, as a result of an action by the Securities and Exchange Commission, companies were allowed to adopt the provisions of SFAS No. 123R at the beginning of their fiscal year that begins after June 15, 2005. Consequently, we adopted SFAS No. 123R on January 1, 2006. If we had adopted this standard in 2005, our net loss for 2005 would have been $(2,939,768) (or $(0.08) per diluted share) as compared to the net loss of $(2,832,262) reported in 2005. While we expect that the requirement to expense stock options and other equity interests that have been or will be granted pursuant to the equity incentive program will significantly increase our operating expenses and result in lower earnings per share, the amount of the increase in operating expenses will depend on the level of future grants, the terms and fair values of such grants, and expected volatilities, among other factors, present at the grant dates. The adoption of SFAS No. 123R will have no impact on our cash flows.

      Recent Accounting Pronouncements

      In December 2004, the Financial Accounting Standards Board, or FASB, issued SFAS No. 153, "Exchange of Nonmonetary Assets," (SFAS No. 153). SFAS No. 153 amends Accounting Principles Board("APB") Opinion No. 29, "Accounting for Nonmonetary Transactions," to require exchanges of nonmonetary assets be accounted for at fair value, rather than carryover basis. Nonmonetary exchanges that lack commercial substance are exempt from this requirement. SFAS No. 153 is effective for nonmonetary exchanges entered into in fiscal years beginning after June 15, 2005. The Company does not routinely enter into exchanges that could be considered nonmonetary, accordingly, the Company does not expect the adoption of SFA No. 153 to have a material impact on the financial statements.

                      PERFORMANCE HEALTH TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2005

      In March 2005, the FASB issued Interpretation No. 47 (FIN 47), "Accounting for Conditional Asset Retirement Obligations - an interpretation of FASB Statement No. 143." FIN 47 clarifies that an entity is required to recognize a liability for the fair value of a conditional asset retirement obligation when incurred if the liability's fair value can be reasonably estimated. FIN 47 also clarifies when an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation. FIN 47 was adopted in the fourth quarter of 2005 and has no significant impact on the financial position, results of operations or cash flows of the Company.

      In May, 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections - a replacement of APB Opinion No. 20 and FASB Statement No. 3" (SFAS No. 154). SFAS 154 requires retrospective application as the required method for reporting a change in accounting principle, unless impracticable or a pronouncement includes specific transition provisions. SFAS No. 154 also requires that a change in depreciation, amortization or depletion method for long-lived, nonfinancial assets be accounted for as a change in accounting estimate effected by a change in accounting principle. This statement carries forward the guidance in APB Opinion No. 20, Accounting Changes," for the reporting of the correction of an error and a change in accounting estimate. SFAS No. 154 is effective beginning January 1, 2006. SFAS No. 154 is not expected to have a significant impact on the financial position, results of operations or cash flows of the Company.

      In June 2005, the Emerging Issues Task Force ("EITF") reached a consensus on EITF Issue No. 05-6, "Determining the Amortization Period for Leasehold Improvements Purchased after Lease Inception or Acquired in a Business Combination" (EITF 05-6). EITF 05-6 requires that leasehold improvements that are placed in service significantly after and not contemplated at or near the beginning of the lease term be amortized over the shorter of the useful life of the assets or a term that includes required lease periods and renewals that are deemed to be reasonably assured at the date the leasehold improvements are purchased. EITF 05-6 was adopted in the fourth quarter of 2005. EITF 05-6 did not have a significant impact on the Company's financial position, results of operations or cash flows.

      In February 2006, FASB issued FASB 155, "Accounting for Certain Hybrid Financial Instruments an amendment of FASB 133, Accounting for Derivative Instruments and Hedging Activities, and FASB 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities." FASB 155 provides the framework for fair value remeasurement of any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation as well as establishes a requirement to evaluate interest in securitized financial assets to identify interests. FASB 155 further amends FASB 140 to eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument. The guidance FASB 155 also clarifies which interest-only strips and principal-only strips are not subject to the requirements of FASB 133 and concentrations of credit risk in the form of subordination are not embedded derivatives. This Statement is effective for all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins September 15, 2006. FASB 155 is not expected to have a material impact on the Company's financial statements.

                      PERFORMANCE HEALTH TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2005

      In March 2006, FASB issued FASB 156, "Accounting for Servicing of Financial Assets - An amendment of FASB No. 140." FASB 156 requires the recognition of a servicing asset or servicing liability under certain circumstances when an obligation to service a financial asset by entering into a servicing contract. FASB 156 also requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value utilizing the amortization method or fair market value method. FASB 156 is effective at the beginning of the first fiscal year that begins after September 15, 2006. FASB 156 is not expected to have a material impact on the Company's consolidated financial statements.

NOTE 2 - PROPERTY, PLANT AND EQUIPMENT:

      Property, plant and equipment as of December 31, 2005 and 2004 are as follows:

                                      December 31,    December 31,
                                         2005            2004
                                         ----            ----

      Equipment and Computers          $ 41,795        $ 34,523
      Furniture & Fixtures                   --           1,600
                                       --------        --------
                                                         36,123
      Less: Accumulated depreciation    (24,865)        (14,137)
                                       --------        --------

                                       $ 16,930        $ 21,986
                                       ========        ========

      Depreciation expense charged to income for the years ended December 31, 2005 and 2004 amounted to $10,728 and $17,402, respectively.

NOTE 3 - DEBT ISSUANCE COSTS:

      We have incurred certain costs related to financing activities since inception. These costs consisted primarily of legal fees, placement agent fees and commissions which are related to the placement of debt securities. Debt issuance costs consisted of the following:

                                 December 31,     December 31,
                                     2005             2004
                                     ----             ----

2003/2004 Private Placement        1,886,856      $ 1,886,856
2005 Bridge Loan A                   200,048
2005 Bridge Loan B                   256,864
                                 -----------
Total Debt Issuance Costs          2,343,768        1,886,856
Less: Accumulated Amortization      (835,027)        (242,308)
                                 -----------      -----------
                                 $ 1,508,741      $ 1,644,548
                                 ===========      ===========

                      PERFORMANCE HEALTH TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2005

      Debt issuance costs were paid in the form of cash, common stock, and stock warrants. Debt issuance costs paid in Common Stock was valued at fair market value of the shares delivered. Debt issuance costs paid in the form of stock warrants were valued at fair market value using a Black Scholes pricing model.

      Amortization expense charged to income for the years ended December 31, 2005 and 2004 amounted to $592,719 and $242,308, respectively.

NOTE 4 - ACCOUNTS RECEIVABLE:

      The balance of accounts receivable as of December 31, 2005 and 2004 was $830 and $7,440 net of an allowance for doubtful accounts of $0 and $1,228, respectively.

NOTE 5 - CONVERTIBLE NOTES:

      The Company accounts for the value of warrants and the intrinsic value of beneficial conversion rights arising from the issuance of convertible debt instruments with nondetachable conversion rights that are in-the-money at the commitment date pursuant to EITF Issue. 98-5, EITF Issue No. 00-19 and EITF Issue No. 00-27. Such values are determined by first allocating an appropriate portion of the proceeds received from the debt instruments to the warrants or any other detachable instrument included in the exchange. The intrinsic value of the beneficial conversion rights at the commitment date may also be recorded as additional paid-in capital and debt discount as of that date or, if the terms of the debt instrument are contingently adjustable, may only be recorded if a triggering event occurs and the contingency is resolved. Since the conversion rights associated with the convertible notes were initially exercisable into an indeterminable number of common shares, the Company has determined that under the guidance of EITF 00-19, the Company could not conclude that it had sufficient authorized and unissued shares to net-share settle any warrants or options issued to non-employees. Therefore, as of December 31, 2005, the Company had classified the fair value of all warrants as paid in capital warrants and the conversion feature as a derivative liability.

      A convertible note in accordance with the Company's private placement memorandum dated July 27, 2005 of $852 thousand due on the earlier of the first anniversary of the closing for the convertible note or the occurrence of a fundamental change in capital structure. The convertible note is convertible into approximately 5.31 million shares of common stock at an effective conversion price equal to 80% of the price of common stock in the next equity offering conducted by us or at the rate of one share per $2.00 converted. This conversion feature was recorded as at a discount of $237 thousand and is being amortized over the life of the convertible note. The conversion feature was valued using a Black Scholes Option Pricing Model using the following assumptions: volatility:25%, Straight Bond Yield: 5.0%, Risk-free Rate: 4.7% and Dividend Growth Rate: 0. The need for bifurcation and fair market value will be assessed on each

                      PERFORMANCE HEALTH TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2005

      balance sheet date over the maturity of the note. The notes are available for conversion into approximately 6,235 shares of the Company's common stock for each $1,000 note. Each note includes two warrants per $1.00 subscribed for, each warrant exercisable to purchase one share of common stock. The warrants were detached and accounted for in equity. The notes are issued at par and pay interest of 10% annually. The interest is payable at the option of the Company, in cash, or common stock, or a combination of cash and common stock. The holder may elect at any time after purchase prior to maturity or redemption to convert the note into the Company's common stock. The convertible notes are unsecured obligations of the Company. As of September 30, 2006, $370 thousand of the convertible notes have been converted to common stock.

      A convertible note in accordance with the Company's private placement memorandum dated February 24, 2005 of $750 thousand due on the earlier of the first anniversary of the closing for the convertible note or the occurrence of a fundamental change in capital structure. The convertible note is convertible into approximately 3.75 million shares of common stock at an effective conversion price equal to 80% of the price of common stock in the next equity offering conducted by us or, if no such offering occurs, at the rate of one share per $2.00 converted. This conversion feature was recorded as at a discount of $426 thousand and is being amortized over the life of the convertible note. The conversion feature was valued using a Black Scholes Option Pricing Model using the following assumptions: volatility:25%, Straight Bond Yield: 5.0%, Risk-free Rate:
      4.7% and Dividend Growth Rate: 0. The need for bifurcation and fair market value will be assessed on each balance sheet date over the maturity of the note. The notes are available for conversion into approximately 5,000 shares of the Company's common stock for each $1,000 note. The notes are issued at par and pay interest of 10% annually. The interest is payable at the option of the Company, in cash, or common stock, or a combination of cash and common stock. The holder may elect at any time after purchase prior to maturity or redemption to convert the note into the Company's common stock. The convertible notes are unsecured obligations of the Company. As of September 30, 2006, $745 thousand of the convertible notes have been converted to common stock.

      A convertible note in accordance with the Company's private placement memorandum dated October 24, 2003 of $4.9 million due on the earlier of the fifth anniversary of the closing for the convertible note or the occurrence of a fundamental change in capital structure. The convertible note is convertible into approximately 19.6 million shares of common stock at an effective conversion price of the lower of 80% of the fair market value of the Company stock or $2 per share.. The notes are available for conversion into approximately 4,000 shares of the Company's common stock for each $1,000 note. The notes are issued at par and pay interest of 8.5% annually. The interest is payable at the option of the Company, in cash, or common stock, or a combination of cash and common stock. The holder may elect at any time after purchase prior to maturity or redemption to convert the note into the Company's common stock. The convertible notes are unsecured obligations of the Company.

      In connection with the issuance of all of our convertible notes, we granted demand and piggy-back registration rights with respect to the shares issuable for interest or upon conversion of such notes. The registration rights cease at the time the shares are eligible for sale under Rule 144 of the Securities Act. As of January 31, 2007, the underlying shares related to the 2003 Convertible Notes issued in 2003 and 2004 were eligible for sale under Rule 144 and the underlying shares related to all notes issued since January 1, 2005 had registration rights; all of such shares are included in this prospectus.

                      PERFORMANCE HEALTH TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2005

      Maturities of debt are as follows:

      For the year ended December 31, 2006            $ 1,602,000
      For the year ended December 31, 2007                      0
      For the year ended December 31, 2008              2,029,000
      For the year ended December 31, 2009              2,871,000
                                                      -----------
      Total                                           $ 6,502,000

NOTE 6 - ACCRUED SALARIES AND INTEREST:

      Accrued salaries and interest represents salaries due to officers of the Company. During the year ended December 31, 2005 and 2004 the Company accrued salaries in the amount of $82,000 and $48,000, respectively and accrued interest on the salaries of $9,080 and $12,240, respectively. At December 31, 2005 and 2004 the officers were due $98,000 and $96,000, respectively in accrued salaries along with interest on the accrued salaries of $13,530 and $12,240. Interest is accrued at a rate of 8.500% per annum.

NOTE 7 - PROVISION FOR INCOME TAXES:

      At the end of 2005, non-current deferred tax liabilities for taxable temporary differences total $1,776. Non-current deferred tax assets recognized for deductible temporary differences total $5,199,748.

      The Company's deferred tax assets and liabilities consist of the following at December 31, 2005:

      Deferred tax assets:
        Net operating loss carryforwards                $4,940,420
        Excess of tax basis over financial statement
          of intangible assets                             259,329
      Deferred tax liabilities:
        Excess of financial statement over tax basis
          of property, plant and equipment                  (1,777)
      Valuation allowance for deferred tax assets       (5,197,972)
                                                        ----------
                                                        $        0
                                                        ==========

      The Company's deferred tax assets and liabilities consist of the following at December 31, 2004:

                      PERFORMANCE HEALTH TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2005

      Deferred tax assets:
        Net operating loss carryforwards                $4,014,427
        Excess of tax basis over financial statement
          of intangible assets                             291,083
        Bad debt, due to allowance method                      417
      Deferred tax liabilities:
        Excess of financial statement over tax basis
          of property, plant and equipment                  (6,094)
      Valuation allowance for deferred tax assets       (4,299,833)
                                                        ----------
                                                        $        0
                                                        ==========

      A valuation allowance of $3,419,207 was established at December 31, 2003 to eliminate the net deferred tax benefit that existed at that time since it was uncertain if the tax benefits would be realized. This allowance was increased by $880,626 to $4,299,833 at December 31, 2004 and increased by $898,139 to $5,197,972 at December 31, 2005.

      Income tax expense for the years ended December 31, 2005 and 2004 consisted of the following:

                            December 31,     December 31,
                                2005             2004
                                ----             ----

      California              $    800         $    800
      Delaware                      --              775
                              --------         --------
             Total Taxes      $    800         $  1,575

      As of December 31, 2005, the Company had net operating loss carryforwards of $14,530,647 that can be deducted against future taxable income. These tax carryforward amounts expire as follows:

      Year Ending
      December 31,

      12/31/19                               $ 1,101,282
      12/31/20                                 2,862,191
      12/31/21                                 1,032,226
      12/31/22                                 2,036,114
      12/31/23                                 2,099,394
      12/31/24                                 2,675,931
      12/31/25                                 2,723,509
                                             -----------
                                             $14,530,647

      As of December 31, 2004, the Company had net operating loss carryforwards of $11,807,138 that can be deducted against future taxable income. These tax carryforward amounts expire as follows:

                      PERFORMANCE HEALTH TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2005

      Year Ending
      December 31,

      12/31/19                               $ 1,101,282
      12/31/20                                 2,862,191
      12/31/21                                 1,032,226
      12/31/22                                 2,036,114
      12/31/23                                 2,099,394
      12/31/24                                 2,675,931
                                             -----------
                                             $11,807,138

NOTE 8 - CONCENTRATION OF CREDIT RISK:

      The company maintains its cash balances in two financial institutions. As of December 31, 2005 and 2004, the company's cash and cash equivalents exceeded federally insured limits by $10,761 and $338,063, respectively.

NOTE 9 - CASH FLOW DISCLOSURES:

      Non-cash investing and financing transactions for the year ended December 31, 2005 included the following:

            Accrued officer's salaries along with related interest in the amount of $87,791 was converted into common stock.

            Accrued interest payable on convertible notes in the amount of $416,476 was converted into common stock.

            Consulting fees in the amount of $74,500 were paid through the issuance of common stock.

      Non-cash investing and financing transactions for the year ended December 31, 2004 included the following:

            The Company removed $8,170 of equipment from its inventory and placed it in service.

            The Company recorded a charge to debt issuance costs in the amount of $951,283 in exchange for common stock. In accordance with the Company's private placement memorandum dated October 24, 2003 (Note
            5), each $1,000 convertible note unit issued was accompanied with 250 shares of the Company's common stock.

            Consulting fees in the amount of $140,235 were paid through the issuance of common stock.

            Accrued interest payable on convertible notes in the amount of $172,458 was converted into common stock.

                      PERFORMANCE HEALTH TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2005

NOTE 10 - 401K AND PROFIT SHARING PLAN:

      The Company maintains a 401K and Profit Sharing Plan. Contributions to the Profit Sharing Plan are at management's discretion. For the years ended December 31, 2005 and 2004, management has committed to contribute $0 and $0, respectively to the plan.

      Matching corporate contributions to the 401K plan are at management's discretion and only apply to those employees who choose to participate. Matching contributions to the 401K plan amounted to $5,838 and $0, respectively for the years ended December 31, 2005 and 2004.

NOTE 11 - RELATED PARTY TRANSACTIONS:

      Consulting

      In 2005 the Company entered into a consulting agreement with Phoenix Ventures, a related party. The agreement calls for monthly consulting fees of $3,000. Consulting fees of $15,000 relating to this agreement were incurred during the year ended December 31, 2005.

NOTE 12 - STOCK OPTION PLAN:

      The Company issued employee stock options through stock-based compensation plans. The Company accounts for these options under the measurement principles of APB Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations. No stock-based employee compensation cost is reflected in net income, as all options granted under the plan have an exercise price equal to the fair market value of the underlying common stock on the date of grant. The following table illustrates the effect on net income and earnings per share if the Company had applied the fair value recognition provisions of FASB Statement No. 123 to stock-based compensation.

                                                        2005           2004

Net loss - as reported                              $(2,832,262)   $(2,926,724)
Stock-based compensation expense - as reported
Pro forma stock-based compensation                     (107,506)       (57,065)
    Net loss - pro forma                            $(2,939,768)   $(2,983,789)
NET LOSS PER COMMON SHARE - BASIC
    Net loss - as reported                          $     (0.08)   $     (0.08)
        Net loss per share - pro forma              $     (0.08)   $     (0.08)
NET LOSS PER COMMON SHARE - DILUTED
    Net loss - as reported                          $     (0.08)   $     (0.08)
        Net loss per share- pro forma               $     (0.08)   $     (0.08)

      The status of the stock option plan is as follows at December 31, 2005:

                      PERFORMANCE HEALTH TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2005

                                         NUMBER          WEIGHTED
                                           OF            AVERAGE
                                         SHARES          EXERCISE
                                                          PRICE

Outstanding at December 31, 2003        3,826,666       $     0.25
Granted                                   722,340             0.25
Exercised                                      --               --
Canceled                                       --               --
Outstanding at December 31, 2004        4,549,006             0.25
Granted                                 1,360,830             0.25
Exercised                                      --               --
Canceled                                       --               --
Outstanding at December 31, 2005        5,909,836       $     0.25
Exercisable at December 31, 2005        4,363,670       $     0.25
Exercisable at December 31, 2004        4,015,666       $     0.25

      The Company granted 1,360,830 and 722,340 stock options in the years ended December 31, 2005 and December 31, 2004, respectively. The options granted expire between January 26, 2014 and December 31, 2015.

      No options were exercised in the years ended December 31, 2005 and December 31, 2004, respectively.

NOTE 13 - STOCKHOLDERS' EQUITY:

      In 2005 the Company issued 74,500 shares of common stock to the directors of the Company. The Common Stock was accounted for at fair market value.

      Stock issuance costs associated with the Company's SEC registration have been recorded as a reduction to additional paid in capital.

NOTE 14 - LEASING ARRANGEMENTS:

      Colorado Facility

      On June 23, 2005, the Company renewed their lease for a period of six months for their facility in Boulder, CO. The lease requires a base rent of $3,271.04 per month and monthly common area maintenance charges of $1,099.07 beginning November 01, 2005. The term of this lease agreement expires April 30, 2006. The total rent paid for the years ended December 31, 2005 and 2004 amounted to $52,999 and $54,518, respectively.

      PHT also has various equipment leases that are treated as operating leases for financial reporting purposes.

                      PERFORMANCE HEALTH TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2005

      The following are future minimum rental payments required under above operating leases as December 31, 2005.

For the year ended December 31, 2006                        $ 48,527

For the year ended December 31, 2007 & thereafter           $    -0-

NOTE 15 - COMMITMENTS, CONTINGENCIES AND UNCERTAINTIES:

      Going Concern

      As shown in the accompanying financial statements, the Company incurred a net loss of $2,832,262 during the year ended December 31, 2005, and as of that date, the Company's current liabilities exceeded its current assets by $1,982,143. Those factors create substantial doubt about the Company's ability to continue as a going concern. Management of the Company plans to raise additional capital through private placement offerings and a Standby Equity Distribution Agreement ("SEDA") with Cornell Capital Partner's, LP (as discussed in note 16). The ability of the Company to continue as a going concern is dependent on the company timely registering with the Securities and Exchange Commission and entering into the SEDA with Cornell Capital Partner's, LP and raising additional capital through private placement offerings. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 16 - SUBSEQUENT EVENTS:

      Standby Equity Distribution

      On January 23, 2006, the Company entered into a Standby Equity Distribution Agreement ("SEDA") with Cornell Capital Partners, LP. Pursuant to the Standby Equity Distribution Agreement, the Company may, at its discretion, periodically sell to Cornell Capital Partners, LP shares of common stock for a total purchase price of up to $10.0 million. For each share of common stock purchased under the Standby Equity Distribution Agreement, Cornell Capital Partners, LP will pay the Company 95% of the lowest volume weighted average price of the Company's common stock as quoted by Bloomberg, LP on the Over-the-Counter Bulletin Board or other principal market on which the Company's common stock is traded for the 5 days immediately following the notice date.

      The total number of shares issued to Cornell Capital Partners, LP under each advance request will be equal to the total dollar amount of the advance request divided by the purchase price determined during the five day pricing period. Cornell Capital Partners, LP will also retain 5% of each advance under the Standby Equity Distribution Agreement. Cornell Capital Partners, LP's obligation to purchase shares of the Company's common stock under the Standby Equity Distribution Agreement is subject to certain conditions, including the Company maintaining an effective registration statement for shares of common stock sold under the Standby Equity Distribution Agreement and is limited to $500,000 every five

                      PERFORMANCE HEALTH TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2005

      trading days. The amount and timing of all advances under the Standby Equity Distribution Agreement are at the discretion of the Company and the Company is not obligated to issue and sell any securities to Cornell Capital Partners, LP, unless and until it decides to do so. Upon execution of the Standby Equity Distribution Agreement, Cornell Capital Partners, LP received 2,000,000 shares of the Company's common stock as a commitment fee under the Standby Equity Distribution Agreement. The Company also issued 40,000 shares of the Company's common stock to Newbridge Securities Corporation under a placement agent agreement relating to the Standby Equity Distribution Agreement. These shares were accounted for at fair market value and were recorded to stock issuance costs.

      Short-term Note

      On March 10, 2006 the Company issued a note in the amount of $50,000. The note is due on the earlier of September 10, 2006 or the closing of a debt or equity financing for the Company having net proceeds of at least $250,000. Interest on the note is payable at 15.00% per annum.

      April 2006 Offering

      On April 4, 2006 we sold $50,000 of equity units (the "April 2006 Units") in a private placement. The April 2006 Units consist of a 15% convertible note (the "April 2006 Notes") in the principal amount of $50,000 and 150,000 five year warrants to purchase our common stock at an exercise price of $.30. The principal balance of the April 2006 Notes, along with accrued and unpaid interest, is payable on October 1, 2006. The holder of the April 2006 Notes may elect to convert the principal balance of the April 2006 Notes into shares of our common stock at a price equal to $0.50 (the "Conversion Rate"). The Note bears interest at 15% per annum payable at maturity in arrears, at the option of the Company, in cash, or common stock (at the Conversion Rate), or a combination of cash and common stock. The Company paid a total of $2,666 in prepaid interest to the April 2006 Noteholders on the date of closing, representing 20 days' worth of interest on the April 2006 Notes. The April 2006 Notes are secured by a security interest in certain advance notices that may be issued pursuant to the standby equity distribution agreement.

      2006 Offering A.

      On May 15, 2006, the Company sold $250,000 of equity unit (the "2006 A Units") in a private placement. Each 2006 A Unit, with a purchase price of $1,000 per unit consists of a 10% convertible note (the "2006 A Notes") in the principal amount of $1,000 and 6,000 warrants to purchase our common stock. The principal balance of each 2006 A Note, along with accrued and unpaid interest, is payable 6 months after the date of issuance. The holder of each 2006 A Note may elect to convert the principal balance of the 2006 A Note into shares of Common Stock. The 2006 A Notes are convertible at a price equal to the lower of (i) 70% of the average closing price of our common stock on the exchange on which the Company's stock is trading for the 20 training days immediately preceding the day upon which we receive a conversion notice from the Noteholder or (ii) $.30 per share (the "Conversion Rate"). This conversion feature was recorded as at a discount of $112 thousand and is being amortized over the life of the convertible note. The conversion feature was valued using a Black Scholes Option Pricing Model using the following assumptions: Volatility:25%, Straight Bond Yield: 5.0%, Risk-free Rate: 4.7% and Dividend Growth Rate:
      0. The need for bifurcation and fair market value will be assessed on each balance sheet date over the maturity of the note. Each 2006 A Note bears interest at 10% per annum payable at maturity in arrears, at the option of Performance Health, in cash, or Common Stock (at the Conversion Rate, subject to adjustment), or a combination of cash and Common Stock.

                      PERFORMANCE HEALTH TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2005

      Each investor participating in the Offering received a Warrant to purchase 6,000 shares of Common Stock for every $1,000 invested. The exercise price of the warrants is $.50 per share. The warrants are exercisable for a period of five years from the date of issuance. The warrants were detached and accounted for in equity.

      2006 Offering B.

      On May 24, 2006, the Company sold $250,000 of equity unit (the "2006 B Units") in a private placement. Each 2006 B Unit, with a purchase price of $1,000 per unit consists of a 10% convertible note (the "2006 B Notes") in the principal amount of $1,000 and 6,000 warrants to purchase our common stock. The principal balance of each 2006 B Note, along with accrued and unpaid interest, is payable 6 months after the date of issuance. The holder of each 2006 B Note may elect to convert the principal balance of the 2006 B Note into shares of Common Stock. The 2006 B Notes are convertible at a price equal to the lesser of (i) $0.50 (the "Conversion Price") or (ii) 70% of the average of the closing bid price for the Company's Common Stock for the 20 days preceding the Conversion Notice, as reported by the exchange on which the Company's Common Stock is then traded (the "Conversion Rate"). This conversion feature was recorded as at a discount of $112 thousand and is being amortized over the life of the convertible note. The conversion feature was valued using a Black Scholes Option Pricing Model using the following assumptions: Volatility:25%, Straight Bond Yield: 5.0%, Risk-free Rate: 4.7% and Dividend Growth Rate:
      0. The need for bifurcation and fair market value will be assessed on each balance sheet date over the maturity of the note. Each 2006 B Note bears interest at 10% per annum payable at maturity in arrears, at the option of Performance Health, in cash, or Common Stock (at the Conversion Rate, subject to adjustment), or a combination of cash and Common Stock.

      Each investor participating in the Offering received a Warrant to purchase 6,000 shares of Common Stock for every $1,000 invested. The exercise price of 3,000 of the warrants is $.50 per share and the exercise price for 3000 warrants is $1.00 per share. The warrants are exercisable for a period of five years from the date of issuance. The warrants were detached and accounted for in equity.

      2006 Offering C.

      On June 30, 2006, The Company sold $250,000 of equity unit (the "2006 C Units") in a private placement. Each 2006 C Unit, with a purchase price of $1,000 per unit consists of a 10% convertible note (the "2006 C Notes") in the principal amount of $1,000 and 6,000 warrants to purchase our common stock. The principal balance of each 2006 C Note, along with accrued and unpaid interest, is payable 6 months after the date of issuance. The holder of each 2006 C Note may elect to convert the principal balance of the Convertible Note into shares of Common Stock. The 2006 C Notes are convertible at a price equal to the lesser of (i) $0.60 (the "Conversion Price") or (ii) 70% of the average of the closing bid price for the Company's Common Stock for the 20 days preceding the Conversion Notice, as reported by the exchange on which the Company's Common Stock is then traded (the "Conversion Rate"). This conversion feature was recorded as at a discount of $110 thousand and is being amortized over the life of the convertible note. The conversion feature was valued using a Black Scholes Option Pricing Model using the following assumptions: Volatility:25%, Straight Bond Yield: 5.0%, Risk-free Rate: 4.7% and Dividend Growth Rate:
      0. The need for bifurcation and fair market value will be assessed on each balance sheet date over the maturity of the note. Each Convertible Note bears interest at 10% per annum payable at maturity in arrears, at the option of Performance Health, in cash, or Common Stock (at the Conversion Rate, subject to adjustment), or a combination of cash and Common Stock.

                      PERFORMANCE HEALTH TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2005

      Each investor participating in the Offering received a Warrant to purchase 6,000 shares of Common Stock for every $1,000 invested. The exercise price of 3,000 of the warrants is $.60 per share and the exercise price for 3,000 warrants is $1.25 per share. The warrants are exercisable for a period of five years from the date of issuance. The warrants were detached and accounted for in equity.

      2006 Offering D

      On October 13, 2006 the Company sold $250,000 of equity units (the "2006 D Units") in a private placement. The 2006 D Units consist of a 13% convertible note (the "2006 D Notes") in the principal amount of $250,000 and 625,000 five year warrants to purchase our common stock at an exercise price of $.50. The principal balance of the 2006 D Note, along with accrued and unpaid interest, is payable on the earlier of (i) 30 days after the effective date of a registration statement filed by the Company that includes the warrant shares, or (ii) April 13, 2007. The holder of the 2006 D Note may elect to convert the principal balance of the 2006 D
      Note into shares of our common stock at a price equal to the lesser of (i) $0.50, or (ii) 70% of the average of the closing bid price for the Company's common stock for the 20 days preceding the conversion notice, as reported by the exchange on which the Company's common stock is then traded (the "Conversion Rate"). This conversion feature was recorded as at a discount of $119 thousand and is being amortized over the life of the convertible note. The conversion feature was valued using a Black Scholes Option Pricing Model using the following assumptions: Volatility:25%, Straight Bond Yield: 5.0%, Risk-free Rate: 4.7% and Dividend Growth Rate:
      0. The need for bifurcation and fair market value will be assessed on each balance sheet date over the maturity of the note. The Note bears interest at 13% per annum payable at maturity in arrears, at the option of the Company, in cash, or common stock (at the Conversion Rate), or a combination of cash and common stock. The Company paid a total of $8,125 in prepaid interest to the 2006 D noteholder on the date of closing, representing 90 days' worth of interest on the 2006 D Note. The 2006 D noteholder also received $12,500 at the closing as additional consideration. The 2006 D Notes are secured by a security interest in all of the assets of the Company, which the investor agreed to subordinate in favor of financing from a bank or other traditional lending institution. The warrants were detached and accounted for in equity.

      Warrants

      On July 1, 2006, the Company issued Warrants to purchase 4,000,000 shares of the Company's common stock, $0.01 par value. The exercise price of the warrants is $0.25 per share and the warrants expire July 1, 2011. The warrants were recorded at fair market value using a Black Scholes Option Pricing Model. The fair value of the warrants was calculated using the following assumptions: volatility: 25%, risk-free interest rate: 4.7%, dividend growth rate: 0 and maturity: 5 years.

                      PERFORMANCE HEALTH TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2005

      Sublease

      In June of 2006 the Company entered into a Sublease Agreement with a related party for 350 square feet of its new Trenton, NJ office facility. The lease calls for a base monthly rental payment of $750. The lease expires on September 15, 2006.

      Colorado Facility

      On February 03, 2006, the Company renewed their lease for a period of six months for their facility in Boulder, CO. The lease requires a base rent of $3,271.04 per month and monthly common area maintenance charges of $1,099.07 beginning May 01, 2006. The term of this lease agreement expires October 31, 2006.

      Consulting

      In 2006 the Company renegotiated its consulting agreement with Phoenix Ventures, a related party. The new agreement calls for monthly consulting fees of $6,000 along with 2,500 stock options being granted per month.

      Officers and Directors

      In February of 2006 Robert Prunetti was elected CEO and President of the Company.

                      PERFORMANCE HEALTH TECHNOLOGIES, INC.

                              FINANCIAL STATEMENTS

                           SEPTEMBER 30, 2006 AND 2005

                      PERFORMANCE HEALTH TECHNOLOGIES, INC
                                  BALANCE SHEET

                                                                SEPTEMBER 30,
                                                                    2006
                                                                ------------
                                                                 (Unaudited)

                                     ASSETS
CURRENT ASSETS:
Cash and Cash Equivalents                                       $    128,730
Accounts Receivable, ney                                                  --
                                                                ------------
Total Current Assets                                                 128,730
                                                                ------------
FURNITURE & EQUIPMENT, net                                            12,694
                                                                ------------
OTHER ASSETS:
Debt Issuance Costs, net                                           1,354,909
Security Deposits                                                      8,073
Prepaid Expenses                                                      10,370
                                                                ------------
Total Other Assets                                                 1,373,352
                                                                ------------
TOTAL ASSETS                                                    $  1,514,776
                                                                ============

                      LIABILITIES & STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES:
Accounts Payable                                                $     38,686
Sales Tax Payable                                                         --
Accrued Salaries and Interest                                        225,268
Accrued Interest - Convertible Notes                                 535,169
Convertible Notes Payable; Net of Debt Discount of
$373,084 and $500,622, respectively                                  913,916
Derivative Liability                                                 468,017
                                                                ------------
Total Current Liabilities                                          2,181,056
                                                                ------------
CONVERTIBLE NOTES PAYABLE                                          4,900,000
                                                                ------------
STOCKHOLDERS' DEFICIT:
Common Stock, $0.01 Par Value, 70,000,000 Shares Authorized
43,245,502 Shares Issued and Outstanding                             432,454
Paid-in Capital                                                   11,205,896
Accumulated Deficit                                              (17,204,630)
                                                                ------------
Total Stockholders' Deficit                                       (5,566,280)
                                                                ------------
TOTAL LIABILITIES & STOCKHOLDERS' DEFICIT                       $  1,514,776
                                                                ============

                        See Notes to Financial Statements

                      PERFORMANCE HEALTH TECHNOLOGIES, INC
                            STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                                    THREE MONTHS ENDED              NINE MONTHS ENDED
                                                       SEPTEMBER 30,                   SEPTEMBER 30,
                                                   2006            2005            2006            2005
                                               ------------    ------------    ------------    ------------
SALES, net                                     $        949    $      2,628    $      4,884    $     24,605

COST OF SALES                                            --          11,882             500          25,171
                                               ------------    ------------    ------------    ------------

GROSS PROFIT                                            949          (9,254)          4,384            (566)

OPERATING EXPENSES:
General and Administrative                          349,820         204,550         690,202         614,446
Sales and Marketing                                  42,776          28,737         111,170         174,422
Research and Development                                 --          90,793          70,039         347,695
                                               ------------    ------------    ------------    ------------
TOTAL OPERATING EXPENSES                            392,596         324,080         871,411       1,136,563
                                               ------------    ------------    ------------    ------------
LOSS FROM OPERATIONS                               (391,647)       (333,334)       (867,027)     (1,137,129)

OTHER INCOME (EXPENSES):

Interest Income                                           4               7              18              20
Interest Expense                                   (330,618)       (213,277)     (1,019,265)       (484,077)
Amortization - Debt Issuance Costs                 (247,317)       (163,761)       (641,682)       (398,318)
                                               ------------    ------------    ------------    ------------
TOTAL OTHER INCOME (EXPENSES)                      (577,931)       (377,031)     (1,660,929)       (882,375)
                                               ------------    ------------    ------------    ------------
LOSS BEFORE PROVISION FOR TAXES                    (969,578)       (710,365)     (2,527,956)     (2,019,504)

PROVISION FOR TAXES                                      --              --            (800)           (800)
                                               ------------    ------------    ------------    ------------
NET LOSS                                           (969,578)       (710,365)     (2,528,756)     (2,020,304)
                                               ============    ============    ============    ============

Net loss per common share basic and dilutive   ($      0.02)   ($      0.02)   ($      0.06)   ($      0.06)
Weighted average number of shares                42,070,131      35,113,772      40,063,297      35,102,781

                        See Notes to Financial Statements

                      PERFORMANCE HEALTH TECHNOLOGIES, INC
                            STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

                                                         NINE MONTHS ENDED
                                                            SEPTEMBER 30,
                                                         2006           2005
                                                     -----------    -----------
Cash flows from operating activities
Net loss                                             $(2,528,756)   $(2,020,304)
                                                     -----------    -----------
Adjustments to reconcile net loss to net cash
used by operating activities:
Non cash interest expense                                573,605        128,623
Non cash consulting expense                              117,879         49,000
Depreciation and amortization                            651,823        406,364
Recovery of bad debt                                          --         (1,228)
(Increase) decrease in accounts receivable                   830          8,443
(Increase) decrease in other assets                           --            500
(Increase) decrease in prepaid expenses                  (10,370)            --
(Increase) decrease in security deposits                  (4,544)            --
Increase (decrease) in accounts payable                    8,442         31,875
Increase (decrease) in accrued liabilities               103,047         68,992
Increase (decrease) in interest payable                  437,955        355,454
Increase (decrease) in income taxes payable                   --             25
                                                     -----------    -----------
Total adjustments                                      1,878,667      1,048,048
                                                     -----------    -----------
Net cash provided (used) by operating activities        (650,089)      (972,256)
                                                     -----------    -----------
Cash flows from investing activities:
Purchase of office equipment                              (5,905)        (5,672)
                                                     -----------    -----------
Net cash provided (used) by investing activities          (5,905)        (5,672)

Cash flows from financing activities:
Net proceeds from issuance of convertible notes          730,750        866,098
Stock issuance costs                                     (97,484)       (33,660)
Net proceeds from short term notes                        50,000             --
Principal payments on short term notes                   (50,000)            --
                                                     -----------    -----------
Net cash provided (used) by financing activities         633,266        832,438
                                                     -----------    -----------
Net increase (decrease) in cash and equivalents          (22,728)      (145,490)
Cash and equivalents, beginning of year                  151,458        404,320
                                                     -----------    -----------
Cash and equivalents, end of year                    $   128,730    $   258,830
                                                     ===========    ===========
Supplemental disclosures of cash flow information:
Cash paid during the year for:
Interest expense                                     $     7,705    $        --
Income tax                                           $       800    $       800

                        See Notes to Financial Statements

                      PERFORMANCE HEALTH TECHNOLOGIES, INC.
                   STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006

                                                                                                           TOTAL
                                                                                                        STOCKHOLDERS'
                                             COMMON STOCK          ADDITIONAL        ACCUMULATED           EQUITY
                                         SHARES        AMOUNT    PAID-IN-CAPITAL       DEFICIT           (DEFICIT)
                                       -----------------------------------------------------------------------------
         Balance at December 31, 2005  35,400,227     $354,002      $8,968,929       $(14,675,874)     $(5,352,943)

                             Net Loss                                                  (2,528,756)      (2,528,756)

 Conversion of note and interest into
                         common stock   5,805,275       58,052       1,872,188                           1,930,240

                 Stock issuance costs                                 (604,572)                           (604,572)

          Issuance of common stock in
       accordance with SEDA agreement   2,040,000       20,400         489,600                             510,000

             Stock based compensation                                  117,879                             117,879

        Fair market value of warrants                                  361,872                             361,872
                                       -----------------------------------------------------------------------------
        Balance at September 30, 2006  43,245,502     $432,454     $11,205,896       $(17,204,630)     $(5,566,280)
                                       =============================================================================

                        See Notes to Financial Statements

                      PERFORMANCE HEALTH TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2006

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

      Organization

      Performance Health Technologies, Inc. ("PHT," the "Company," "we" or "us") was incorporated on June 15, 1998 in the state of Delaware. PHT develops and markets computer-based rehabilitation and health maintenance products. The Company is based in Boulder, Colorado.

      Revenue and Cost Recognition

      Revenue is recognized as services are rendered or products are delivered, the price to the buyer is fixed and determinable, and collectibility is reasonably assured.

      Income Taxes

      Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes. Deferred taxes are recognized for differences between the basis of assets and liabilities for financial statement and income tax purposes. The differences relate primarily to depreciable and amortizable assets (use of different depreciation and amortization methods and lives for financial statement and income tax purposes) and allowance for doubtful receivables (deductible for financial statement purposes but not for income tax purposes). The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will be deductible or taxable when the assets and liabilities are recovered or settled. Deferred taxes also are recognized for operating losses and tax credits that are available to offset future taxable income.

      Use of Estimates

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, as well as reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      Fair Value of Financial Instruments

      Fair value estimates, assumptions and methods used to estimate fair value of the Company's financial instruments are made in accordance with the requirements of SFAS No. 107, "Disclosure about Fair Value of Financial Instruments." The Company has used available information to derive its estimates. However, because these estimates are made as of a specific point in time, they are not necessarily indicative of amounts the Company could realize currently. The use of different assumptions or estimating methods may have a material effect on the estimated fair value amounts. The Company estimates that there are no material variations between fair value and book value of our financial assets or liabilities as of September 30, 2006 and December 31, 2005. The carrying amounts of cash and cash equivalents, accounts payable, accrued expenses and short-term notes payable approximate fair value due to the short-term nature of the instruments. Long-term liabilities are comprised of the convertible notes which approximate fair value based on borrowing rates available to the Company.

                      PERFORMANCE HEALTH TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2006

      Comprehensive Income

      The Company reports results in accordance with SFAS No. 130, "Reporting Comprehensive Income" which requires that recognized revenue, expense, gains and losses be included in net income.

      Property and Equipment

      Property and equipment is stated at cost. Depreciation is provided utilizing both the straight-line and accelerated methods over the estimated useful lives of the assets as follows:

      Equipment                           3-5 years
      Computer equipment                  3-5 years
      Furniture & fixtures                3-5 years

      Long Lived Assets

      In accordance with SFAS No. 144, "accounting for the Impairment or Disposal of Long-Lived Assets," the Company records impairment losses on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amounts. SFAS No. 144 also addresses the accounting for long-lived assets that are expected to be disposed of.

      Inventory

      Inventory is stated at the lower of cost or market using the first-in, first-out (FIFO) valuation method and consists primarily of finished goods.

      Cash and Cash Equivalents

      For purposes of the Statement of Cash Flows, all highly liquid investments with a maturity of three months or less are included in cash equivalents. As of September 30, 2006, cash and cash equivalents included $126,419 of cash held in commercial banks, petty cash fund of $250, and $2,061 of money market securities. As of December 31, 2005, cash and cash equivalents included $149,168 of cash held in commercial banks, petty cash fund of $250 and $2,040 of money market securities.

      Advertising

      The company expenses advertising costs as they are incurred. Advertising expense for the three and nine months ended September 30, 2006 amounted to $8,703 and $20,369, respectively. Advertising expense for the three and nine months ended September 30, 2005 amounted to $2,710 and $17,862, respectively

      Allowance for Doubtful Accounts

      The Company provides an allowance for doubtful accounts equal to the estimated collection losses that will be incurred in collection of all receivables. The estimated losses are based on managements' evaluation of outstanding accounts receivable at the end of the year. Bad debt expense for the three and nine months ended September 30, 2006 amounted to $0 and $0, respectively. Bad debt expense for the three and nine months ended September 30, 2005 amounted to $0 and $0, respectively.

                      PERFORMANCE HEALTH TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2006

      Debt Issuance Costs

      Debt Issuance Costs are amortized using the straight-line method over the term of the notes.

      Research and Development Costs

      Expenses for research and development are charged to expense when incurred. The total amount of research and development expenses incurred during the three and nine months ended September 30, 2006 amounted to $0 and $70,039, respectively. The total amount of research and development expenses incurred during the three and nine months ended September 30, 2005 amounted to $90,793 and $347,695, respectively.

      Employee Stock Options

      In December 2004, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 123R, "Share Based Payment". SFAS No. 123R is a revision of SFAS No. 123, "Accounting for Stock Based Compensation", and supercedes APB 25. Among other items, SFAS 123R eliminates the use of APB 25 and the intrinsic value method of accounting, and requires companies to recognize the cost of employee services received in exchange for awards of equity instruments, based on the grant date fair value of those awards, in the financial statements. On January 1, 2006, the Company adopted SFAS 123R. The provisions of SFAS 123R became effective the first annual reporting period beginning after December 15, 2005. SFAS 123R requires companies to adopt its requirements using a "modified prospective" method. Under the "modified prospective" method, compensation cost is recognized in the financial statements beginning with the effective date, based on the requirements of SFAS 123R for all share-based payments granted after that date, and based on the requirements of SFAS 123 for all vested awards granted prior to the effective date of SFAS 123R, and based on the requirements of SFAS 123R for all unvested awards granted prior to the effective date of SFAS 123R.

      Beginning in the 2006 calendar year, with the adoption of SFAS 123R, the Company included stock-based compensation in general and administrative for the cost of stock options. Stock based compensation expense for the nine months ended September 30, 2006 was $117,879.

      No stock options were exercised during the three months ended September 30, 2006.

      Recent Accounting Pronouncements

      In December 2004, the Financial Accounting Standards Board, or FASB, issued SFAS No. 153, "Exchange of Nonmonetary Assets," (SFAS No. 153). SFAS No. 153 amends Accounting Principles Board("APB") Opinion No. 29, "Accounting for Nonmonetary Transactions," to require exchanges of nonmonetary assets be accounted for at fair value, rather than carryover basis. Nonmonetary exchanges that lack commercial substance are exempt from this requirement. SFAS No. 153 is effective for nonmonetary exchanges entered into in fiscal years beginning after June 15, 2005. The Company does not routinely enter into exchanges that could be considered nonmonetary, accordingly, the Company does not expect the adoption of SFAS No. 153 to have a material impact on the financial statements.

                      PERFORMANCE HEALTH TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2006

      In March 2005, the FASB issued Interpretation No. 47 (FIN 47), "Accounting for Conditional Asset Retirement Obligations - an interpretation of FASB Statement No. 143." FIN 47 clarifies that an entity is required to recognize a liability for the fair value of a conditional asset retirement obligation when incurred if the liability's fair value can be reasonably estimated. FIN 47 also clarifies when an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation. FIN 47 was adopted in the fourth quarter of 2005 and has no significant impact on the financial position, results of operations or cash flows of the Company.

      In May, 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections - a replacement of APB Opinion No. 20 and FASB Statement No. 3" (SFAS No. 154). SFAS No. 154 requires retrospective application as the required method for reporting a change in accounting principle, unless impracticable or a pronouncement includes specific transition provisions. SFAS No. 154 also requires that a change in depreciation, amortization or depletion method for long-lived, nonfinancial assets be accounted for as a change in accounting estimate effected by a change in accounting principle. This statement carries forward the guidance in APB Opinion No. 20, Accounting Changes," for the reporting of the correction of an error and a change in accounting estimate. SFAS No. 154 is effective beginning January 1, 2006. SFAS No. 154 is not expected to have a significant impact on the financial position, results of operations or cash flows of the Company.

      In June 2005, the Emerging Issues Task Force ("EITF") reached a consensus on EITF Issue No. 05-6, "Determining the Amortization Period for Leasehold Improvements Purchased after Lease Inception or Acquired in a Business Combination" (EITF 05-6). EITF 05-6 requires that leasehold improvements that are placed in service significantly after and not contemplated at or near the beginning of the lease term be amortized over the shorter of the useful life of the assets or a term that includes required lease periods and renewals that are deemed to be reasonably assured at the date the leasehold improvements are purchased. EITF 05-6 was adopted in the fourth quarter of 2005. EITF 05-6 did not have a significant impact on the Company's financial position, results of operations or cash flows.

      In February 2006, FASB issued FASB 155, "Accounting for Certain Hybrid Financial Instruments an amendment of FASB 133, Accounting for Derivative Instruments and Hedging Activities, and FASB 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities." FASB 155 provides the framework for fair value remeasurement of any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation as well as establishes a requirement to evaluate interest in securitized financial assets to identify interests. FASB 155 further amends FASB 140 to eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument. The guidance FASB 155 also clarifies which interest-only strips and principal-only strips are not subject to the requirements of FASB 133 and concentrations of credit risk in the form of subordination are not embedded derivatives. This Statement is effective for all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins September 15, 2006. FASB 155 is not expected to have a material impact on the Company's financial statements.

                      PERFORMANCE HEALTH TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2006

      In March 2006, FASB issued FASB 156, "Accounting for Servicing of Financial Assets - An amendment of FASB No. 140." FASB 156 requires the recognition of a servicing asset or servicing liability under certain circumstances when an obligation to service a financial asset by entering into a servicing contract. FASB 156 also requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value utilizing the amortization method or fair market value method. FASB 156 is effective at the beginning of the first fiscal year that begins after September 15, 2006. FASB 156 is not expected to have a material impact on the Company's consolidated financial statements.

NOTE 2 - PROPERTY, PLANT AND EQUIPMENT:

      Property, plant and equipment as of September 30, 2006 and December 31, 2005 are as follows:

                                         September 30,    December 31,
                                              2006            2005
                                              ----            ----
      Equipment and Computers               $  47,700      $  41,795

      Less: Accumulated depreciation          (35,006)       (24,865)
                                            ---------      ---------
                                            $  12,694      $  16,930
                                            =========      =========

      Depreciation expense charged to income for the three and nine months ended September 30, 2006 amounted to $6,267 and $10,140, respectively.

      Depreciation expense charged to income for the three and nine months ended September 30, 2005 amounted to $2,682 and $8,046, respectively.

                      PERFORMANCE HEALTH TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2006

NOTE 3 - DEBT ISSUANCE COSTS:

      We have incurred certain costs related to financing activities since inception. These costs consisted primarily of legal fees, placement agent fees, and commissions which are related to the placement of debt securities. Debt issuance costs consisted of the following:

                                      September 30,     December 31,
                                          2006              2005
                                          ----              ----

      2003/2004 Private Placement      $1,886,856        $1,886,856
      2005 Bridge Loan A                  200,048           200,048
      2005 Bridge Loan B                  274,114           256,864
      2006 Bridge Loans                   470,600                --
                                       ----------        ----------
      Total Debt Issuance Costs         2,831,618         2,343,768

      Less: Accumulated
            Amortization               (1,476,709)         (835,027)
                                       ----------        ----------
                                       $1,354,909        $1,508,741
                                       ==========        ==========

      Debt issuance costs were paid in the form of cash, common stock, and stock warrants. Debt issuance costs paid in Common Stock was valued at fair market value of the shares delivered. Debt issuance costs paid in the form of stock warrants were valued at fair market value using a Black Scholes pricing model.

      Amortization expense charged to income for the three and nine months ended September 30, 2006 amounted to $247,317 and $641,682, respectively.

      Amortization expense charged to income for the three and nine months ended September 30, 2005 amounted to $163,761 and $398,318, respectively.

NOTE 4 - ACCOUNTS RECEIVABLE:

      The balance of accounts receivable as of September 30, 2006 and December 31, 2005 was $0 and $830 net of an allowance for doubtful accounts of $0 and $0, respectively.

NOTE 5 - CONVERTIBLE NOTES:

      The Company accounts for the value of warrants and the intrinsic value of beneficial conversion rights arising from the issuance of convertible debt instruments with nondetachable conversion rights that are in-the-money at the commitment date pursuant to EITF Issue. 98-5, EITF Issue No. 00-19 and EITF Issue No. 00-27. Such values are determined by first allocating an appropriate portion of the proceeds received from the debt instruments to the warrants or any other detachable instrument included in the exchange. The intrinsic value of the beneficial conversion rights at the commitment date may also be recorded as additional paid-in capital and debt discount as of that date or, if the terms of the debt instrument are contingently

                      PERFORMANCE HEALTH TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2006

      adjustable, may only be recorded if a triggering event occurs and the contingency is resolved. Since the conversion rights associated with the convertible notes were initially exercisable into an indeterminable number of common shares, the Company has determined that under the guidance of EITF 00-19, the Company could not conclude that it had sufficient authorized and unissued shares to net-share settle any warrants or options issued to non-employees. Therefore, as of December 31, 2005, the Company had classified the fair value of all warrants as paid in capital warrants and the conversion feature as a derivative liability.

      On May 15, 2006, the Company sold $250,000 of equity units (the "2006 A Units") in a private placement. Each 2006 A Unit, with a purchase price of $1,000 per unit consists of a 10% convertible note (the "2006 A Notes") in the principal amount of $1,000 and 6,000 warrants to purchase our common stock. The principal balance of each 2006 A Note, along with accrued and unpaid interest, is payable 6 months after the date of issuance. The holder of each 2006 A Note may elect to convert the principal balance of the 2006 A Note into shares of Common Stock. The 2006 A Notes are convertible at a price equal to the lower of (i) 70% of the average closing price of our common stock on the exchange on which the Company's stock is trading for the 20 trading days immediately preceding the day upon which we receive a conversion notice from the Noteholder or (ii) $.30 per share (the "Conversion Rate"). This conversion feature was recorded as at a discount of $112 thousand and is being amortized over the life of the convertible note. The conversion feature was valued using a Black Scholes Option Pricing Model using the following assumptions: Volatility:25%, Straight Bond Yield: 5.0%, Risk-free Rate: 4.7% and Dividend Growth Rate:
      0. The need for bifurcation and fair market value will be assessed on each balance sheet date over the maturity of the note.

      Each 2006 A Note bears interest at 10% per annum payable at maturity in arrears, at the option of Performance Health, in cash, or Common Stock (at the Conversion Rate, subject to adjustment), or a combination of cash and Common Stock.

      Each investor participating in the Offering received a Warrant to purchase 6,000 shares of Common Stock for every $1,000 invested. The exercise price of the warrants is $.50 per share. The warrants are exercisable for a period of five years from the date of issuance. The warrants were detached and accounted for in equity.

      On May 24, 2006, the Company sold $250,000 of equity units (the "2006 B Units") in a private placement. Each 2006 B Unit, with a purchase price of $1,000 per unit consists of a 10% convertible note (the "2006 B Notes") in the principal amount of $1,000 and 6,000 warrants to purchase our common stock. The principal balance of each 2006 B Note, along with accrued and unpaid interest, is payable 6 months after the date of issuance. The holder of each 2006 B Note may elect to convert the principal balance of the 2006 B Note into shares of Common Stock. The 2006 B Notes are convertible at a price equal to the lesser of (i) $0.50 (the "Conversion Price") or (ii) 70% of the average of the closing bid price for the Company's Common Stock for the 20 days preceding the Conversion Notice, as reported by the exchange on which the Company's Common Stock is then traded (the "Conversion Rate"). This conversion feature was recorded as at a discount of $112 thousand and is being amortized over the life of the convertible note. The conversion feature was valued using a Black Scholes Option Pricing Model using the following assumptions: Volatility:25%, Straight Bond Yield: 5.0%, Risk-free Rate: 4.7% and Dividend Growth Rate:
      0. The need for bifurcation and fair market value will be assessed on each balance sheet date over the maturity of the note.

      Each 2006 B Note bears interest at 10% per annum payable at maturity in arrears, at the option of the Company, in cash, or Common Stock (at the Conversion Rate, subject to adjustment), or a combination of cash and Common Stock.

                      PERFORMANCE HEALTH TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2006

      Each investor participating in the Offering received a Warrant to purchase 6,000 shares of Common Stock for every $1,000 invested. The exercise price of 3,000 of the warrants is $.50 per share and the exercise price for 3000 warrants is $1.00 per share. The warrants are exercisable for a period of five years from the date of issuance. The warrants were detached and accounted for in equity.

      On June 30, 2006, The Company sold $250,000 of equity units (the "2006 C Units") in a private placement. Each 2006 C Unit, with a purchase price of $1,000 per unit consists of a 10% convertible note (the "2006 C Notes") in the principal amount of $1,000 and 6,000 warrants to purchase our common stock. The principal balance of each 2006 C Note, along with accrued and unpaid interest, is payable 6 months after the date of issuance. The holder of each 2006 C Note may elect to convert the principal balance of the Convertible Note into shares of Common Stock. The 2006 C Notes are convertible at a price equal to the lesser of (i) $0.60 (the "Conversion Price") or (ii) 70% of the average of the closing bid price for the Company's Common Stock for the 20 days preceding the Conversion Notice, as reported by the exchange on which the Company's Common Stock is then traded (the "Conversion Rate"). This conversion feature was recorded as at a discount of $110 thousand and is being amortized over the life of the convertible note. The conversion feature was valued using a Black Scholes Option Pricing Model using the following assumptions: Volatility:25%, Straight Bond Yield: 5.0%, Risk-free Rate: 4.7% and Dividend Growth Rate:
      0. The need for bifurcation and fair market value will be assessed on each balance sheet date over the maturity of the note. Each Convertible Note bears interest at 10% per annum payable at maturity in arrears, at the option of Performance Health, in cash, or Common Stock (at the Conversion Rate, subject to adjustment), or a combination of cash and Common Stock.

      Each investor participating in the Offering received a Warrant to purchase 6,000 shares of Common Stock for every $1,000 invested. The exercise price of 3,000 of the warrants is $.60 per share and the exercise price for 3,000 warrants is $1.25 per share. The warrants are exercisable for a period of five years from the date of issuance. The warrants were detached and accounted for in equity.

      A convertible note in accordance with the Company's private placement memorandum dated July 27, 2005 of $852 thousand is due on the earlier of the first anniversary of the closing for the convertible note or the occurrence of a fundamental change in capital structure. The convertible note is convertible into approximately 5.31 million shares of common stock at an effective conversion price equal to 80% of the price of common stock in the next equity offering conducted by us or at the rate of one share per $2.00 converted. This conversion feature was recorded as at a discount of $237 thousand and is being amortized over the life of the convertible note. The conversion feature was valued using a Black Scholes Option Pricing Model using the following assumptions: volatility:25%, Straight Bond Yield: 5.0%, Risk-free Rate: 4.7% and Dividend Growth Rate: 0. The need for bifurcation and fair market value will be assessed on each balance sheet date over the maturity of the note. The notes are available for conversion into approximately 6,235 shares of the Company's common stock for each $1,000 note. Each note includes two warrants per $1.00 subscribed for, each warrant exercisable to purchase one share of common stock. The warrants were detached and accounted for in equity. The notes are issued at par and pay interest of 10% annually. The interest is payable at the option of the Company, in cash, or common stock, or a combination of cash and common stock. The holder may elect at any time after purchase prior to maturity or redemption to convert the note into the Company's common stock. The convertible notes are unsecured obligations of the Company. As of September 30, 2006, $370 thousand of the convertible notes have been converted to common stock.

      A convertible note in accordance with the Company's private placement memorandum dated February 24, 2005 of $750 thousand is due on the earlier of the first anniversary of the closing for the convertible note or the occurrence of a fundamental change in capital structure. The convertible note is convertible into approximately 3.75 million shares of common stock at an effective conversion price equal to 80% of the price of common stock in the next equity offering conducted by us or, if no such offering occurs, at the rate of one share per $2.00 converted. This conversion feature was recorded as at a discount of $426 thousand and is being amortized over the life of the convertible note. The conversion feature was valued using a Black Scholes Option Pricing Model using the following assumptions: volatility:25%, Straight Bond Yield: 5.0%, Risk-free Rate:
      4.7% and Dividend Growth Rate: 0. The need for bifurcation and fair market value will be assessed on each balance sheet date over the maturity of the note. The notes are available for conversion into approximately 5,000 shares of the Company's common stock for each $1,000 note. The notes are issued at par and pay interest of 10% annually. The interest is payable at the option of the Company, in cash, or common stock, or a combination of cash and common stock. The holder may elect at any time after purchase prior to maturity or redemption to convert the note into the Company's common stock. The convertible notes are unsecured obligations of the Company. As of September 30, 2006, $745 thousand of the convertible notes have been converted to common stock.

      A convertible note in accordance with the Company's private placement memorandum dated October 24, 2003 of $4.9 million is due on the earlier of the fifth anniversary of the closing for the convertible note or the occurrence of a fundamental change in capital structure. The convertible note is convertible into approximately 19.6 million shares of common stock at an effective conversion price equal to 80% of the price of common stock in the next equity offering conducted by us or, if no such offering occurs, at the rate of one share per $2.00 converted. The notes are available for conversion into approximately 4,000 shares of the Company's common stock for each $1,000 note. The notes are issued at par and pay interest of 8.5% annually. The interest is payable at the option of the Company, in cash, common stock, or a combination of cash and common stock. The holder may elect at any time after purchase prior to maturity or redemption to convert the note into the Company's common stock. The convertible notes are unsecured obligations of the Company.

                      PERFORMANCE HEALTH TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2006

      In connection with the issuance of all of our convertible notes, we granted demand and piggy-back registration rights with respect to the shares issuable for interest or upon conversion of such notes. The registration rights cease at the time the shares are eligible for sale under Rule 144 of the Securities Act. As of January 31, 2007, the underlying shares related to the 2003 Convertible Notes issued in 2003 and 2004 were eligible for sale under Rule 144 and the underlying shares related to all notes issued since January 1, 2005 had registration rights; all of such shares are included in this prospectus.

      Maturities of debt are as follows:

      For the year ended December 31, 2006      $  787,000
      For the year ended December 31, 2007         500,000
      For the year ended December 31, 2008       2,029,000
      For the year ended December 31, 2009       2,871,000
                                                ----------
      Total                                     $6,187,000

NOTE 6 - ACCRUED SALARIES AND INTEREST:

      Accrued salaries and interest represents salaries due to officers of the Company. During the three and nine months ended September 30, 2006 the Company accrued salaries in the amount of $44,560 and $121,175, respectively, and accrued interest on the salaries of $4,529 and $13,529, respectively. At September 30, 2006 the officers were due $201,539 in accrued salaries along with interest on the accrued salaries of $23,729. Interest is accrued at a rate of 8.500% per annum.

      During the year ended December 31, 2005, the Company accrued salaries in the amount of $82,000 and accrued interest on the salaries of $9,080. At December 31, 2005 the officers were due $98,000 in accrued salaries along with interest on the accrued salaries of $13,530.

NOTE 7 - PROVISION FOR INCOME TAXES:

      As of September 30, 2006, non-current deferred tax liabilities for taxable temporary differences total $0. Non-current deferred tax assets recognized for deductible temporary differences total $5,772,153.

      The Company's deferred tax assets and liabilities consist of the following at September 30, 2006:

      Deferred tax assets:
        Net operating loss carryforwards                   $5,536,436
        Excess of tax basis over financial statement
          of intangible assets                                235,513
        Excess of tax basis over financial statement
          of property, plant and equipment                        204
      Valuation allowance for deferred tax assets          (5,772,153)
                                                           ----------
                                                           $        0
                                                           ==========

                      PERFORMANCE HEALTH TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2006

      The Company's deferred tax assets and liabilities consist of the following at December 31, 2005:

      Deferred tax assets:
        Net operating loss carryforwards                   $4,927,756
        Excess of tax basis over financial statement
          of intangible assets                                259,329
      Deferred tax liabilities:
        Excess of financial statement over tax basis
          of property, plant and equipment                     (1,777)
      Valuation allowance for deferred tax assets          (5,185,308)
                                                           ----------
                                                           $        0
                                                           ==========

      A valuation allowance of $3,419,207 was established at December 31, 2003 to eliminate the net deferred tax benefit that existed at that time since it was uncertain if the tax benefits would be realized. This allowance was increased by $880,626 to $4,299,833 at December 31, 2004, increased by $885,475 to $5,185,308 at December 31, 2005, increased by $182,412 to
      $5,367,720 at March 31, 2006, increased by $315,870 to $5,683,590 at June
      30, 2006, and increased by $88,563 to $5,772,153 at September 30, 2006.

      Income tax expense for the nine months ended September 30, 2006 and 2005 consisted of the following:

                                  September 30,        September 30,
                                       2006                 2005
                                       ----                 ----
      California                     $    800             $    800

      As of December 31, 2005, the Company had net operating loss carryforwards of $14,493,500 that can be deducted against future taxable income. These tax carryforward amounts expire as follows:

      Year Ending
      December 31,
      ------------
      12/31/19                              $ 1,101,282
      12/31/20                                2,862,191
      12/31/21                                1,032,226
      12/31/22                                2,036,114
      12/31/23                                2,099,394
      12/31/24                                2,675,931
      12/31/25                                2,686,362
                                            -----------
                                            $14,493,500

                      PERFORMANCE HEALTH TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2006

NOTE 8 - CONCENTRATION OF CREDIT RISK:

      The company maintains its cash balances in two financial institutions. As of September 30, 2006 and December 31, 2005, the company's cash and cash equivalents exceeded federally insured limits by $65,273 and $10,761, respectively.

NOTE 9 - CASH FLOW DISCLOSURES:

      Non-cash investing and financing transactions for the nine months ended September 30, 2006 included the following:

            Convertible notes along with accrued interest totaling $1,930,240 were converted into common stock.

            Debt issuance costs paid in the form of stock warrants in the amount of $313,600 were valued at fair market value using a Black Scholes pricing model.

            The Company recorded a charge to stock issuance costs in the amount of $510,000 in exchange for common stock. The Company issued Cornell Capital Partners, LP and Newbridge Securities Corporation 2,040,000 shares of the Company's Common Stock as a commitment fee for the Standby Equity Distribution Agreement. The shares were issued at fair market value.

      Non-cash investing and financing transactions for the nine months ended September 30, 2005 included the following:

            Accrued officer's salaries along with related interest in the amount of $87,791 was converted into common stock.

            Accrued interest payable on convertible notes in the amount of $244,004 was converted into common stock.

            Consulting fees in the amount of $49,000 were paid through the issuance of common stock.

NOTE 10 - 401K AND PROFIT SHARING PLAN:

      The Company maintains a 401K and Profit Sharing Plan. Contributions to the Profit Sharing Plan are at management's discretion. For the three and nine months ended September 30, 2006, management has committed to contribute $0 and $0, respectively to the plan. For the three and nine months ended September 30, 2005, management has committed to contribute $0 and $0, respectively to the plan.

      Matching corporate contributions to the 401K plan are at management's discretion and only apply to those employees who choose to participate. Matching contributions to the 401K plan amounted to $0 and $0 for the three and nine months ended September 30, 2006. Matching contributions to the 401K plan amounted to $0 and $0 for the three and nine months ended September 30, 2005.

                      PERFORMANCE HEALTH TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2006

NOTE 11 - RELATED PARTY TRANSACTIONS:

      Consulting

      In June 2006, the Company renegotiated its consulting agreement with Phoenix Ventures, a related party. The agreement calls for monthly consulting fees of $6,000 along with 2,500 stock options (options starting January 01, 2006) granted per month. Consulting fees of $18,000 and $38,000 relating to this agreement were incurred during the three and nine months ended September 30, 2006 along with 22,500 stock options granted.

      In June 2006, the Company entered into a services agreement with Bartolomei Pucciarelli, LLC, a related party. Fees will be paid to Bartolomei Pucciarelli, LLC on an hourly basis for financial reporting and related services. As of September 30, 2006, the Company incurred fees of approximately $67,531 relating to this agreement.

      Sublease

      In June of 2006 the Company entered into a Sublease Agreement with a related party for 350 square feet of its new Trenton, NJ office facility. The lease calls for a base monthly rental payment of $750. The lease expires on September 15, 2006. The total rent paid for the three and nine months ended September 30, 2006 was $2,250 and $2,250, respectively. This Sublease will not be renewed due to the fact that the company assumed the lease. (See note 13)

NOTE 12 - STOCK OPTION PLAN:

      The Company issued employee stock options through stock-based compensation plans. Effective January 1, 2006, the Company adopted the fair value method of recording stock-based compensation, as defined in SFAS No. 123(R) "Stock-Based Payments", under the modified prospective transition method for stock options awarded to employees after the date of adoption and for previously issued stock options that were not vested as of January 1, 2006 which were issued under the Company's stock based compensation plan. Under the modified prospective transition method, the Company is required to recognize compensation expense for options granted commencing January 1, 2006 and thereafter. Additionally, the fair value of existing unvested awards at the date of adoption is recorded in compensation expense over the remaining requisite service period. Prior to January 1, 2006, the Company applied Accounting Principles Board Opinion (APB) No. 25 "Accounting for Stock Issued to Employees" and related interpretations in accounting for stock options and other stock-based compensation. APB No. 25 required the use of the intrinsic value method, which measured compensation cost as the excess, if any, of the quoted market price of the stock at the measurement date over the amount an employee must pay to acquire the stock.

      Compensation cost recognized for the nine months ended September 30, 2006 was $117,879, and is the same as that which would have been recognized had the recognition provision of SFAS No. 123(R) been applied in previous years. Results for prior periods have not been restated. The Company recognizes a non-employee who sits on the board of directors and is compensated by the company solely for the individual's role as a director as an employee under SFAS 123(R).

                      PERFORMANCE HEALTH TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2006

      The following table illustrates the effect on net income and earnings per share if the Company had applied the fair value recognition provisions of FASB Statement No. 123 to stock-based compensation.

                                                   YEAR ENDED,     YEAR ENDED,
                                                      2005            2004

Net loss - as reported                            $(2,832,262)    $(2,926,724)
Stock-based compensation expense - as reported
Pro forma stock-based compensation                   (107,506)        (57,065)
    Net loss - pro forma                          $(2,939,768)    $(2,983,789)

NET LOSS PER COMMON SHARE - BASIC
    Net loss - as reported                        $     (0.08)    $     (0.08)
        Net loss per share - pro forma            $     (0.08)    $     (0.08)

NET LOSS PER COMMON SHARE - DILUTED
    Net loss - as reported                        $     (0.08)    $     (0.08)
        Net loss per share- pro forma             $     (0.08)    $     (0.08)

      The status of the stock option plan is as follows at September 30, 2006:

                                           NUMBER        WEIGHTED
                                             OF          AVERAGE
                                           SHARES        EXERCISE
                                                          PRICE

Outstanding at December 31, 2003          3,826,666     $    0.25

Granted                                     722,340          0.25
Exercised                                        --            --
Canceled                                         --            --
Outstanding at December 31, 2004          4,549,006          0.25

Granted                                   1,360,830          0.25
Exercised                                        --            --
Canceled                                         --            --
Outstanding at December 31, 2005          5,909,836     $    0.25

Granted                                     322,500     $    0.25
Exercised                                        --            --
Canceled                                    473,666            --
Outstanding at September 30, 2006         5,758,670     $    0.25

Exercisable at September 30, 2006         4,852,834     $    0.25
Exercisable at December 31, 2005          4,363,670     $    0.25
Exercisable at December 31, 2004          4,015,666     $    0.25

                      PERFORMANCE HEALTH TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2006

NOTE 13 - STOCKHOLDERS' EQUITY:

      On January 23, 2006, the Company entered into a Standby Equity Distribution Agreement ("SEDA") with Cornell Capital Partners, LP. Pursuant to the Standby Equity Distribution Agreement, the Company may, at its discretion, periodically sell to Cornell Capital Partners, LP shares of common stock for a total purchase price of up to $10.0 million. For each share of common stock purchased under the Standby Equity Distribution Agreement, Cornell Capital Partners, LP will pay the Company 95% of the lowest volume weighted average price of the Company's common stock as quoted by Bloomberg, LP on the Over-the-Counter Bulletin Board or other principal market on which the Company's common stock is traded for the 5 days immediately following the notice date.

      The total number of shares issued to Cornell Capital Partners, LP under each advance request will be equal to the total dollar amount of the advance request divided by the purchase price determined during the five day pricing period. Cornell Capital Partners, LP will also retain 5% of each advance under the Standby Equity Distribution Agreement. Cornell Capital Partners, LP's obligation to purchase shares of the Company's common stock under the Standby Equity Distribution Agreement is subject to certain conditions, including the Company maintaining an effective registration statement for shares of common stock sold under the Standby Equity Distribution Agreement and is limited to $500,000 every five trading days. The amount and timing of all advances under the Standby Equity Distribution Agreement are at the discretion of the Company and the Company is not obligated to issue and sell any securities to Cornell Capital Partners, LP, unless and until it decides to do so. Upon execution of the Standby Equity Distribution Agreement, Cornell Capital Partners, LP received 2,000,000 shares of the Company's common stock as a commitment fee under the Standby Equity Distribution Agreement. The Company also issued 40,000 shares of the Company's common stock to Newbridge Securities Corporation under a placement agent agreement relating to the Standby Equity Distribution Agreement. These shares were accounted for at fair market value and were recorded to stock issuance costs.

      Warrants

      On July 1, 2006, the Company issued Warrants to purchase 4,000,000 shares of the Company's common stock, $0.01 par value. The exercise price of the warrants is $0.25 per share and the warrants expire July 1, 2011. The warrants were valued using a Black Scholes Option Pricing Model, utilizing the following assumptions: Volatility: 25%, Risk-Free Rate: 4.7%, and Dividend Growth Rate: 5%.

NOTE 14 - LEASING ARRANGEMENTS:

      Colorado Facility

      On February 03, 2006, the Company renewed their lease for a period of six months for their facility in Boulder, CO. The lease requires a base rent of $3,271.04 per month and monthly common area maintenance charges of $1,099.07 beginning on May 01, 2006. The term of this lease agreement expires October 31, 2006. The total rent paid for the three and nine months ended September 30, 2006 was $13,110 and $39,331, respectively.

                      PERFORMANCE HEALTH TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2006

      The total rent paid for the three and nine months ended September 30, 2005 was $13,110 and $39,889, respectively.

      Trenton, New Jersey Facility

      In September of 2006, the Company assumed a lease for their facility in Trenton, NJ. The lease requires a base rent of $3,738.46 (increasing to $3,897.54 on January 1, 2007) per month along with its proportionate share of taxes, common area maintenance charges and insurance beginning on September 01, 2006. The term of this lease agreement expires December 31, 2007. The total rent incurred for the three and nine months ended September 30, 2006 was $3,738.46 and $3,738.46, respectively.

      PHT also has various equipment leases that are treated as operating leases for financial reporting purposes.

NOTE 15 - OFFICERS AND DIRECTORS:

      In February of 2006 Robert Prunetti was elected CEO and President of the Company.

NOTE 16 - COMMITMENTS, CONTINGENCIES AND UNCERTAINTIES:

      Going Concern

      As shown in the accompanying financial statements, the Company incurred a net loss of $2,528,756 during the nine months ended September 30, 2006, and as of that date, the Company's current liabilities exceeded its current assets by $2,052,326. Those factors create an uncertainty about the Company's ability to continue as a going concern. Management of the Company plans to raise additional capital through private placement offerings and a Standby Equity Distribution Agreement ("SEDA") with Cornell Capital Partner's, LP (as discussed in note 12). The ability of the Company to continue as a going concern is dependent on the company timely registering with the Securities and Exchange Commission, entering into the SEDA with Cornell Capital Partner's, LP, and raising additional capital through private placement offerings. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 17 - SUBSEQUENT EVENTS:

      On January 9, 2007, the Company requested extensions on the maturity dates on each of the 2006 convertible notes. The Notes will become due on June 30, 2007. As of the date of this note, all extension requests have been authorized by the noteholders.

      2006 Offering G

      From December 27, 2006 to January 16, 2007 the Company sold $200,000 of equity units (the "2006 G Units") in a private placement in an offshore transaction under Regulation S of the Securities Act of 1933. Each 2006 G Unit, with a purchase price of $1,000 per unit, consists of a 10% convertible note in the principal amount of $1,000 (the "10% 2006 G Notes"), 2,000 five year warrants to purchase our common stock at an exercise price of $0.75 and 2,000 five year warrants to purchase our common stock at an exercise price of $1.50. The principal balance of each 10% 2006 G Note, along with accrued and unpaid interest, is payable 120 days after issuance. The holders of each 10% 2006 G Note may elect to convert the principal balance of the 10% 2006 G Notes into shares of our common stock at a price equal to the lesser of (i) $0.75 or (ii) 70% of the average of the closing bid price for the Company's common stock for the 20 days preceding the conversion notice, as reported by the exchange on which the Company's common stock is then traded, but in any event not less than $0.30 (the "Conversion Rate"). Each 10% 2006 G Note bears interest at 10% per annum payable at maturity in arrears, at our option, in cash, or common stock (at the Conversion Rate), or a combination of cash and common stock. As of January 31, 2007, there was $250,000 in principal of 10% 2006 G Notes outstanding.

                      PERFORMANCE HEALTH TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2006

      2006 Offering F

      On December 14, 2006 the Company sold $50,000 of non-convertible 15% promissory notes, as amended, to a lender in a private transaction (the "15% 2006 F Note"). The principal balance of the 15% 2006 F Note, along with accrued and unpaid interest, is payable on February 14, 2007, or at the option of the lender, upon the receipt by the Company of $2,000,000 of financing. The Note bears interest at 15% per annum, payable at maturity in arrears. The Company paid a total of $2,500 in prepaid interest to the 15% 2006 F Noteholder on the date of closing, representing two months' worth of interest on the 15% 2006 F Note. As of January 31, 2007, there was $50,000 in principal of 15% 2006 F Notes outstanding.

      2006 Offering E

      On December 8, 2006 we sold $100,000 of non-convertible 15% promissory notes, as amended, to a lender in a private transaction (the "15% 2006 E Note"). The principal balance of the 15% 2006 E Note, along with accrued and unpaid interest, is payable February 7, 2007, or at the option of the lender, upon receipt by the Company of $2,000,000 of financing. The Note bears interest at 15% per annum, payable at maturity in arrears. The Company paid a total of $2,500 in prepaid interest to the 15% 2006 E Noteholder on the date of closing, representing two months' worth of interest on the 15% 2006 E Note. As of January 31, 2007, there was $100,000 in principal of 15% 2006 E Notes outstanding.

      2006 Offering D

      On October 13, 2006 the Company sold $250,000 of equity units (the "2006 D Units") in a private placement. The 2006 D Units consist of a 13% convertible note (the "2006 D Notes") in the principal amount of $250,000 and 625,000 five year warrants to purchase our common stock at an exercise price of $.50. The principal balance of the 2006 D Note, along with accrued and unpaid interest, is payable on the earlier of (i) 30 days after the effective date of a registration statement filed by the Company that includes the warrant shares, or (ii) April 13, 2007. The holder of the 2006 D Note may elect to convert the principal balance of the 2006 D
      Note into shares of our common stock at a price equal to the lesser of (i) $0.50, or (ii) 70% of the average of the closing bid price for the Company's common stock for the 20 days preceding the conversion notice, as reported by the exchange on which the Company's common stock is then traded (the "Conversion Rate"). The Note bears interest at 13% per annum payable at maturity in arrears, at the option of the Company, in cash, common stock (at the Conversion Rate), or a combination of cash and common stock. The Company paid a total of $8,125 in prepaid interest to the 2006 D noteholder on the date of closing, representing 90 days' worth of interest on the 2006 D Note. The 2006 D noteholder also received $12,500 at the closing as additional consideration. The 2006 D Notes are secured by a security interest in all of the assets of the Company, which the investor agreed to subordinate in favor of financing from a bank or other traditional lending institution.

                                   PROSPECTUS


                        19,800,872 SHARES OF COMMON STOCK


                      PERFORMANCE HEALTH TECHNOLOGIES, INC.


                              _______________, 2007


We have not authorized any dealer, salesperson or other person to provide any information or make any representations about Performance Health Technologies, Inc. except the information or representations contained in this prospectus. You should not rely on any additional information or representations if made.

This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy any securities:

      o     except the common stock offered by this prospectus;

      o in any jurisdiction in which the offer or solicitation is not authorized;

      o in any jurisdiction where the dealer or other salesperson is not qualified to make the offer or solicitation;

      o to any person to whom it is unlawful to make the offer or solicitation; or

      o to any person who is not a United States resident or who is outside the jurisdiction of the United States.

The delivery of this prospectus or any accompanying sale does not imply that:

      o there have been no changes in the affairs of Performance Health Technologies, Inc. after the date of this prospectus; or

      o the information contained in this prospectus is correct after the date of this prospectus.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

As permitted by Section 145 of the Delaware General Corporation Law (the "DGCL"), Article v of the Company's By-laws provides for the indemnification of an "authorized representative" of the Company (a) against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person, by reason of the fact that such person was or is an authorized representative of the Company, in connection with a threatened, pending or completed third party proceeding, whether civil or criminal, administrative or investigative, if such individual acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Company, and, if the action was a criminal proceeding, if such person had no reasonable cause to believe that such person's conduct was unlawful; and (b) against expenses actually and reasonably incurred by such person in connection with the defense or settlement of a threatened, pending or completed corporate proceeding, by reason of the fact such person was or is an authorized representative of the Company, if such person acted under the standards set forth in section (a) above and if such person was not found liable to the Company (or if found liable, if a proper court found such person to be fairly and reasonably entitled to indemnification). the Company 's By-laws further provide for mandatory indemnification of authorized representatives of the Company who have been successful in defense of any third party or corporate proceeding or in defense of any claim, issue or matter therein, against expenses actually and reasonably incurred in connection with such defense. An "authorized representative" of the Company includes a director, employee or agent of the Company, or a person serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

In addition, Article Ninth of the Company 's Amended and Restated Certificate of Incorporation provides that, to the full extent that the DGCL permits the limitation or elimination of the liability of directors or officers of a corporation, directors of the Company shall not be personally liable to the Company or its stockholders for monetary damages. As a result of this provision, the Company and its stockholders may be unable to obtain monetary damages from a director for breach of the duty of care by such director. Although stockholders may continue to seek injunctive or other equitable relief for an alleged breach of fiduciary duty by a director, stockholders may not have any effective remedy against the challenged conduct if equitable remedies are unavailable.

The Company carries directors' and officers' liability insurance covering losses up to $3,000,000 (subject to certain deductible amounts).

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION(1)


Registration Fee - Securities and Exchange Commission ............ $    2,212.21
Printing of Registration Statement, Prospectus, etc. (2) ......... $   40,000.00
Accounting Fees and Expenses (2) ................................. $  100,000.00
Legal Fees and Expenses (2) ...................................... $  150,000.00
Miscellaneous (2) ................................................ $    7,787.79
                                                                   -------------
     TOTAL ....................................................... $  300,000.00


----------
(1)   No portion of these expenses will be borne by selling stockholders.
(2)   Estimated.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

Since February 1, 2004, we have sold or issued the following securities not registered under the Securities Act by reason of the exemption afforded under
Section 4(2) of the Securities Act of 1933 in transactions that did not involve any public offering. As noted below, the offer and sale of certain of the following securities was exempt from the registration requirements of the Securities Act under Rule 506 insofar as (1) each of the investors was accredited within the meaning of Rule 501(a); (2) the transfer of the securities were restricted by the Company in accordance with Rule 502(d); (3) there was no more than 35 non-accredited investors in any transaction within the meaning of Rule 506(b), after taking into consideration all prior investors under Section 4(2) of the Securities Act within the twelve months preceding the transaction; and (4) none of the offers and sales were effected through any general solicitation or general advertising within the meaning of Rule 502(c). As noted below, the offer and sale of certain of the following securities was exempt from registration pursuant to Regulation S of the Securities Act of 1933 insofar as the offer and sale of the securities was in an "offshore transaction" where the buyer was offshore at the time of the offer and sale, no directed selling efforts were made in the United States and the purchaser certified as to its non-U.S. status and agreed not to resell to a U.S. person except in accordance with U.S. law. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates, employees or consultants of the Company or directors of the Company or Advisory Board Members and transfer was restricted by the Company in accordance with the requirements of the Securities Act of 1933. Except as expressly set forth above, the individuals and entities to whom we issued securities as indicated in this section of the registration statement are unaffiliated with the Company.

On February 25, 2004, we issued an aggregate of $366,000 in principal in 2003 Convertible Notes and 91,500 shares of our common stock to eight accredited investors in a private placement. This issuance was exempt from registration requirements pursuant to Regulation D.

On March 31, 2004, we issued an aggregate of $204,000 in principal in 2003 Convertible Notes and 51,000 shares of our common stock to six accredited investors in a private placement. This issuance was exempt from registration requirements pursuant to Regulation D.

On April 27, 2004, we issued an aggregate of $160,000 in principal in 2003 Convertible Notes and 40,000 shares of our common stock to eight accredited investors in a private placement. This issuance was exempt from registration requirements pursuant to Regulation D.

On May 21, 2004, we issued an aggregate of $291,000 in principal in 2003 Convertible Notes and 72,750 shares of our common stock to nine accredited investors in a private placement. This issuance was exempt from registration requirements pursuant to Regulation D.

On May 27, 2004, we issued an aggregate of $439,000 in principal in 2003 Convertible Notes and 109,750 shares of our common stock to eleven accredited investors in a private placement. This issuance was exempt from registration requirements pursuant to Regulation D.

On June 4, 2004, we issued an aggregate of $235,000 in principal in 2003 Convertible Notes and 58,750 shares of our common stock to seven accredited investors in a private placement. This issuance was exempt from registration requirements pursuant to Regulation D.

On June 24, 2004, we issued an aggregate of $451,000 in principal in 2003 Convertible Notes and 112,750 shares of our common stock to sixteen accredited investors in a private placement. This issuance was exempt from registration requirements pursuant to Regulation D.

On July 15, 2004, we issued ten year options to purchase 26,668 shares at an exercise price of $1.00 to two employees pursuant to the Company's Incentive Stock Plan. This issuance was exempt from registration requirements pursuant to
Section 4(2) of the Securities Act of 1933.

On July 15, 2004, we issued ten year options to purchase 56,000 shares at an exercise price of $1.33 to four advisory board members pursuant to the Company's Incentive Stock Plan. This issuance was exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933.

On July 16, 2004, we issued an aggregate of $150,000 in principal in 2003 Convertible Notes and 37,500 shares of our common stock to five accredited investors in a private placement. This issuance was exempt from registration requirements pursuant to Regulation D.

On July 29, 2004, we issued an aggregate of $358,000 in principal in 2003 Convertible Notes and 89,500 shares of our common stock to sixteen accredited investors in a private placement. This issuance was exempt from registration requirements pursuant to Regulation D.

The 2003 Convertible Notes and shares described above and issued from February 25, 2004 to July 29, 2004 were issued in a private placement of equity units (the "2003-2004 Units"). Each 2003 - 2004 Unit, with a purchase price of $1,000 per unit consists of an 8.5% convertible note in the principal amount of $1,000 (the "2003 Convertible Notes") and 250 shares of our common stock. The principal balance of each 2003 Convertible Note, along with accrued and unpaid interest, is payable on the earlier of the fifth anniversary of the issuance of the 2003 Convertible Note or the occurrence of a fundamental change as defined in the 2003 Convertible Note. The holder of each 2003 Convertible Note may elect to convert the principal balance of the 2003 Convertible Note into shares of our common stock at any time. The 2003 Convertible Notes were convertible at a price equal to $2.00, subject to anti-dilution adjustment. Each 2003 Convertible Note bears interest at 8.5% per annum payable at maturity in arrears, at our option, in cash, or common stock (at the conversion price, subject to adjustment), or a combination of cash and common stock.

On December 31, 2004, we issued 1,440 shares to a consultant for compensation for consulting services rendered to the Company in 2004. This issuance was exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933.

On December 31, 2004, we issued 20,000 shares to a consultant for compensation for consulting services rendered to the Company in 2004. This issuance was exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933.

On December 31, 2004, we issued 84,000 shares to a consultant for compensation for consulting services rendered to the Company in 2003 and 2004. This issuance was exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933.

On January 25, 2005, we issued ten year options to purchase 151,666 shares at an exercise price of $1.33 to three employees pursuant to the Company's Incentive Stock Plan. This issuance was exempt from registration requirements pursuant to
Section 4(2) of the Securities Act of 1933.

On January 25, 2005, we issued ten year options to purchase 493,333 shares at an exercise price of $1.33 to seven directors pursuant to the Company's Incentive Stock Plan. This issuance was exempt from registration requirements pursuant to
Section 4(2) of the Securities Act of 1933.

On March 11, 2005, we issued an aggregate of $163,000 in principal in Convertible 10% A Notes to four accredited investors in a private placement. This issuance was exempt from registration requirements pursuant to Regulation D.

On March 23, 2005, we issued an aggregate of $150,000 in principal in convertible 10% A Notes to three accredited investors in a private placement. This issuance was exempt from registration requirements pursuant to Regulation D.

On April 11, 2005, we issued an aggregate of $55,000 in principal in convertible 10% A Notes to two accredited investors in a private placement. This issuance was exempt from registration requirements pursuant to Regulation D.

On May 2, 2005, we issued an aggregate of $200,000 in principal in convertible 10% A Notes to three accredited investors in a private placement. This issuance was exempt from registration requirements pursuant to Regulation D.

On May 18, 2005, we issued an aggregate of $182,000 in principal in convertible 10% A Notes to six accredited investors in a private placement. This issuance was exempt from registration requirements pursuant to Regulation D.

The convertible notes described above and issued from March 11, 2005 to May 18, 2005 were issued in a private placement of Notes (the "10% A Notes"). The 10% A Notes are payable on the earlier of the first anniversary of the issuance of the 10% A Note or the occurrence of a fundamental change as defined in the 10% A Notes. The principal balance of the 10% A Notes is convertible into shares of our common stock on or after August 5, 2005, at a price equal to 80% of the price of common stock in the next equity offering conducted by us which closed by December 11, 2005 or, if no such offering occurred by December 11, 2005, at the rate of one share per $2.00 converted, subject to adjustment . Each 10% A Note has an interest rate of 10% per annum payable at maturity in arrears, at our option, in cash, or common stock (at the conversion price, subject to adjustment), or a combination of cash and common stock.

On May 19, 2005, we issued ten year options to purchase 8,000 shares at an exercise price of $1.33 to one consultant pursuant to the Company's Incentive Stock Plan for marketing services. The options vested May 19, 2005. This issuance was exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933.

On August 5, 2005, we issued $200,000 in principal in convertible 10% B Notes to one accredited investor in a private placement. This issuance was exempt from registration requirements pursuant to Regulation D.

On September 15, 2005, we issued an aggregate of $100,000 in principal in convertible 10% B Notes to two accredited investors in a private placement. This issuance was exempt from registration requirements pursuant to Regulation D.

On September 29, 2005, we issued an aggregate of $175,000 in principal in convertible 10% B Notes to four accredited investors in a private placement. This issuance was exempt from registration requirements pursuant to Regulation D.

On November 15, 2005, we issued an aggregate of $100,000 in principal in convertible 10% B Notes to five accredited investors in a private placement. This issuance was exempt from registration requirements pursuant to Regulation D.

On December 7, 2005, we issued an aggregate of $153,000 in principal in convertible 10% B Notes to six accredited investors in a private placement. This issuance was exempt from registration requirements pursuant to Regulation D.

On, December 21, 2005, we issued an aggregate of $74,000 in principal in convertible 10% B Notes to three accredited investors in a private placement. This issuance was exempt from registration requirements pursuant to Regulation D.

On December 30, 2005, we issued an aggregate of $50,000 in principal in convertible 10% B Notes to three accredited investors in a private placement. This issuance was exempt from registration requirements pursuant to Regulation D.

On December 31, 2005, we issued ten year options to purchase 400,000 shares at an exercise price of $ 0.25 to six directors pursuant to the Company's Incentive Stock Plan. This issuance was exempt from registration requirements pursuant to
Section 4(2) of the Securities Act of 1933.

On December 31, 2005, we issued 66,008 shares to Dr. Michael Mellman for accrued and unpaid salary. Michael Mellman, M.D., was the Chairman of the Board of the Company from 1998 to February 21, 2006. The Company paid Michael Mellman, M.D. a salary of $118,000 annual until August 15, 2005. Beginning in January 2005, $78,000 of the annual salary was deferred at a rate of $6,500 per month. Prior to January 2005, $18,000 was deferred at the rate of $1,500 per month. The deferred salary will be paid at such time and in such manner as is mutually agreed upon by the Compensation Committee of the Board of Directors and Dr. Mellman. Until paid, the deferred compensation accrues interest at the rate of 8.5% per annum.

This issuance was exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933.

On December 31, 2005, we issued 42,000 shares to a consultant for consulting services provided to the Company in 2005. This issuance was exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933.

On December 31, 2005, we issued 7,500 shares to a consultant for consulting services provided to the Company in 2005. This issuance was exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933.

On December 31, 2005, we issued 12,500 shares to Robert Prunetti for consulting services provided to the Company in 2005. Mr. Prunetti was engaged as a consultant to the Company from September 15, 2005 through March 15, 2006. Pursuant to the consulting arrangement from September 15, 2002 through December 31, 2005 on a monthly basis Mr. Prunetti was paid $4,500 and 12,500 shares of common stock. From January 1, 2006 to March 1, 2006, on a monthly basis Mr. Prunetti was paid $4,500. This issuance was exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933.

On December 31, 2005, we issued 12,500 shares to Roger Harrison for consulting services provided to the Company in 2005. Dr. Harrison was engaged as a consultant to the Company from August 1, 2005 through December 31, 2005, pursuant to which, on a monthly basis Dr. Harrison was paid $3,000 and 2,500 shares of common stock. This issuance was exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933.

On January 11, 2006, we issued an aggregate of $105,000 in convertible 10% B Notes to three accredited investors in a private placement. This issuance was exempt from registration requirements pursuant to Regulation D.

The convertible notes described above and issued from August 5, 2005 to January 11, 2006 were issued in a private placement of equity units (the "2005 B Units"). Each 2005 B Unit, with a purchase price of $1,000 per unit consists of a 10% convertible note in the principal amount of $1,000 (the "10% B Notes") and 2,000 warrants to purchase our common stock. The principal balance of each 10% B Note, along with accrued and unpaid interest, is payable on the earlier of the first anniversary of the issuance of the 10% B Note or the occurrence of a fundamental change as defined in the 10% B Notes. The principal balance of the 10% B Notes is convertible into shares of our common stock on or after January 26, 2006, at a price equal to 80% of the price of common stock in the next equity offering conducted by us which closed by May 5, 2006 or, if no such offering occurred prior to May 5, 2006, at the rate of one share per $2.00 converted, subject to adjustment. Each 10% B Note has an interest rate of 10% per annum payable at maturity in arrears, at our option, in cash, or common stock (at the conversion price, subject to adjustment), or a combination of cash and common stock. Each 2005 B Unit includes a warrant to purchase two shares of common stock for every $1 invested. The warrants included in the 2005 B Units are exercisable commencing upon the first anniversary of the date of the issuance of the 10% B Note, and for a period of six years thereafter. The warrants have an exercise price equal to the lesser of $2.20 per share or 110% of the conversion rate of the 10% B Note subject to adjustment for anti-dilution purposes.

Phoenix Ventures, LLC, an entity controlled by Robert Prunetti, the Company's President and Chief Executive Officer, provides business management services to the Company including daily administrative operations, strategic planning assistance, finance and accounting assistance and general management services. For such services, the Company paid Phoenix Ventures a cash monthly fee and the following options to purchase shares of Company common stock: 2,500 ten year fully vested options exercisable at $0.25 per share were issued monthly from January 1, 2006 through October 1, 2006. On November 1, 2006, the Company entered into a new twelve month agreement with Phoenix Ventures pursuant to which the Company pays a monthly fee of $6,000. In addition, on November 1, 2006 Phoenix Ventures was granted 30,000 ten year options exercisable at $0.25 per share which vest 2,500 options per month commencing November 1, 2006. This issuance was exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933.

On January 23, 2006, we entered into a standby equity distribution agreement with Cornell Capital pursuant to which we may, at our discretion, periodically sell to Cornell Capital shares of our common stock for a total purchase price of up to $10 million. In connection with the standby equity distribution agreement, Cornell Capital received a commitment fee of 2,000,000 shares of our common stock. This issuance was exempt from registration requirements pursuant to
Section 4(2) of the Securities Act of 1933.

On January 23, 2006, we issued 40,000 shares of our common stock to Newbridge Securities Corporation, a registered broker-dealer, who advised us in connection with the standby equity distribution agreement. This issuance was exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933.

North Coast Securities Corporation, an unaffiliated registered broker-dealer, served as placement agent for us in our private placements of our securities. As partial consideration for services rendered as placement agent in these placements, we paid North Coast a fee of warrants consisting of the following. This issuance was exempt from registration requirements pursuant to Regulation
D. As described below, North Coast transferred a portion of the warrants to brokers of North Coast or entities controlled by such brokers.

      o Warrants to purchase up to 336,000 shares of common stock were issued to North Coast in connection with a private placement which closed from December 2003 to July 2004. Of such warrants, 36,000 are currently held by North Coast and 300,000 are held by transferees. These warrants may be exercised at $0.25 per share and expire on December 31, 2010.

      o Warrants to purchase up to 87,500 shares of common stock were issued to North Coast in connection with a private placement which closed from March 2005 to May 2005. Of such warrants, 12,500 are currently held by North Coast and 75,000 are held by transferees. These warrants may be exercised at $0.25 per share and expire on December 31, 2010.

      o Warrants to purchase up to 47,850 shares of common stock were issued to North Coast in connection with a private placement which closed from August 2005 to January 2006. Of such warrants, 22,850 are currently held by North Coast and 25,000 are held by transferees. These warrants may be exercised at $0.25 per share and expire on January 11, 2013.

On March 10, 2006, we sold $50,000 of convertible notes (the "15% March 2006 Notes") in a private placement to one accredited investor. The principal balance of the 15% March 2006 Note, along with accrued and unpaid interest at 15% per annum, is payable on the earlier of September 10, 2006 and the closing of a debt or equity financing having net proceeds of at least $250,000. This issuance was exempt from registration requirements pursuant to Regulation D.

On April 4, 2006, we sold $50,000 of equity units (the "April 2006 Units") to one accredited investor in a private placement. Each April 2006 Unit, with a purchase price of $1,000 per unit consists of a 15% convertible note in the principal amount of $1,000 (the "15% April 2006 Notes") and 3,000 warrants to purchase our common stock. The 15% April 2006 Notes had a six month maturity date. The holder of the 15% April 2006 Note may elect to convert the principal balance of the 15% April 2006 Note into shares of our common stock at a price equal to $0.30 per share. The 15% April 2006 Note bears interest at 15% per annum payable at maturity in arrears, at our option, in cash, or common stock (at the conversion rate, subject to adjustment), or a combination of cash and common stock. The investor received a warrant to purchase a total of 150,000 shares of common stock having an exercise price of $0.30 per share. The warrants are exercisable for a period of five years from the date of issuance. This issuance was exempt from registration requirements pursuant to Regulation D.

On May 15, 2006, we sold $250,000 of equity units (the "2006 A Units") to three accredited investors in a private placement. Each 2006 A Unit, with a purchase price of $1,000 per unit consists of a 10% convertible note in the principal amount of $1,000 (the "10% 2006 A Notes") and 6,000 warrants to purchase our common stock. The 10% 2006 A Notes had a six month maturity date. The holder of each 2006 A Note may elect to convert the principal balance of the 2006 A Note into shares of our common stock at a price equal to the lower of (i) $0.30 or
(ii) 70% of the average closing price of our common stock on the exchange on which the Company's stock is trading for the 20 trading days immediately preceding the day upon which we receive a conversion notice from the noteholder (the "Conversion Rate"). Each 2006 A Note bears interest at 10% per annum payable at maturity in arrears, at our option, in cash, or common stock (at the Conversion Rate, subject to adjustment), or a combination of cash and common stock. As of January 31, 2007, there were $250,000 in principal of 2006 A Notes outstanding. Each investor participating in the offering received a warrant to purchase 6,000 shares of common stock for every $1,000 invested having an exercise price of $0.50 per share. The warrants are exercisable for a period of five years from the date of issuance. This issuance was exempt from registration requirements pursuant to Regulation D.

On May 24, 2006, we sold $250,000 of equity units (the "2006 B Units") to five accredited investors in a private placement. Each 2006 B Unit, with a purchase price of $1,000 per unit consists of a 10% convertible note in the principal amount of $1,000 (the "10% 2006 B Notes") and 6,000 warrants to purchase our common stock. The 2006 B Note had a six month maturity date. The holder of each 2006 B Note may elect to convert the principal balance of the 2006 B Note into shares of our common stock at a price equal to the lesser of (i) $0.50 or (ii) 70% of the average of the closing bid price for the Company's common stock for the 20 days preceding the Conversion Notice, as reported by the exchange on which the Company's common stock is then traded (the "Conversion Rate"). Each 2006 B Note bears interest at 10% per annum payable at maturity in arrears, at our option, in cash, or common stock (at the Conversion Rate, subject to adjustment), or a combination of cash and common stock. Each investor participating in the offering received a warrant to purchase 6,000 shares of common stock for every $1,000 invested. The exercise price of 3,000 of the warrants is $0.50 per share and the exercise price for 3000 warrants is $1.00 per share. The warrants are exercisable for a period of five years from the date of issuance. This issuance was exempt from registration requirements pursuant to Regulation D.

On June 30, 2006, we sold $250,000 of equity units (the "2006 C Units") to six accredited investors in a private placement. Each 2006 C Unit, with a purchase price of $1,000 per unit consists of a 10% convertible note in the principal amount of $1,000 (the "10% 2006 C Notes") and 6,000 warrants to purchase our common stock. The 10% 2006 C Note had a six month maturity date. The holder of each 10% 2006 C Note may elect to convert the principal balance of the Convertible Note into shares of our common stock at a price equal to the lesser of (i) $0.60 or (ii) 70% of the average of the closing bid price for the Company's common stock for the 20 days preceding the Conversion Notice, as reported by the exchange on which the Company's common stock is then traded (the "Conversion Rate"). Each 10% 2006 C Note bears interest at 10% per annum payable at maturity in arrears, at our option, in cash, or common stock (at the Conversion Rate, subject to adjustment), or a combination of cash and common stock. Each investor participating in the offering received a warrant to purchase 6,000 shares of common stock for every $1,000 invested. The exercise price of 3,000 of the warrants is $0.60 per share and the exercise price for 3,000 warrants is $1.20 per share. The warrants are exercisable for a period of five years from the date of issuance. This issuance was exempt from registration requirements pursuant to Regulation D.

Warrants to purchase up to 4,000,000 shares of common stock were issued to North Coast under a financial advisory agreement dated July 1, 2006. Of such warrants, none are held by North Coast and 4,000,000 are held by transferees. These warrants may be exercised at $0.25 per share and expire on July 1, 2011.

On September 20, 2006, we issued 300,000 ten year options to two directors at an exercise price of $0.25 pursuant to the Company's Incentive Stock Plan. This issuance was exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933.

On October 1, 2006, we issued 600,000 ten year options to Robert Prunetti, the President and Chief Executive Officer of the Company at an exercise price of $0.25 pursuant to the Company's Incentive Stock Plan. This issuance was exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933.

On October 13, 2006, we sold $250,000 of equity units (the "2006 D Units") to one accredited investor in a private placement. Each 2006 D Unit, with a purchase price of $1,000 per unit, consists of a 13% convertible note in the principal amount of $1,000 (the "13% 2006 D Notes") and 2,500 warrants to purchase our common stock. The maturity date of the 13% 2006 D Notes is the earlier of (i) 30 days after the effective date of a registration statement filed by the Company that includes the shares underlying the 2006 D Units or
(ii) April 13, 2007, at which time the principal and accrued interest is due. The holder of the 13% 2006 D Note may elect to convert the principal balance of the 13% 2006 D Note into shares of our common stock at a price equal to the lesser of (i) $0.50 or (ii) 70% of the average of the closing bid price for the Company's common stock for the 20 days preceding the conversion notice, as reported by the exchange on which the Company's common stock is then traded . The Note bears interest at 13% per annum payable at maturity in arrears, at our option, in cash, or common stock (at the conversion rate), or a combination of cash and common stock. The Company paid a total of $8,125 in prepaid interest to the 13% 2006 D Noteholder on the date of closing, representing 90 days' worth of interest on the 13% 2006 D Note. The 13% 2006 D Noteholder also received $12,500 at the closing as additional consideration. The 13% 2006 D Notes are secured by a security interest in all of the assets of the Company, which the investor agreed to subordinate in favor of financing from a bank or other traditional lending institution. The investor also received a warrant to purchase 625,000 shares of common stock having an exercise price of $0.50 per share. The warrants are exercisable for a period of five years from the date of issuance.

On November 9, 2006, we issued 225,000 ten year options to five employees and consultants at an exercise price of $0.25 pursuant to the Company's Incentive Stock Plan. This issuance was exempt from registration requirements pursuant to
Section 4(2) of the Securities Act of 1933.

On November 9, 2006, we issued 2,500,000 ten year options to Robert Prunetti; the President and Chief Executive Officer of the Company and 1,000,000 ten year options to Roger Harrison, the Chairman of the Board of the Company. The options have an exercise price of $0.25 per share and were issued pursuant to the Company's Incentive Stock Plan. This issuance was exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933.

On November 9, 2006 we issued 400,000 ten year options to four advisory board members at an exercise price of $0.25 pursuant to the Company's Incentive Stock Plan. This issuance was exempt from registration requirements pursuant to
Section 4(2) of the Securities Act of 1933.

On November 9, 2006, we entered into a two year Consulting Agreement with Montgomery Strategic Partners, LLC pursuant to which Montgomery Strategic will provide us with advice regarding financial and regulatory matters and potential strategic relationships and alliances in the healthcare and rehabilitation industry. As compensation under the agreement, we granted to Montgomery Strategic 10 year non-qualified stock options to purchase 290,000 shares of Company common stock with an exercise price of $0.25. The options vest one-half December 31, 2006, and one-half December 31, 2007 provided Montgomery is providing consulting services on such vesting date. This issuance was exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933.

On December 21, 2006, we issued 300,000 ten year options to two directors at an exercise price of $0.30 pursuant to the Company's Incentive Stock Plan. This issuance was exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933.

On December 21, 2006, we issued 150,000 ten year options at an exercise price of $0.30 to Gallagher, Briody & Butler, the Company's law firm, pursuant to the Company's Incentive Stock Plan. This issuance was exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933.

On December 27, 2006 we issued an aggregate of $149,000 in principal in convertible 10% 2006 G Notes to two accredited investors in a private placement in an offshore transaction exempt from registration requirements pursuant to Regulation S of the Securities Act of 1933.

On January 11, 2007, we issued an aggregate of $51,000 in principal in convertible 10% 2006 G Notes to two accredited investors in a private placement in an offshore transaction exempt from registration requirements pursuant to Regulation S of the Securities Act of 1933.

On January 16, 2007, we issued an aggregate of $50,000 in principal in convertible 10% 2006 G Notes to one accredited investor in a private placement in an offshore transaction exempt from registration requirements pursuant to Regulation S of the Securities Act of 1933.

The convertible notes described above and issued from December 27, 2006 to January 16, 2007 were issued in a Private Placement of equity units (the "2006 G Units"). Each 2006 G Unit, with a purchase price of $1,000 per unit, consists of a 10% convertible note in the principal amount of $1,000 (the "10% 2006 G Notes"), 2,000 five year warrants to purchase our common stock at an exercise price of $0.75 and 2,000 five year warrants to purchase our common stock at an exercise price of $1.50. The principal balance of each 10% 2006 G Note, along with accrued and unpaid interest, is payable 120 days after issuance. The holders of each 10% 2006 G Note may elect to convert the principal balance of the 10% 2006 G Notes into shares of our common stock at a price equal to the lesser of (i) $0.75 or (ii) 70% of the average of the closing bid price for our common stock for the 20 days preceding the conversion notice, as reported by the exchange on which our common stock is then traded, but in any event not less than $0.30. Each 10% 2006 G Note bears interest at 10% per annum payable at maturity in arrears, at our option, in cash, or common stock (at the conversion rate), or a combination of cash and common stock. Each investor participating in the offering received a warrant to purchase 4,000 shares of common stock for every $1,000 invested. The exercise price of 2,000 of the warrants is $0.75 per share and the exercise price for 2,000 warrants is $1.50 per share. The warrants are exercisable for a period of five years from the date of issuance.

ITEM 27. EXHIBITS

EXHIBIT
NO.      DESCRIPTION OF DOCUMENT

3.1       Amended and Restated Certificate of Incorporation, as of October 26,
          2005 (1)

3.2       By-Laws (1)

5.0       Legal Opinion of Gallagher, Briody & Butler [to be filed by amendment]

10.1 Form of Amended and Restated Common Stock Purchase Warrant issued to investors in 2001 A private placement (1)

10.2 Form of Amended and Restated Common Stock Purchase Warrant issued to First Allied Securities, Inc. in 2001 A private placement in 2001 (1)

10.3 Form of Amended and Restated Common Stock Purchase Warrant issued to First Allied Securities, Inc. under 2001 consulting agreement (1)

10.4 Form of Amended and Restated Common Stock Purchase Warrant issued to bridge loan converters in 2001 private placement (1)

10.5 Form of Amended and Restated Common Stock Purchase Warrant issued to First Allied Securities in 2001 A private placement (1)

10.6 Form of Amended and Restated Common Stock Purchase Warrant issued to investors in 2001 B private placement (1)

10.7 Form of Amended and Restated Common Stock Purchase Warrant issued to First Allied Securities, Inc. in 2001 B private placement (1)

10.8 Form of Amended and Restated Common Stock Purchase Warrant issued to North Coast Securities Corporation in 2003 private placement (1)

10.9 Form of Amended and Restated Common Stock Purchase Warrant issued to North Coast Securities Corporation in 2005 A private placement (1)

10.10 Form of Amended and Restated Common Stock Purchase Warrant issued to North Coast Securities Corporation in 2005 B private placement (1)

10.11 Form of Amended and Restated Common Stock Purchase Warrant issued to investors in 2005 B private placement (1)

10.12 Form of $0.30 Common Stock Purchase Warrant issued to investor on April 4, 2006 (1)

10.13 Form of $0.50 Common Stock Purchase Warrant issued to investors in 2006 A private placement (1)

10.14 Form of $0.50 Common Stock Purchase Warrant issued to investors in 2006 B private placement (1)

10.15 Form of $1.00 Common Stock Purchase Warrant issued to investors in 2006 B private placement (1)

10.16 Form of $0.60 Common Stock Purchase Warrant issued to investors in 2006 C private placement (1)

10.17 Form of $1.20 Common Stock Purchase Warrant issued to investors in 2006 C private placement (1)

10.18 Form of Common Stock Purchase Warrant issued to North Coast Securities Corporation dated July 1, 2006 (1)

10.19 Form of $0.50 Common Stock Purchase Warrant issued to investor in 2006 D private placement (1)

10.20 Form of Amended and Restated 8.5% Convertible Note issued in 2003 private placement (1)

10.21 Form of Amended and Restated 10% Convertible Note issued in 2005 A and B private placement (1)

10.22     Form of 15% Convertible Note dated April 4, 2006 (1)

10.23     Form of 10% Convertible Note dated May 15, 2006 (1)

10.24     Form of 10% Convertible Note dated May 24, 2006 (1)

10.25     Form of 10% Convertible Note dated June 30, 2006 (1)

10.26     Form of 13% Convertible Note dated October 13, 2006 (1)

10.27     Amended and Restated 1999 Stock Incentive Plan +

10.28 Form of Stock Option Agreement relating to the Company's 1999 Stock Incentive Plan (1)

10.29 Standby Equity Distribution Agreement dated as of January 23, 2006 between Performance Health Technologies, Inc. and Cornell Capital Partners, L.P. (1)

10.30 Registration Rights Agreement dated January 23, 2006 by and between Performance Health Technologies, Inc. and Cornell Capital Partners, LP in connection with the Standby Equity Distribution Agreement (1)

10.31 Placement Agent Agreement dated as of January 23, 2006 by and among Performance Health Technologies, Inc., and Newbridge Securities Corporation in connection with the Standby Equity Distribution Agreement (1)

10.32 Form of Consulting Agreement between Performance Health Technologies, Inc. and Marc R. Silverman dated as of March 1, 2006 +

10.33 Employment Agreement between Performance Health Technologies, Inc. and Robert D. Prunetti dated as of August 7, 2006 (1)

10.34 Assignment and Assumption of Lease by and between Tecker Consultants, LLC, Performance Health Technologies, Inc. and BOI, L.L.C. dated August 1, 2006 +

10.35 Lease dated as of October 31, 1994 between The Flynn Company, as Rent Receiver for River View Executive Park, Inc., and Tecker Consultants LLC +

10.36 First Amendment to Lease dated November 24, 1999 between BOI I, LLC and Tecker Consultants LLC +

10.37 Second Amendment to Lease dated January 13, 2003 between BOI I, LLC and Tecker Consultants LLC +

10.38 Services Agreement between Performance Health Technologies, Inc. and Phoenix Ventures, LLC dated November 1, 2006 (1)

10.39     Form of Business Advisory Services Agreement with Advisory Board
          Members (1)

10.40 Consulting Agreement dated November 9, 2006 between Performance Health Technologies, Inc. and Montgomery Strategic Partners, LLC (1)

10.41 Employment Agreement between Performance Health Technologies, Inc. and Marc Silverman dated January 1, 2005 +

10.42 Agreement dated June 26, 2006 between Performance Health Technologies, Inc. and Bartolomei Pucciarelli +

10.43 Placement Agent Agreement dated May 10, 2006 between Performance Health Technologies, Inc. and North Coast Securities Corporation +

10.44 Financial Advisory and Investment Banking Agreement dated July 1, 2006 between Performance Health Technologies, Inc. and North Coast Securities Corporation +

10.45 Form of Lock-Up Agreement between Performance Health Technologies, Inc. and each of Robert D. Prunetti, Roger Harrison, Marc Silverman, Michael Mellman, Scott Jacobson and Elliot Steinberg +

10.46     2006 Stock Incentive Plan +

10.47 Manufacturing Agreement dated November 30, 2006 between Performance Health Technologies, Inc and Byers Peak + *

10.48 Form of Common Stock Purchase Warrant issued to investors in 2006 G private placement +

10.49     Form of 15% Note dated December 7, 2006 +

10.50     Form of 15% Note dated December 14, 2006 +

10.51     Form of 10% Note issued December 27, 2006 - January 16, 2007 +

10.52 Form of Amendment to Notes dated April 4, 2006, May 15, 2006, May 24, 2006, June 30, 2006, October 13, 2006 +

10.53 Placement Agent Agreement dated December 7, 2006 between Performance Health Technologies, Inc. and North Coast Securities Corporation +

14.1      Code of Ethics (1)

21.1      Subsidiaries: None

23.1      Consent of Moore Stephens, P.C. +

23.2      Consent of Gallagher, Briody & Butler (included in Exhibit 5.0)

24        Powers of Attorney (included on the signature pages hereof (1))

99.1      Advisory Board Charter (1)


+     Filed herewith.


* Subject to order for confidential treatment as to certain portions thereof.

(1) Filed as an exhibit to the Form SB-2 Registration Statement filed with the Securities and Exchange Commission on November 14, 2006 (File No. 333-138668).


ITEM 28. UNDERTAKINGS

The undersigned registrant will:

      (a)(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

      (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

      (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

      (iii) Include any addition or changed material on the plan of distribution.

      (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

      (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

      (4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

      (i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

      (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

      (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

      (iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

      (5) That for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

      (i)   If the registrant is relying on Rule 430B:

            (A)   Each prospectus filed by the registrant pursuant to Rule 424
                  (b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

            (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

            (ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in Trenton, New Jersey, on February 12, 2007.


                                 PERFORMANCE HEALTH TECHNOLOGIES, INC.

                                 By:  /s/ Robert D. Prunetti
                                      ------------------------------------------
                                      Robert D. Prunetti
                                      President and Chief Executive Officer
                                      (Principal Executive Officer)


                                 By:  /s/ James E. Bartolomei
                                      ------------------------------------------
                                      James E. Bartolomei
                                      Chief Financial Officer
                                      (Principal Financial & Accounting Officer)

                                 By:  /s/ Robert D. Prunetti
                                      ------------------------------------------
                                      Robert D. Prunetti
                                      Director

                                 By:  /s/ Roger G. Harrison
                                      ------------------------------------------
                                      Roger G. Harrison
                                      Director

                                 By:  /s/ Timothy F. Parshall
                                      ------------------------------------------
                                      Timothy F. Parshall
                                      Director

                                 By:  /s/ Edward J. Sherman
                                      ------------------------------------------
                                      Edward J. Sherman
                                      Director

                                  EXHIBIT INDEX
EXHIBIT
NUMBER    DESCRIPTION OF DOCUMENT
-------   -----------------------
3.1       Amended and Restated Certificate of Incorporation, as of October 26,
          2005 (1)

3.2       By-Laws (1)

5.0       Legal Opinion of Gallagher, Briody & Butler [to be filed by amendment]

10.1 Form of Amended and Restated Common Stock Purchase Warrant issued to investors in 2001 A private placement (1)

10.2 Form of Amended and Restated Common Stock Purchase Warrant issued to First Allied Securities, Inc. in 2001 A private placement in 2001 (1)

10.3 Form of Amended and Restated Common Stock Purchase Warrant issued to First Allied Securities, Inc. under 2001 consulting agreement (1)

10.4 Form of Amended and Restated Common Stock Purchase Warrant issued to bridge loan converters in 2001 private placement (1)

10.5 Form of Amended and Restated Common Stock Purchase Warrant issued to First Allied Securities in 2001 A private placement (1)

10.6 Form of Amended and Restated Common Stock Purchase Warrant issued to investors in 2001 B private placement (1)

10.7 Form of Amended and Restated Common Stock Purchase Warrant issued to First Allied Securities, Inc. in 2001 B private placement (1)

10.8 Form of Amended and Restated Common Stock Purchase Warrant issued to North Coast Securities Corporation in 2003 private placement (1)

10.9 Form of Amended and Restated Common Stock Purchase Warrant issued to North Coast Securities Corporation in 2005 A private placement (1)

10.10 Form of Amended and Restated Common Stock Purchase Warrant issued to North Coast Securities Corporation in 2005 B private placement (1)

10.11 Form of Amended and Restated Common Stock Purchase Warrant issued to investors in 2005 B private placement (1)

10.12 Form of $0.30 Common Stock Purchase Warrant issued to investor on April 4, 2006 (1)

10.13 Form of $0.50 Common Stock Purchase Warrant issued to investors in 2006 A private placement (1)

10.14 Form of $0.50 Common Stock Purchase Warrant issued to investors in 2006 B private placement (1)

10.15 Form of $1.00 Common Stock Purchase Warrant issued to investors in 2006 B private placement (1)

10.16 Form of $0.60 Common Stock Purchase Warrant issued to investors in 2006 C private placement (1)

10.17 Form of $1.20 Common Stock Purchase Warrant issued to investors in 2006 C private placement (1)

10.18 Form of Common Stock Purchase Warrant issued to North Coast Securities Corporation dated July 1, 2006 (1)

10.19 Form of $0.50 Common Stock Purchase Warrant issued to investor in 2006 D private placement (1)

10.20 Form of Amended and Restated 8.5% Convertible Note issued in 2003 private placement (1)

10.21 Form of Amended and Restated 10% Convertible Note issued in 2005 A and B private placement (1)

10.22     Form of 15% Convertible Note dated April 4, 2006 (1)

10.23     Form of 10% Convertible Note dated May 15, 2006 (1)

10.24     Form of 10% Convertible Note dated May 24, 2006 (1)

10.25     Form of 10% Convertible Note dated June 30, 2006 (1)

10.26     Form of 13% Convertible Note dated October 13, 2006 (1)

10.27     Amended and Restated 1999 Stock Incentive Plan +

10.28 Form of Stock Option Agreement relating to the Company's 1999 Stock Incentive Plan (1)

10.29 Standby Equity Distribution Agreement dated as of January 23, 2006 between Performance Health Technologies, Inc. and Cornell Capital Partners, L.P. (1)

10.30 Registration Rights Agreement dated January 23, 2006 by and between Performance Health Technologies, Inc. and Cornell Capital Partners, LP in connection with the Standby Equity Distribution Agreement (1)

10.31 Placement Agent Agreement dated as of January 23, 2006 by and among Performance Health Technologies, Inc., and Newbridge Securities Corporation in connection with the Standby Equity Distribution Agreement (1)

10.32 Form of Consulting Agreement between Performance Health Technologies, Inc. and Marc R. Silverman dated as of March 1, 2006 +

10.33 Employment Agreement between Performance Health Technologies, Inc. and Robert D. Prunetti dated as of August 7, 2006 (1)

10.34 Assignment and Assumption of Lease by and between Tecker Consultants, LLC, Performance Health Technologies, Inc. and BOI, L.L.C. dated August 1, 2006 +

10.35 Lease dated as of October 31, 1994 between The Flynn Company, as Rent Receiver for River View Executive Park, Inc., and Tecker Consultants LLC +

10.36 First Amendment to Lease dated November 24, 1999 between BOI I, LLC and Tecker Consultants LLC +

10.37 Second Amendment to Lease dated January 13, 2003 between BOI I, LLC and Tecker Consultants LLC +

10.38 Services Agreement between Performance Health Technologies, Inc. and Phoenix Ventures, LLC dated November 1, 2006 (1)

10.39     Form of Business Advisory Services Agreement with Advisory Board
          Members (1)

10.40 Consulting Agreement dated November 9, 2006 between Performance Health Technologies, Inc. and Montgomery Strategic Partners, LLC (1)

10.41 Employment Agreement between Performance Health Technologies, Inc. and Marc Silverman dated January 1, 2005 +

10.42 Agreement dated June 26, 2006 between Performance Health Technologies, Inc. and Bartolomei Pucciarelli +

10.43 Placement Agent Agreement dated May 10, 2006 between Performance Health Technologies, Inc. and North Coast Securities Corporation +

10.44 Financial Advisory and Investment Banking Agreement dated July 1, 2006 between Performance Health Technologies, Inc. and North Coast Securities Corporation +

10.45 Form of Lock-Up Agreement between Performance Health Technologies, Inc. and each of Robert D. Prunetti, Roger Harrison, Marc Silverman, Michael Mellman, Scott Jacobson and Elliot Steinberg +

10.46     2006 Stock Incentive Plan +

10.47 Manufacturing Agreement dated November 30, 2006 between Performance Health Technologies, Inc and Byers Peak + *

10.48 Form of Common Stock Purchase Warrant issued to investors in 2006 G private placement +

10.49     Form of 15% Note dated December 7, 2006 +

10.50     Form of 15% Note dated December 14, 2006 +

10.51     Form of 10% Note issued December 27, 2006 - January 16, 2007 +

10.52 Form of Amendment to Notes dated April 4, 2006, May 15, 2006, May 24, 2006, June 30, 2006, October 13, 2006 +

10.53 Placement Agent Agreement dated December 7, 2006 between Performance Health Technologies, Inc. and North Coast Securities Corporation +

14.1      Code of Ethics (1)

21.1      Subsidiaries: None

23.1      Consent of Moore Stephens, P.C. +

23.2      Consent of Gallagher, Briody & Butler (included in Exhibit 5.0)

24        Powers of Attorney (included on the signature pages hereof (1))

99.1      Advisory Board Charter (1)

+     Filed herewith.

* Subject to order for confidential treatment as to certain portions thereof.

(1) Filed as an exhibit to the Form SB-2 Registration Statement filed with the Securities and Exchange Commission on November 14, 2006 (File No. 333-138668).